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IBM

2026 Notice of Annual Meeting
and Proxy Statement

Let's Create
Smarter Business

Armonk, New York
March 10, 2026
Dear fellow stockholders:

On behalf of the IBM Board of Directors, you are cordially invited to attend the Annual Meeting of Stockholders on Tuesday, April 28, 2026. Our 2026 Annual Meeting will be held virtually by webcast at www.virtualshareholdermeeting.com/IBM2026.
In 2025, IBM’s strategy fueled growth, drove innovation and delivered strong results for you, our stockholders. IBM’s technology and expertise are helping our clients and ecosystem partners to create smarter business with our AI and hybrid cloud platforms. IBM’s core values of innovation, trust and transparency continue to fuel our enduring focus on delivering both stockholder and client value, driving client success, and deploying responsible AI. During our Annual Meeting we will provide updates on how IBM delivered for stockholders and how we are aligning our hybrid cloud and AI strategy with the needs of our clients and ecosystem partners to excel in 2026.
At this year’s Annual Meeting, we will vote on the election of directors, the ratification of the appointment of PricewaterhouseCoopers LLP as IBM’s independent registered accounting firm, and a non-binding advisory vote approving the compensation of IBM’s named executive officers. This year, we will also vote on a new long-term performance plan for IBM employees, and, if properly presented, consider four stockholder proposals.
Whether or not you participate in our Annual Meeting, it is important that your shares are represented and voted. I encourage you to read our 2026 Proxy Statement, our 2025 Annual Report, and the other proxy materials, and then follow the voting instructions contained therein.
Stockholders have several opportunities to submit questions for the Annual Meeting. Before the Annual Meeting, questions can be submitted by logging into www.proxyvote.com using your 16-digit control number, or through the IBM portal at www.ibm.com/investor/services/annual-meeting-of-stockholders. Questions can also be submitted shortly before and during the Annual Meeting through the Annual Meeting website.
Thank you for your continued investment and support of IBM.
Very truly yours,
Arvind Krishna
Chairman of the Board

In 2025, IBM’s strategy fueled growth, drove innovation and delivered strong results for you, our stockholders. IBM’s technology and expertise are helping our clients and ecosystem partners to create smarter business with our AI and hybrid cloud platforms. IBM’s core values of innovation, trust and transparency continue to fuel our enduring focus on delivering both stockholder and client value, driving client success, and deploying responsible AI.”

Armonk, New York
March 10, 2026
A message from our Lead Director:

As Lead Independent Director of the IBM Board of Directors, I am pleased to share our report of IBM's continued growth and progress in 2025. Your Company is extremely well-positioned for continued success in 2026 and beyond. Below you will find an update on our work over the past year that highlights how the Board continues its efforts to ensure effective oversight of your Company.
•The IBM Board. We are continuously focused on ensuring that IBM has an optimal Board structure and composition, evaluating and making improvements as needed to refresh the Board and to bring new perspectives. Since the last Annual Meeting, we added Ramon Laguarta, Chairman and CEO of PepsiCo, Inc. to the Board. His deep expertise in innovative transformation and global business strategy, among other areas, will benefit you, our IBM stockholders. The IBM Board, composed of global thought and business leaders with experience in areas including innovation and emerging technologies, business transformation, human capital management, and cybersecurity, is well-positioned to guide your Company into the future.
•Oversight of strategy and risk. Your Board continues to believe that engaged oversight of the Company’s strategy to achieve speed, innovation, and technical excellence is essential to the Company’s performance and creation of long-term sustainable value to our stockholders. This includes active oversight of the Company's acquisition strategy and execution. In addition, the Board assesses and oversees both current and emerging enterprise and market risks, working to fully understand the challenges and opportunities facing the Company.
•Independent Board leadership. An essential component of the Board leadership structure is independent leadership. As your independent Lead Director, I am responsible for ensuring the Board exercises prudent judgment, independent from the management team of the Company. I perform many duties to ensure independent and effective oversight, including presiding over an executive session at each Board meeting without management present and leading the Board’s annual self-evaluation process.
•Robust stockholder engagement. We continue to prioritize engagement with you, IBM’s owners, because it is a core IBM value and essential to the Board’s decision-making process. We find these engagements valuable. The feedback we receive during our year-round engagement informs important practices and policies in areas ranging from AI to corporate governance and board composition to executive compensation. We are committed to ensuring that your voices are heard, and in turn, to responsive action.
•Commitment to responsible business. We know you value IBM’s long-standing pursuit of the highest standards of trust and transparency, responsible business, and the Company’s balanced viewpoint, and the Board actively oversees the Company's efforts in these areas. These are guiding values that differentiate IBM’s approach to its business, including AI, which we believe must be trustworthy, transparent, and explainable.
As your Company's Board, we have an ongoing commitment to good corporate governance that enhances sustainable stockholder value, particularly over the long term.
We appreciate your trust and investment in IBM and hope that you vote at our Annual Meeting on April 28, 2026.
Very truly yours,
Alex Gorsky
Lead Director

The IBM Board, composed of global thought and business leaders with experience in areas including innovation and emerging technologies, business transformation, human capital management, and cybersecurity, is well-positioned to guide your Company into the future.”

2026 Notice of Annual Meeting & Proxy Statement	1

2026 Notice of annual meeting and proxy statement

Date: Tuesday, April 28, 2026	Time: 1:00 p.m. Eastern Time	Virtual Meeting Site: www.virtualshareholdermeeting.com/IBM2026

Items of business:
The Annual Meeting of Stockholders of International Business Machines Corporation will be held on Tuesday, April 28, 2026 at 1:00 p.m. Eastern Time in a virtual format. The items of business are:

1	2	3	4	5	-	8

Election of directors proposed by IBM’s Board of Directors for a term of one year, as set forth in this Proxy Statement	Ratification of the appointment of PricewaterhouseCoopers LLP as IBM’s independent registered public accounting firm	Advisory vote on executive compensation	Approval of 2026 long-term performance plan	Four stockholder proposals, if properly presented at the meeting

These items are more fully described in the following pages, which are part of this Notice.
Stockholders of record can vote their shares by using the Internet or the telephone. Instructions for using these convenient services are set forth on the proxy card or the Notice of Internet Availability of Proxy Materials. If you received your materials by mail, you also may vote your shares by marking your votes on the enclosed proxy card, signing and dating it, and mailing it in the enclosed envelope. If you will need special assistance for the meeting because of a disability, please contact the Office of the Secretary, International Business Machines Corporation, 1 New Orchard Road, Armonk, NY 10504.

Your vote is important. Please vote by following the instructions on your proxy card or voting instruction form.

Vote by internet before the meeting – Go to www.proxyvote.com
Vote by phone
Dial 1-800-690-6903. Use any touch-tone telephone to transmit your voting instructions.
Vote by mail
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

During the meeting – Go to www.virtualshareholdermeeting.com/IBM2026
Jane P. Edwards
Vice President and Secretary
The proxy materials, including this Proxy Statement, the IBM 2025 Annual Report, which includes the consolidated financial statements, and the proxy card, or the Notice of Internet Availability of Proxy Materials, as applicable, are being distributed beginning on or about March 10, 2026 to all stockholders entitled to vote.
Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to be held on April 28, 2026:
the Proxy Statement and the Annual Report to Stockholders are available at www.ibm.com/investor/material/.
Websites throughout this Proxy Statement are provided for reference only. Websites referred to herein are not incorporated by reference into this Proxy Statement.

2	IBM

Voting roadmap

1
Election of 13 directors

	The Board recommends a vote FOR all nominees	See page 12

2
Ratification of PricewaterhouseCoopers LLP as our independent registered public accounting firm

	The Board recommends a vote FOR this proposal	See page 72

3
Advisory vote on executive compensation (Say on Pay)

	The Board recommends a vote FOR this proposal	See page 74

4
Approval of 2026 long-term performance plan

	The Board recommends a vote FOR this proposal	See page 75

5
Stockholder proposal requesting a change to IBM’s outside director stock ownership guidelines

	The Board recommends a vote AGAINST this proposal	See page 86

6
Stockholder proposal requesting a right to act by written consent

	The Board recommends a vote AGAINST this proposal	See page 88

7
Stockholder proposal requesting a report on AI bias

	The Board recommends a vote AGAINST this proposal	See page 90

8
Stockholder proposal requesting a report on discrimination in charitable support

	The Board recommends a vote AGAINST this proposal	See page 93

2026 Notice of Annual Meeting & Proxy Statement	3

Proxy summary

WHAT'S NEW?

We continue to enhance our governance, compensation, and responsible business practices and disclosures. Among many other items, in 2025, IBM has:
•Undertaken a strategic assessment of ideal skills needed for optimal performance of the Board, focusing on each director’s top skills
•Refreshed the Board candidate recruitment process
•Introduced a relative Total Shareholder Return (rTSR) modifier to our long-term incentive plan to align with IBM's strategy of sustainable growth
•Disclosed relevant information about programs, policies, and metrics related to IBM's responsible business initiatives

Governance highlights

Effective board leadership, independent oversight and strong corporate governance
•Independent Lead Director with robust and well-defined responsibilities
•Committee sessions with key strategic leaders from senior management
•Annual Board self-evaluations led by the independent Lead Director
•Executive session led by the independent Lead Director at each Board meeting
•Proactive Board and committee refreshment with focus on the optimal mix of skills, experience and backgrounds
•Annual review of the Board leadership structure
•Confidential voting
•Director overboarding policy

Stockholder rights and accountability
•Annual election of all directors
•Majority voting for directors in uncontested elections
•Stockholder special meeting right
•Proxy access
•No stockholder rights plan
•No supermajority voting provisions
•Robust year-round stockholder engagement process
•Signatory of Commonsense Principles 2.0
•Signatory to the Business Roundtable Statement on the Purpose of a Corporation
•Stockholder right to remove directors

Robust risk oversight
IBM’s Board maintains active oversight of enterprise risk, including cybersecurity, talent management, and responsible business initiatives, as part of its strategic governance responsibilities. The Board receives regular reports from senior management and subject matter risk professionals and integrates both internal and external perspectives into its risk assessment process to ensure IBM remains agile and prepared for emerging challenges. Topics include:
Cybersecurity: Regular briefings from security leaders and integration of cyber risk into enterprise risk management
Talent management: Oversight of IBM’s risks related to compensation, pipeline, and talent management programs

4	IBM

Proxy summary
IBM Board of directors
Director nominees
IBM’s Board is composed of a diverse, experienced group of global thought, business, and academic leaders.

Director	Age	Primary occupation	Director since	Committee memberships

Marianne C. Brown	67	Former Chief Operating Officer, Global Financial Solutions, Fidelity National Information Services, Inc.	2023

Thomas Buberl*	52	Chief Executive Officer, AXA S.A.	2020

David N. Farr	71	Retired Chairman and Chief Executive Officer, Emerson Electric Co.	2012

Alex Gorsky	65	Former Chairman and Chief Executive Officer, Johnson & Johnson	2014

Michelle J. Howard	65	Retired Admiral, United States Navy	2019

Arvind Krishna	63	Chairman, President and Chief Executive Officer, IBM	2020

Ramon Laguarta	62	Chairman and Chief Executive Officer, PepsiCo, Inc.	2026

Andrew N. Liveris	71	Retired Chairman and Chief Executive Officer, The Dow Chemical Company	2010

F. William McNabb III	68	Retired Chairman and Chief Executive Officer, The Vanguard Group, Inc.	2019

Michael Miebach	57	Chief Executive Officer, Mastercard Incorporated	2023

Martha E. Pollack	67	President Emerita, Cornell University	2019

Peter R. Voser	67	Retired Chief Executive Officer, Royal Dutch Shell plc	2015

Alfred W. Zollar	71	Former Executive Advisor, Siris Capital Group, LLC	2021

Number of meetings held in			2025	8	4	5	0

Chair	Directors and Corporate Governance	Executive Compensation and Management Resources
Audit	Executive
*    Frederick H. Waddell was the chair of the Executive Compensation and Management Resources Committee in 2025 and will remain chair until April 28, 2026. Thomas Buberl will become chair of the Executive Compensation and Management Resources Committee on April 28, 2026 and will also join the Executive Committee.

2026 Notice of Annual Meeting & Proxy Statement	5

Proxy summary
Optimal mix of skills and experience of director nominees
IBM’s thirteen director nominees are industry leaders with deep executive and oversight experience. Bringing a diversity of backgrounds and experiences, they collaboratively contribute significant competencies, skills, and experience in the areas most relevant to overseeing the Company’s business and strategy.
The top skills and experience of our Board include, but are not limited to:

13	6	9	13

Corporate Governance	Cybersecurity	Financial Expertise/Literacy	Global Business and Operations

6	9	11	13

Government, Public Policy and Regulatory Affairs	Human Capital Management	Innovation and Emerging Technologies	Organizational Leadership and Management

13	11

Risk Oversight/Risk Management	Strategy/Business Development

Independent and diverse board
We have a deliberate mix of age, tenure and perspectives on the Board, which reflects our commitment to ongoing and proactive Board refreshment.

7 Average tenure in years of our director nominees as of the date of the Annual Meeting

92% 12 of our 13 director nominees are independent	100% All of our director nominees have international experience	65 Average age of our director nominees as of the date of the Annual Meeting

6	IBM

Proxy summary
Ongoing stockholder engagement
IBM prides itself on proactively engaging with stockholders throughout the year to gather their insights and understand their perspectives. Our engagement is also an opportunity for IBM to share key updates about our business and strategy. Stockholder feedback is integral to the Board's decision-making process and informs the Company's policies, practices, and disclosures. Engagement participants have included senior members of management, our Investor Relations team, and IBM’s independent Lead Director.

Robust engagement and dialogue with stockholders informs and enhances IBM’s practices

Engaging with stockholders	Robust conversations	Enhancing practices

•In 2025, during the in-season, we reached out to approximately 75% of institutional investors leading up to the Annual Meeting. Following the 2025 Annual Meeting, during the off-season, we reached out to stockholders owning more than 76% of shares that voted at the Annual Meeting.
•In addition, throughout 2025, we consistently engaged in dialogue with our stockholders to discuss our strategy, market positioning, and financial performance, participating in a mix of curated IBM-hosted events, group meetings, one-on-one sessions, and sell-side hosted conferences.

•IBM customizes its engagements by aligning discussion topics with stockholders' areas of interest, ensuring that stockholders have an opportunity for an open dialogue with the Company.
•We leverage a broad range of our leadership team to highlight the breadth of our business and include appropriate subject matter experts like members of our executive compensation and responsible business strategy teams.
•This year, the topics stockholders expressed interest in learning more about included: responsible and ethical AI, with a strong focus on how AI impacts talent strategy, like reskilling initiatives; the impact of AI on energy use; quantum computing; human capital management; and policies and practices regarding board composition and refreshment.

•Stockholder feedback from our outreach and engagement efforts is shared with the Board of Directors and helps to inform the Board's decisions and the Company's policies, practices and disclosures.
•For example, in line with investor feedback highlighting the importance of relative performance measures in incentive plan design, we introduced a relative Total Shareholder Return (rTSR) modifier to our long-term incentive plan in 2025. This enhancement reinforces IBM's commitment to sustained strategic growth and underscores our high-value business model by directly linking executive incentives to long-term stockholder outcomes.

2026 Notice of Annual Meeting & Proxy Statement	7

Proxy summary
Business highlights
In 2025, IBM continued to take meaningful actions to strengthen its position as a leader in hybrid cloud and AI, delivering financial results that fueled business investments and stockholder returns through dividends.
2025 Performance highlights

Revenue $67.5B	Gross profit margin 58%	Cash from operations $13.2B

In 2025, IBM revenue grew 8% (6% at constant currency)
IBM shifted to higher growth areas, with over 75 percent of our business mix in Software and Consulting
Software revenue grew 11% (9% at constant currency), with Hybrid Cloud, Data, and Automation growing double digits, and establishing an early lead with a cumulative GenAI book of business over $2 billion inception-to-date
Consulting revenue grew 2% (flat at constant currency) with increased momentum in GenAI book of business, which is greater than $10.5 billion inception-to-date

58% gross profit margin reflects a +150 basis points expansion year-to-year driven by the strongest start to IBM Z cycle on record, portfolio optimization and productivity initiatives
Achieved over $4.5 billion in annual run-rate savings since 2023, exceeding expectations

Generated cash from operations of $13.2 billion and free cash flow of $14.7 billion
Continued to invest for future growth, including over $8 billion spent to acquire 10 companies across Software and Consulting to expand IBM's hybrid cloud & AI offerings and capabilities
Returned value to stockholders through more than $6 billion in dividends

Note: See Appendix A for information on Non-GAAP metrics and GenAI book of business.
Compensation highlights
Our compensation strategy supports IBM’s high value business model

What we do

Tie a significant portion of pay to Company performance
Mitigate risk taking by emphasizing long-term equity incentives, placing caps on potential payments, and maintaining robust clawback provisions
Require significant share ownership by the Chairman, President and CEO, Vice Chairman and Senior Vice Presidents
Utilize noncompetition and nonsolicitation agreements for senior executives
Remove impact of share repurchase on executive incentives

What we don’t do

No individual severance or change-in-control agreements for executive officers
No excise tax gross-ups for executive officers
No dividend equivalents on unearned RSUs/PSUs
No hedging/pledging of IBM stock
No stock option repricing, exchanges or stock options granted below market value
No guaranteed incentive payouts for executive officers
No accelerated vesting of equity awards for executive officers
No above-market returns on deferred compensation plans

8	IBM

IBM Board of directors
Overview
IBM’s Board of Directors is responsible for supervision of the overall affairs of IBM. Following the Annual Meeting in 2026, the Board will consist of 13 directors. In between annual meetings, the Board has the authority under the by-laws to increase or decrease the size of the Board and to fill vacancies.
Director selection process
The Directors and Corporate Governance Committee is responsible for leading the search for qualified individuals for election as directors to ensure the Board has the optimal mix of skills, expertise, experience, and backgrounds. The Committee recommends candidates to the full Board for election.

Identification of candidates
The Committee and Board identify candidates through a variety of means, including:
•recommendations from members of the Committee and the full Board
•information the Committee requests from the Secretary of IBM
•suggestions from IBM management
•a third-party search firm, from time to time

Evaluation of candidates
Candidate qualifications are reviewed by the Committee and subsequently by the Board in connection with the nomination of candidates for election at the Annual Meeting. Individuals are selected to join the Board based on their business or professional experience and the diversity of their backgrounds, skills, talents and perspectives – all in furtherance of the specific needs of IBM's business and what is in the best interests of you, IBM's stockholders. In January 2026, upon the recommendation of the Committee, the Board appointed Ramon Laguarta as a director, effective March 1, 2026. For more information on the skills and experience of Mr. Laguarta, please see "Election of directors for a term of one year."

Proxy voting at the annual meeting
You, our stockholders, annually vote upon each director's election to the Board. With the exception of Ramon Laguarta, who joined the Board in March 2026, all of our current directors were elected by a majority of our stockholders at the 2025 Annual Meeting.

The result of this selection process is a slate of 13 director nominees with the optimal mix of skills, expertise, experience, and backgrounds. Each of our directors has the following key attributes, which are necessary for the continued vitality of the Board and excellence in the execution of its duties:

Diversity diversity of backgrounds, skills, talents and perspectives	Sound judgment mature and practical judgment	Soft skills effective interpersonal and communication skills

Leadership experience as a leader of a business, firm or institution	Analytical the ability to comprehend and analyze complex matters, including technology and digital innovation	Integrity strong character and integrity

2026 Notice of Annual Meeting & Proxy Statement	9

IBM Board of directors
Building the right board for IBM
The IBM Board is composed of a diverse group of members, all leaders in their respective fields. All current directors have leadership experience at major domestic and international organizations with operations inside and outside the United States, at academic or research institutions, or in government. Directors also have deep corporate governance expertise, which enables them to guide your Company and achieve its strategic goals.
In addition to the key attributes of our directors, we have identified core director competencies. These core competencies are crucial to the success of the IBM Board of Directors. Our directors have the breadth of experiences, leadership and accountability to oversee the scale and complexity of IBM’s business.

Core director competencies

Organizational and leadership management
For over a century, IBM has continuously reinvented itself to help its clients move from one era to the next. The ability to comprehend and analyze complex matters, including technology, is key to the IBM Board’s oversight of the Company’s innovation and digital transformation. All IBM directors have led large organizations, crucial experience for understanding and overseeing the scale, scope, and complexity of IBM’s business.

Global business and operations
IBM conducts business around the globe. Our business success is derived from an understanding of diverse business environments and economic conditions and a broad perspective on global business opportunities. The Board’s diversity and international experience is crucial for IBM, which does business in more than 175 countries around the world.

Corporate governance
Strong governance practices
further our business objectives and protect the long-term interests of you, our stockholders. Every IBM director supports IBM’s goals of strong board and management accountability, responsiveness, transparency, and protection of stockholder interests.

Industry expertise
IBM uniquely combines innovative technology with deep industry expertise, underpinned by security, trust, and responsible stewardship. IBM’s directors have experience leading organizations in a variety of industries that enhance the Board’s knowledge. Their perspectives on contemporary business issues and experience running data-intensive organizations are an asset to the Company and to our stockholders.

Financial Services & Insurance	Healthcare	Energy	Pharmaceuticals	Chemicals	Transport & Logistics

Manufacturing	Private Equity	Research & Development	Government	Information Technology

10	IBM

IBM Board of directors
IBM Board of directors – experience and skills of director nominees
The skills matrix below identifies each director’s top five strategic skills. This matrix is not intended to be an exhaustive list of director skills, and each director possesses additional strategic skills not reflected through the checkmarks, as well as other skills not listed in the matrix. We believe this approach enables you, our stockholders, to understand better the key contributions each director brings as part of the Board’s comprehensive skill set, which supports the strategic oversight of IBM.

Core competencies

Organizational Leadership and Management
With experience as a leader of a business, firm, or institution, brings strong leadership qualities, encourages diverse and thoughtful dialogue and decision-making, and understands the practical implications of IBM’s scale, scope, and complexity.

Global Business and Operations
Brings global experience and perspective for IBM’s operations, and engages to support IBM’s international footprint.

Corporate Governance
Supports IBM’s goals of strong Board and management accountability, responsiveness, transparency, and protection of stockholder interests.

Strategic skills

Risk Oversight/Risk Management
Provides key insight into IBM’s regulatory environment, helping to identify, understand, and oversee the risks facing IBM.

Innovation and Emerging Technologies
Encourages IBM to engage in disruptive innovation, evaluate emerging technologies, and extend or create new business models.

Cybersecurity
Brings experience managing cybersecurity and information security risks and an understanding of the cybersecurity threat landscape, and provides valuable knowledge and guidance in oversight of IBM’s cyber governance process.

Government, Public Policy and Regulatory Affairs
Provides government, regulatory and policy experience, valuable to IBM’s engagement with governments around the world on regulatory and policy issues, and assists in identifying and understanding compliance issues and the effect of regulations on IBM.

Financial Expertise/Literacy
Brings an understanding of complex finance, investment, and financial reporting processes to analyze, assess and oversee IBM’s operating and strategic performance and its financial reporting and controls.

Human Capital Management
Brings expertise to help ensure that IBM attracts top talent, maintains robust development, retention and succession planning practices, and realizes its firm commitment to an inclusive and impactful workforce.

Strategy/ Business Development
Contributes a practical understanding of developing, implementing, and assessing business development strategies and key transactions and initiatives.

2026 Notice of Annual Meeting & Proxy Statement	11

1	Election of directors for a term of one year

Board’s Recommendation: Vote FOR the election of each director nominee.
Vote Required: A director nominee will be elected if the number of votes cast for that director nominee exceeds the number of votes cast against that director nominee.

The Board proposes the election of the following director nominees for a term of one year. Below is information about each nominee, including biographical data for at least the past five years. If one or more of these nominees become unavailable to accept a nomination or election as a director, the individuals named as proxies on the proxy card will vote the shares that they represent for the election of such other persons as the Board may recommend, unless the Board reduces the number of directors.

Marianne C. Brown Former Chief Operating Officer, Global Financial Solutions, Fidelity National Information Services, Inc. Director since: 2023 Age: 67	Thomas Buberl Chief Executive Officer, AXA S.A. Director since: 2020 Age: 52
Committee:
Executive Compensation and Management Resources (Chair effective April 28, 2026)
Committee:
Directors and Corporate Governance

Experience
Ms. Brown, 67, served as chief operating officer of Fidelity National Information Services, Inc.’s (FIS) Global Financial Solutions organization from January 2018 to June 2019. Prior to that, Ms. Brown served as chief operating officer, Institutional and Wholesale Business of FIS, when it acquired SunGard Financial Systems. In 2014, Ms. Brown was chief operating officer of SunGard Financial Systems. From 2006 to 2014, Ms. Brown was the chief executive officer and president of Omgeo LLC. Before joining Omgeo LLC, she was the chief executive officer of the Securities Industry Automation Corporation. She is a director of Northrop Grumman Corporation, The Charles Schwab Corporation, and Akamai Technologies, Inc., and served on the board of VMware, Inc. until 2023.
Key contributions
•In depth knowledge of cybersecurity and emerging technologies through her various roles at financial services technology companies
•Significant experience with risk oversight and management as former chief executive officer of Omgeo LLC
•Global operational management experience, including mergers and acquisitions, integration and transformation, as chief operating officer, Global Financial Solutions, FIS

Experience
Mr. Buberl, 52, joined Winterthur in 2005, which became a subsidiary of AXA in 2006. In 2008, he joined Zurich Insurance Group as chief executive officer for Switzerland. Mr. Buberl returned to AXA in 2012 as chief executive officer for AXA Konzern AG (Germany) and he became a member of AXA’s executive committee. In 2015, Mr. Buberl became the chief executive officer of AXA’s health business and a member of AXA’s group management committee. Mr. Buberl was additionally appointed chief executive officer of AXA’s global business line for life and savings and deputy chief executive officer of AXA in early 2016. He was named chief executive officer and joined the board of directors of AXA in September 2016. He is a member of the supervisory board of Bertelsmann, a member of the Climate Finance Leadership Initiative and the former chair of the Pan-European Insurance Forum. Additionally, during the past five years, he was a director of AXA Equitable Holdings, Inc., a former subsidiary of AXA S.A.
Key contributions
•Extensive global business leadership and risk management experience as chief executive officer of AXA S.A.
•Financial, strategic and operational experience
•Acknowledged leader in digital transformation

Top strategic skills			Top strategic skills

Risk Oversight/ Risk Management	Innovation and Emerging Technologies	Cybersecurity	Risk Oversight/ Risk Management	Innovation and Emerging Technologies	Human Capital Management

Human Capital Management	Strategy/ Business Development		Financial Expertise/ Literacy	Strategy/ Business Development

12	IBM

1 - Election of directors for a term of one year

David N. Farr Retired Chairman and Chief Executive Officer, Emerson Electric Co. Director since: 2012 Age: 71	Alex Gorsky Former Chairman and Chief Executive Officer, Johnson & Johnson Director since: 2014 Age: 65
Committee:	Committee:
Audit Audit Committee Financial Expert	Executive

Experience
Mr. Farr, 71, joined Emerson in 1981 and subsequently held various executive positions. He was named senior executive vice president and chief operating officer in 1999, chief executive officer in 2000, and chairman and chief executive officer in 2004. Mr. Farr was named chairman, president and chief executive officer in 2005 and chairman and chief executive officer in 2010, positions he held until his retirement in 2021. He is the former chairman of the National Association of Manufacturers and is a former director of the U.S.-China Business Council.
Key contributions
•Global leadership, business and technology experience as former chairman and chief executive officer of Emerson Electric Co.
•Strong understanding of regulatory and public policy issues as former director of the U.S.-China Business Council
•Significant expertise in several areas including strategy, mergers and acquisitions and risk management

Experience
Mr. Gorsky, 65, is the former chairman and chief executive officer of Johnson & Johnson, and one of just seven leaders to have served in the dual role of chairman and chief executive officer since the company was listed on the New York Stock Exchange in 1944. He joined Johnson & Johnson in 1988 as a sales representative with Janssen Pharmaceutica. In 2003, he was named company group chairman of the Johnson & Johnson pharmaceutical business in Europe, the Middle East and Africa. Mr. Gorsky left Johnson & Johnson in 2004 to join the Novartis Pharmaceuticals Corporation, where he served as head of the company’s pharmaceutical business in North America. Mr. Gorsky returned to Johnson & Johnson in 2008 as company group chairman for Ethicon. In early 2009, he was appointed worldwide chairman of the Surgical Care Group and member of the executive committee. In September 2009, he was appointed worldwide chairman of the Medical Devices and Diagnostics Group and became vice chairman of the executive committee in January 2011. He was named chief executive officer and joined the board of directors in April 2012, and was named chairman of the board of directors in December 2012. Mr. Gorsky remained chief executive officer until he transitioned to executive chairman at the end of 2021. He currently sits on the boards of Apple, JPMorgan Chase and the Travis Manion Foundation, and serves on the Board of Advisors for the Wharton School of the University of Pennsylvania.
Key contributions
•Extensive global business experience and knowledge of financial and strategic issues and risk management as former executive chairman and chief executive officer of Johnson & Johnson
•Deep understanding of complex operational issues facing multinational companies, including technology evolution and research and development
•Public policy expertise as former Chair of the Business Roundtable’s Corporate Governance Committee and former member of the Business Council Executive Committee

Top strategic skills			Top strategic skills

Risk Oversight/ Risk Management	Innovation and Emerging Technologies	Government, Public Policy and Regulatory Affairs	Risk Oversight/ Risk Management	Innovation and Emerging Technologies	Financial Expertise/ Literacy

Financial Expertise/ Literacy	Strategy/ Business Development		Human Capital Management	Strategy/ Business Development

2026 Notice of Annual Meeting & Proxy Statement	13

1 - Election of directors for a term of one year

Michelle J. Howard Retired Admiral, United States Navy Director since: 2019 Age: 65	Arvind Krishna Chairman, President and Chief Executive Officer, IBM Director since: 2020 Age: 63
Committee:
Committee:
Audit Audit Committee Financial Expert
Executive (Chair)

Experience
Admiral Michelle J. Howard, 65, is a retired U.S. Navy officer. Admiral Howard began serving in the U.S. Navy in 1982, after graduating from the U.S. Naval Academy. During her 35 years of service, she led sailors and marines as, at various times, the Commander of a ship, an Expeditionary Strike Group, a Task Force, and a Naval theater. In 1999, she became the first African American woman to command a ship in the U.S. Navy. In 2014, she was the first woman to become a four-star admiral in the U.S. Navy and the first woman and African American to be appointed to the position of Vice Chief of Naval Operations, the second-highest ranking uniformed officer in the branch. Responsible for the Navy’s day-to-day operations, she focused on cyber culture and information security in the digital age, as well as gender integration, in addition to oversight of a multi-billion dollar budget and the establishment of an auditing framework. In 2016, Admiral Howard was appointed by the President to serve as commander of U.S. Naval Forces in Europe and Africa and the Allied Joint Forces Command in Naples, Italy, making her the first woman four-star admiral to command operational forces. She retired from the Navy in 2017. Admiral Howard’s distinguished career in national defense has included both at-sea and ashore posts, placing her in key leadership positions within the areas of engineering, operations, and strategic planning and policy. Admiral Howard is a graduate of the U.S. Naval Academy and the U.S. Army Command and General Staff College. She was the J.B. and Maurice C. Shapiro Professor of International Affairs at the Elliott School of International Affairs at George Washington University from 2018 to 2020, where she taught in the areas of cybersecurity and international policy. She was appointed by the President to the Board of Visitors of the U.S. Naval Academy in 2022 and served through the end of 2024. In 2025, Admiral Howard was appointed to serve as a Distinguished Non-Resident Fellow at the Georgetown Institute for Women, Peace and Security.
Key contributions
•Extensive global operations and risk management expertise as the U.S. Navy’s first woman four-star admiral
•Deep government relationships and public policy expertise
•Technology and cybersecurity experience as Vice Chief of Naval Operations

Experience
Arvind Krishna, 63, became the chief executive officer of IBM, and a member of the Board of Directors, in April 2020. He was elected chairman of the Board of Directors in December 2020. Mr. Krishna joined IBM in 1990. Mr. Krishna led the IBM Cloud and Cognitive Software business unit from 2017 to April 2020 and was a principal architect of the acquisition of Red Hat, the largest acquisition in the Company’s history. Mr. Krishna also served as the director of IBM’s Research division from 2015 to 2020. Previously, he was general manager of IBM’s Systems and Technology Group, IBM’s development and manufacturing organization. Prior to that, he built and led many of IBM’s data-related businesses. In 2022, he became a director of the Federal Reserve Bank of New York. He is also a director of Northrop Grumman Corporation. Mr. Krishna is also on the Board of Directors of the U.S.-India Strategic Partnership Forum and is a Vice Chair of The Economic Club of New York. He has an undergraduate degree from the Indian Institute of Technology, Kanpur, and a PhD in electrical engineering from the University of Illinois at Urbana-Champaign.
Key contributions
•Deep knowledge of IBM’s business, the opportunities and challenges IBM faces and its strategy as chairman, president and chief executive officer of IBM
•Extensive research and technology experience as Director of IBM Research and a computer scientist with expertise in key IBM technologies such as artificial intelligence, cloud and quantum computing
•Outside board experience, which provides perspectives on other industries and corporate governance matters

Top strategic skills			Top strategic skills

Risk Oversight/ Risk Management	Cybersecurity	Government, Public Policy and Regulatory Affairs	Risk Oversight/ Risk Management	Innovation and Emerging Technologies	Financial Expertise/ Literacy

Financial Expertise/ Literacy	Strategy/ Business Development		Human Capital Management	Strategy/ Business Development

14	IBM

1 - Election of directors for a term of one year

Ramon Laguarta Chairman and Chief Executive Officer, PepsiCo, Inc. Director since: 2026 Age: 62	Andrew N. Liveris Retired Chairman and Chief Executive Officer, The Dow Chemical Company Director since: 2010 Age: 71
Committee:	Committees:
Directors and Corporate Governance	Directors and Corporate Governance (Chair)
Executive

Experience
Mr. Laguarta, 62, serves as chairman and chief executive officer at PepsiCo. He was appointed CEO in 2018 and became chairman of its Board of Directors in 2019. He joined PepsiCo in 1996 and has held numerous leadership roles across Europe and global markets, including president of PepsiCo from 2017 to 2018, CEO of Europe Sub-Saharan Africa from 2015 to 2017, and CEO of PepsiCo Europe in 2015. Earlier roles included president, developing & emerging markets, PepsiCo Europe from 2012 to 2015, and senior commercial and general management positions in Europe. Prior to joining PepsiCo, Mr. Laguarta worked for Chupa Chups, S.A., where he held several international assignments in Asia, Europe, the Middle East and the United States. He currently serves on the board of the Business Roundtable and is Co-Chair of the World Economic Forum's Board of Stewards for the Food Systems Initiative.
Key contributions
•Deep expertise in global business strategy, with a proven ability to identify and capitalize on growth opportunities, mitigate risks, and navigate regulatory and competitive challenges
•Extensive financial expertise, with strategic financial planning across multi-jurisdictional, complex business units
•Proven leader of innovation and emerging technology, with experience digitally transforming operations and product innovation

Experience
Mr. Liveris, 71, joined Dow in 1976 and subsequently held various executive positions before being named president and chief executive officer of Dow in 2004 and chairman in 2006. He continued as chairman and chief executive officer of Dow until late 2017, when he transitioned to the position of executive chairman of DowDuPont, a position he held until his retirement in July 2018. Mr. Liveris is a director of Worley, Saudi Aramco and Lucid Motors. He served as a director of NOVONIX Limited until April 2024. Additionally, Mr. Liveris is a former Executive Committee member of The Business Council, the former chairman of The Business Council and the former vice chairman of the Executive Committee of the Business Roundtable. Mr. Liveris is also a trustee of The King Abdullah University of Science and Technology (KAUST), and is a former trustee of the California Institute of Technology and the United States Council for International Business. He is also the president of the Brisbane 2032 Olympic and Paralympic Games Organizing Committee.
Key contributions
•Global business leadership and risk management experience as the former chairman, president and chief executive officer of Dow and former executive chairman of DowDuPont Inc.
•Extensive government and public policy experience, including as former Chairman of the Business Council and of the US Government Manufacturing Council under President Trump and President Obama
•Operations, strategy and corporate governance experience across various industries

Top strategic skills			Top strategic skills

Risk Oversight/Risk Management	Innovation and Emerging Technologies	Government, Public Policy and Regulatory Affairs	Risk Oversight/ Risk Management	Innovation and Emerging Technologies	Government, Public Policy and Regulatory Affairs

Financial Expertise/Literacy	Strategy/ Business Development		Human Capital Management	Strategy/ Business Development

2026 Notice of Annual Meeting & Proxy Statement	15

1 - Election of directors for a term of one year

Frederick William McNabb III Retired Chairman and Chief Executive Officer, The Vanguard Group, Inc. Director since: 2019 Age: 68	Michael Miebach Chief Executive Officer, Mastercard Incorporated Director since: 2023 Age: 57
Committee:
Executive Compensation and Management Resources
Committee:
Audit Audit Committee Financial Expert

Experience
Mr. McNabb, 68, served as chairman of The Vanguard Group, Inc. from 2008 until his retirement in 2018 and served as chief executive officer from 2008 to 2017. He joined Vanguard in 1986. In 2010, he became chairman of the board of directors and the board of trustees of the Vanguard group of investment companies. Earlier in his career, Mr. McNabb led each of Vanguard’s client facing business divisions. Mr. McNabb served as the vice-chairman of the Investment Company Institute’s Board of Governors and served as its chairman from 2013 to 2016. He is a director of UnitedHealth Group and serves as the chair of its audit committee. He is also a director of Axiom. Mr. McNabb is the former chairman of the board of the Zoological Society of Philadelphia, chairman of the USRowing Foundation, and former chairman of Ernst & Young’s Independent Audit Quality Committee. Mr. McNabb also serves on the Wharton Leadership Advisory Board, the Advisory Board of the Ira M. Millstein Center for Global Markets and Corporate Ownership at Columbia University and is also a board member of CECP: The CEO Force for Good.
Key contributions
•Extensive global business experience and knowledge of financial and strategic issues and risk management as former executive chairman and chief executive officer of Vanguard
•Significant experience in corporate governance and risk management as a director of UnitedHealth Group and Axiom and an Advisory Board Member for the Ira M. Millstein Center for Global Markets and Corporate Ownership
•Significant financial expertise and understanding of financial reporting and accounting principles

Experience
Mr. Miebach, 57, is the chief executive officer of Mastercard and a member of its board of directors. He joined Mastercard in 2010 to lead its Middle East and Africa operations, before becoming chief product officer in 2016. As Mastercard’s chief product officer, he gained essential perspective into consumer insights as well as valuable experience in information security and innovation. Mr. Miebach became president in 2020 and then chief executive officer in 2021. Prior to joining Mastercard, Mr. Miebach held senior roles at Barclays Bank and CitiBank. Mr. Miebach is a member of the Business Roundtable, the International Advisory Panel of the Monetary Authority of Singapore and the International Business Council of the World Economic Forum. He sits on the board of directors for the Metropolitan Opera, the World Resources Institute, and the American Red Cross.
Key contributions
•Extensive global business and risk management experience as chief executive officer of Mastercard
•Deep understanding of emerging technology, digital transformation and cybersecurity
•Strong understanding of public policy issues as a member of the Business Roundtable and the International Business Council of the World Economic Forum

Top strategic skills			Top strategic skills

Risk Oversight/ Risk Management	Cybersecurity	Financial Expertise/ Literacy	Risk Oversight/ Risk Management	Cybersecurity	Government, Public Policy and Regulatory Affairs

Human Capital Management	Strategy/ Business Development		Financial Expertise/ Literacy	Innovation and Emerging Technologies

16	IBM

1 - Election of directors for a term of one year

Martha E. Pollack President Emerita, Cornell University Director since: 2019 Age: 67	Peter R. Voser Retired Chief Executive Officer, Royal Dutch Shell plc Director since: 2015 Age: 67
Committee:	Committees:
Executive Compensation and Management Resources	Audit (Chair) Audit Committee Financial Expert
Executive

Experience
Dr. Pollack, 67, is president emerita of Cornell University, where she was also professor of computer science, information science, and linguistics. She took office in 2017 and retired in June 2024. From 2000 to 2017, Dr. Pollack held various positions at the University of Michigan with increasing responsibility, including dean of the School of Information, vice provost for academic and budgetary affairs, and finally, provost and executive vice president for academic affairs. Dr. Pollack is a fellow of the American Association for the Advancement of Science, the Association for Computing Machinery, and the Association for the Advancement of Artificial Intelligence. Dr. Pollack has served as editor-in-chief of the Journal of Artificial Intelligence Research, and has also been president of the Association for the Advancement of Artificial Intelligence, a member of the technical staff in the Artificial Intelligence Center at SRI International, a member of the advisory committee for the National Science Foundation’s Computer and Information Science and Engineering Division, and a member of the board of directors of the Computing Research Association. Dr. Pollack also served on the Steering Committee of the Jacobs Technion-Cornell Institute, the academic partnership between Cornell and Technion-Israel Institute of Technology at Cornell Tech. She is a former board member of the American Association of Universities. She is currently a Trustee of ITHAKA. In 2022, Dr. Pollack was elected as a member of the American Academy of Arts & Sciences. In 2025, she was named a Montgomery Fellow at Dartmouth College.
Key contributions
•Organizational leadership, management and risk oversight, and management experience as president emerita of Cornell University
•Research and technology experience as a computer scientist with expertise in artificial intelligence as a professor of computer science, information science, and linguistics
•U.S. government service as a former member of the advisory committee for the National Science Foundation’s Computer and Information Science and Engineering Division

Experience
Mr. Voser, 67, joined Shell in 1982 and held a variety of finance and business roles including chief financial officer of Oil Products. In 2002, he joined the Asea Brown Boveri (ABB) Group of Companies as chief financial officer and a member of the ABB Group executive committee. Mr. Voser returned to Shell in 2004, becoming a managing director of The Shell Transport and Trading Company, p.l.c. and chief financial officer of the Royal Dutch/Shell Group. He was appointed chief executive officer of Royal Dutch Shell plc in 2009 and held that position until his retirement in late 2013. Mr. Voser was named chairman of ABB Ltd. in 2015 and was the interim chief executive officer from April 2019 until February 2020. He is a director of Temasek Holdings (Private) Limited, as well as Group Chairman of the Board of PSA International Pte Ltd, Singapore, a Temasek subsidiary. Mr. Voser is also active in a number of international and bilateral organizations. Additionally, from 2011 until 2019, he was a director of Roche Holding Limited.
Key contributions
•Significant financial expertise and understanding of financial reporting and accounting principals as former chief financial officer of Royal Dutch/Shell Group
•Extensive experience with complex operational issues facing multinational companies and risk management as chairman of ABB Ltd. and chief executive officer of Royal Dutch Shell plc
•Deep understanding of emerging technology, digital transformation and cybersecurity

Top strategic skills			Top strategic skills

Risk Oversight/ Risk Management	Innovation and Emerging Technologies	Cybersecurity	Risk Oversight/ Risk Management	Innovation and Emerging Technologies	Strategy/ Business Development

Government, Public Policy and Regulatory Affairs	Human Capital Management		Human Capital Management	Financial Expertise/ Literacy

2026 Notice of Annual Meeting & Proxy Statement	17

1 - Election of directors for a term of one year

Alfred W. Zollar Former Executive Advisor, Siris Capital Group, LLC Director since: 2021 Age: 71
Committee:
Directors and Corporate Governance

Experience
Mr. Zollar, 71, served as a former executive advisor at Siris Capital Group, a private equity group specializing in technology and telecom investments, since March 2021; previously, Mr. Zollar was an executive partner from 2014 through March 2021. While at Siris Capital Group, Mr. Zollar worked closely with cloud-based technology providers, leading providers of enterprise security solutions and other technology and software-as-a-service companies. He served as a director of Red Hat from 2018 until 2019 and of Public Service Enterprise Group from 2012 until 2023. He is currently a director of Nasdaq Inc. and BNY. He is also a member of the Executive Leadership Council, a lifetime member of the National Society of Black Engineers and Harvard Fellow from the 2011 cohort of the Advanced Leadership Initiative at Harvard University. Mr. Zollar retired from IBM in 2011 following a 34-year career during which he held a variety of senior management positions in IBM’s systems and software groups.
Key contributions
•Global business and leadership experience as an executive partner and former executive advisor at Siris Capital Group
•Deep technology experience with more than 40 years in systems and software at IBM and as a director of Red Hat
•Extensive finance, strategy and corporate governance experience as a director of Nasdaq and BNY, and as a former director of Public Service Enterprise Group

Top strategic skills

Innovation and Emerging Technologies	Cybersecurity	Risk Oversight/ Risk Management

Human Capital Management	Strategy/ Business Development

18	IBM

Governance and the board
Committees of the board
Members of the Audit Committee, Directors and Corporate Governance Committee, and the Executive Compensation and Management Resources Committee are non-management directors who, in the opinion of the Board, satisfy the independence criteria established by the Board, and the standards of the Securities and Exchange Commission (SEC) and the New York Stock Exchange (NYSE).
Board committee refreshment
On at least an annual basis, the Directors and Corporate Governance Committee reviews committee assignments and discusses whether rotation of committee members and committee chairs is appropriate to introduce fresh perspectives and to broaden and diversify the views and experiences represented on the Board’s committees.

Executive Committee

Arvind Krishna (Chair) Members: Alex Gorsky Andrew N. Liveris Peter R. Voser Frederick H. Waddell* Thomas Buberl** * Until April 28, 2026 ** Effective April 28, 2026	Number of meetings in 2025: 0

Key responsibilities:
The Executive Committee is empowered to act for the full Board in intervals between Board meetings, with the exception of certain matters that by law may not be delegated. The Committee meets as necessary, and all actions by the Committee are reported at the next Board of Directors meeting. The Committee did not meet in 2025.

Audit Committee

Peter R. Voser (Chair) Members: David N. Farr Michelle J. Howard F. William McNabb III Audit Committee Financial Experts: David N. Farr Michelle J. Howard F. William McNabb III Peter R. Voser	Number of meetings in 2025: 8

Key responsibilities:
The Audit Committee is responsible for reviewing reports of IBM’s financial results, audit results, internal controls, and adherence to IBM’s Business Conduct Guidelines in compliance with applicable laws and regulations, including federal procurement requirements. Concurrent with that responsibility, set out more fully in its charter, the Audit Committee performs many other functions, including:
•selecting the independent registered public accounting firm and reviewing its selection with the Board;
•annually preapproving the proposed services to be provided by the accounting firm during the year;
•receiving and discussing reports relating to key controls and processes, including cybersecurity, and publicly reported environment, social and governance data;
•reviewing the procedures of the independent registered public accounting firm to ensure its independence with respect to the services performed for IBM;
•meeting with management prior to each quarterly earnings release; and
•holding regular private sessions with senior management, including IBM’s Chief Compliance Officer.
The Audit Committee chair, pursuant to authority delegated by the Audit Committee, may approve engagements with the independent registered public accounting firm that are outside the scope of the services and fees approved by the Committee, which are later presented to the Committee. The Board has determined that each member of the Committee qualifies as an Audit Committee Financial Expert as defined by the rules of the SEC.
Charter: https://www.ibm.com/auditcommcharter

2026 Notice of Annual Meeting & Proxy Statement	19

Governance and the board

Directors and Corporate Governance Committee

Andrew N. Liveris (Chair) Members: Marianne C. Brown Alfred W. Zollar Ramon Laguarta* * Effective March 1, 2026	Number of meetings in 2025: 4

Key responsibilities:
The Directors and Corporate Governance Committee is devoted primarily to the continuing review and articulation of the governance structure and practices of the Board. Concurrent with that responsibility, set out more fully in its charter, the Directors and Corporate Governance Committee performs many other functions, including:
•recommending qualified candidates to the Board for election as directors of IBM, including the slate of directors that the Board proposes for annual election by stockholders at the annual meeting, and planning for future Board and committee refreshment actions;
•advising and making recommendations to the Board on all matters concerning directorship practices, and on the function and duties of the committees of the Board;
•making recommendations to the Board on compensation for non-management directors;
•overseeing policies and practices related to corporate social responsibility, sustainability and environmental, social, and governance matters; and
•reviewing and considering stockholder proposals.
As discussed above, the Committee is responsible for recommending qualified candidates to the Board for election as directors of IBM. The Committee recommends candidates based on their business or professional experience, the diversity of their backgrounds, and their skills, talents and perspectives.
Charter: https://www.ibm.com/investor/att/pdf/IBM-Directors-and-Corporate-Governance-Committee-Charter.pdf

Executive Compensation and Management Resources Committee

Frederick H. Waddell (Chair)* Members: Thomas Buberl Michael Miebach Martha E. Pollack * Effective April 28, 2026, Mr. Buberl will become the Chair	Number of meetings in 2025: 5

Key responsibilities:
The Executive Compensation and Management Resources Committee has responsibility for defining and articulating IBM’s overall executive compensation philosophy, and administering and approving all elements of compensation for elected corporate officers. Concurrent with that responsibility, and set out more fully in its charter, the Committee performs many other functions, including:
•reviewing and approving the corporate goals and objectives relevant to the Chairman, President and CEO’s compensation, evaluating performance in light of those goals and objectives and, together with the other independent directors, determining and approving the Chairman, President and CEO’s compensation based on this evaluation;
•reviewing IBM’s talent management, inclusion and other management resources programs, including overseeing, along with the full Board, the succession-planning process of the CEO and other senior management positions;
•approving, by direct action or through delegation, participation in, and all awards, grants, and related actions under, IBM’s equity plans;
•reviewing the compensation structure for IBM’s officers and providing oversight of management’s decisions regarding performance and compensation of other employees; and
•monitoring compliance with stock ownership guidelines.
See the "2025 Report of the Executive Compensation and Management Resources Committee of the Board of Directors" starting on page 33 for more information about how the Committee considers executive compensation, including the role of executive officers and the compensation consultant.
Members of the Committee are not eligible to participate in any of the plans or programs that the Committee administers.
Charter: https://www.ibm.com/investor/att/pdf/Executive_Compensation_and_Management_Resources_Committee_Charter.pdf

20	IBM

Governance and the board
Compensation committee interlocks and insider participation: None
Messrs. Buberl, Miebach, Waddell and Dr. Pollack each served as members of the Executive Compensation and Management Resources Committee in 2025. All members of the Committee were independent directors, and no member was an employee or former employee of IBM. During 2025, none of our executive officers served on the compensation committee or board of directors of another entity whose executive officer served on our Executive Compensation and Management Resources Committee or Board. Therefore, there is no relationship that requires disclosure as a compensation committee interlock.
Certain transactions and relationships
Under IBM’s written related person transactions policy, information about transactions involving related persons is assessed by the independent directors on IBM’s Board. Related persons include IBM directors and executive officers, as well as immediate family members of directors and executive officers, and beneficial owners of more than five percent of IBM’s common stock. If the determination is made that a related person has a material interest in any IBM transaction, then IBM’s independent directors would review, approve or ratify it, and the transaction would be required to be disclosed in accordance with the SEC rules. If the related person at issue is a director of IBM, or a family member of a director, then that director would not participate in those discussions. In general, IBM is of the view that the following transactions with related persons are not significant to investors because they take place under IBM’s standard policies and procedures: the sale or purchase of products or services in the ordinary course of business and on an arm’s-length basis; employment by IBM where the compensation and other terms of employment are determined on a basis consistent with IBM’s human resources policies; and any grants or contributions made by IBM under one of its grant programs and in accordance with IBM’s corporate contributions guidelines.
Corporate governance
IBM’s Corporate governance principles
IBM’s Board of Directors has long adhered to governance principles designed to ensure the continued vitality of the Board and excellence in the execution of its duties. For more than 25 years, the Board has had in place a set of governance guidelines reflecting these principles, including the Board’s policy of requiring a majority of the Board to be comprised of independent directors, the importance of equity compensation to align the interests of directors and stockholders, and the practice of regularly scheduled executive sessions, including sessions of non-management directors without members of management led by IBM’s independent Lead Director. The IBM Board Corporate Governance Guidelines reflect IBM’s principles on corporate governance matters, including a director overboarding policy. Compliance with this policy is subject to an annual review by the Directors and Corporate Governance Committee and the Board. The IBM Board Corporate Governance Guidelines are available at https://www.ibm.com/investor/att/pdf/IBM-Board-Corporate-Governance-Guidelines.pdf.
IBM is committed to promoting high standards of ethical business conduct and compliance with applicable laws, rules and regulations. We have a code of ethics for directors, executive officers, and employees. The Business Conduct Guidelines are available at https://www.ibm.com/businessconductguidelines. Any amendment to, or waiver of, the Business Conduct Guidelines that applies to one of our directors or executive officers may be made only by the Board or a Board committee, and would be disclosed on IBM’s website. It is also the Company's policy to comply with applicable insider trading laws, rules and regulations, and any exchange listing standards when engaging in transactions in Company securities. IBM has an insider trading policy that governs purchases, sales and/or dispositions of IBM securities by our directors, executive officers and employees that we believe is reasonably designed to promote compliance with insider trading laws, rules and regulations and NYSE listing standards. This policy is included as Exhibit 19 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2025.
The process by which stockholders and other interested parties may communicate with the Board or non-management directors of IBM is available at https://www.ibm.com/investor/governance/contact-the-board.

2026 Notice of Annual Meeting & Proxy Statement	21

Governance and the board
Independent board

Under the IBM Board Corporate Governance Guidelines, the Directors and Corporate Governance Committee and the full Board annually review the financial and other relationships between the independent directors and IBM as part of the assessment of director independence. The Directors and Corporate Governance Committee makes recommendations to the Board about the independence of non-management directors, and the Board determines whether those directors are independent. In addition to this annual assessment, director independence is monitored by the Directors and Corporate Governance Committee and the full Board on an ongoing basis.
92% 12 of our 13 director nominees are independent
The independence criteria established by the Board in accordance with NYSE requirements and used by the Directors and Corporate Governance Committee and the Board in their assessment of the independence of directors is available at https://www.ibm.com/investor/att/pdf/Independence_Standards.pdf.
Applying those standards to IBM’s non-management director nominees and those directors who served in 2025 but not standing for election, the Committee and the Board have determined that each of the following has met the independence standards: M.C. Brown, T. Buberl, D.N. Farr, A. Gorsky, M.J. Howard, R. Laguarta, A.N. Liveris, M. Miebach, F.W. McNabb III, M.E. Pollack, P.R. Voser, F.H. Waddell, and A.W. Zollar.
Director attendance
In 2025, the Board held 7 meetings and the committees collectively met 17 times. The Board and the Directors and Corporate Governance Committee recognize the importance of director attendance at Board and committee meetings. In 2025:
•Overall attendance at Board and committee meetings was over 97%; and
•Attendance was at least 75% for each director.
All directors attended IBM’s 2025 Annual Meeting of Stockholders. IBM’s policy with regard to Board members’ attendance at annual meetings of stockholders is available at https://www.ibm.com/investor/governance/director-attendance-at-annual-meeting-of-stockholders.

22	IBM

Governance and the board
Independent leadership structure
The Directors and Corporate Governance Committee is responsible for the continuing review of the governance structure of the Board, and for recommending to the Board those structures and practices best suited to IBM and its stockholders. The Committee and the Board recognize that different structures may be appropriate under different circumstances.
Mr. Krishna serves as IBM’s Chairman, President and CEO and Mr. Gorsky serves as IBM’s independent Lead Director, a structure that the Directors and Corporate Governance Committee and the full Board believe is currently in the best interests of IBM and its stockholders. Among other factors, the Board considered and evaluated: the importance of consistent, unified leadership to execute and oversee the Company’s strategy; the strength of Mr. Krishna’s vision for the Company and the quality of his leadership; the strong and highly independent composition of the Board; the meaningful and robust responsibilities of the independent Lead Director; and the views and feedback heard from our investors through our ongoing engagement program over the years expressing support for IBM’s leadership structure.
A strong, independent Lead Director with clearly defined duties and responsibilities further enhances the contributions of IBM’s independent directors, which have been and continue to be substantial. Mr. Gorsky has significant global business, technology, leadership, and oversight experience as the former chairman and chief executive officer of Johnson & Johnson. Given Mr. Gorsky’s extensive experience leading a global business similar in size and complexity to that of IBM, he plays a pivotal role as independent Lead Director in administering the Board’s risk oversight responsibility.

The Board strongly believes that each company's circumstances dictate its optimal leadership structure, and IBM's current leadership structure strikes the right balance for the Company. Our Chairman, President and CEO promotes a clear, unified vision for the Company's strategy and provides the leadership critical for effectively and efficiently implementing the actions needed to ensure strong performance over the long term, while our Board and independent Lead Director ensure robust, independent oversight.

Responsibilities and actions of the Lead Director

Alex Gorsky Lead Director	As Lead Director, Mr. Gorsky has the following core responsibilities:

	active participation in the strategic planning of the Board agendas and meetings, Board design and committee composition;	authority to call meetings of the independent directors, at which he presides in lieu of the Chairman;
	approves information sent to the Board;	serves as liaison between the Chairman and the independent directors; and
reviews and approves meeting schedules to ensure there is sufficient time for discussion of all agenda items;
if requested by major stockholders, ensures that he is available, as necessary, after discussions with the Chairman, President and Chief Executive Officer, for consultation and direct communication.
presides at all meetings of the Board at which the Chairman is not present, including executive sessions of the independent directors, which are held at every Board meeting;

In addition to these core responsibilities, the Lead Director engages in other regular activities, including:

	one-on-one debriefs with the Chairman after each meeting;	spends time with senior management outside of Board meetings to ensure a deep understanding of the business and strategy of, and risks to, the Company;
analyzes CEO performance in executive session in conjunction with the Executive Compensation and Management Resources Committee Chair;
maintains regular contact with members of the Board and meeting individually with each independent director; and
leads the Board self-evaluation process, interviewing each director, together with the Chairman, and reviews the feedback received with the full Board;
attends meetings held by each of the Board’s committees.

The Board reviews our leadership structure annually to ensure the optimal structure for the strategy and oversight of the Company.

2026 Notice of Annual Meeting & Proxy Statement	23

Governance and the board
Board evaluation process
IBM’s independent Lead Director oversees a comprehensive, multi-part process for the Board’s ongoing self-evaluation to ensure that the Board is operating effectively and that its processes reflect best practices. In fact, this process was just recognized as the "Best Board Assessment Program" for 2025 at the Governance Intelligence Corporate Governance Awards. This process ensures that the full Board and each committee conduct an assessment of their performance and solicit feedback for enhancement and improvement, with action items tracked to completion, and a retrospective to assess how their time was spent, and what focus areas should be emphasized in the coming year. From time to time, this process also incorporates a third-party review of the Board’s process and evaluation criteria.

1	Full Board self-evaluation
The Lead Director leads the Board in conducting an annual self-evaluation to review the effectiveness of the Board and its committees. In this comprehensive review, the self-evaluation focuses on:
•The composition and performance of the Board, including each director's individual performance and feedback related thereto, the size of the Board, mix of skills and experience and director refreshment practices;
•The quality and scope of the materials distributed in advance of meetings;
•The Board’s access to Company executives and operations;
•The promotion of rigorous decision making by the Board and its committees;
•The effectiveness of the Board and committee evaluation processes; and
•The overall functioning of the Board and its committees.

2	Committee self-evaluations
Each committee also performs a self-evaluation in executive session on an annual basis. The Audit Committee’s evaluation, for example, includes individual, one-on-one interviews between IBM’s internal Chief Auditor and each member of the Committee.

3	Individual interviews with the Chairman of the Board and Lead Director	The Lead Director, together with the Chairman, interviews each IBM director individually to obtain his or her candid assessment of director performance, Board dynamics and the effectiveness of the Board and its committees.

4	Presentation of feedback	The Lead Director shares insights from each of these meetings with the full Board.

5	Results discussion	The Board meets in executive session to discuss the results of the evaluation and any other issues that the directors may want to raise.

6	Follow-ups
Self-evaluation items requiring follow-up and execution are tracked on an ongoing basis by the Board, each of the committees, and by IBM management. Outcomes are reported back to the Board by the Lead Director. For example, in the 2024 Board self-evaluation, Board members expressed interest in having more external speakers to provide perspectives on various relevant topics. In turn, throughout 2025, Board agendas included external speakers in order to be responsive to that request. While this formal self-evaluation is conducted on an annual basis, the evaluation process is an ongoing process throughout the year. At each meeting, the Chairman actively solicits feedback from each individual director and directors continuously share their perspectives and suggestions.

24	IBM

Governance and the board
Risk oversight

At IBM, we believe that innovation and leadership are impossible without taking risks. We also recognize that imprudent acceptance of risk or the failure to appropriately identify and mitigate risk could negatively impact stockholder value. Oversight of IBM’s risk management processes is a shared responsibility:

The Board of Directors and its Committees have responsibility for oversight of IBM’s risk management processes and controls and regularly receive reports from management on salient risks and mitigation strategies. The Committees regularly provide reports to the full Board on the risk areas they are responsible for and other risks that may emerge.

The Company’s management is responsible for the day-to-day implementation and execution of risk management processes and controls, and for managing and addressing the risks identified through IBM’s comprehensive annual enterprise risk review.

IBM has a multi-faceted approach to identifying, managing and addressing risks
A key component of IBM’s risk management strategy is the annual risk review conducted by the IBM Chief Risk Office. Our risk professionals rigorously analyze enterprise risks, incorporating both internal and external perspectives and data analytics into a comprehensive annual enterprise risk review that identifies the most salient risks facing IBM. Those risks include both market risks (such as cybersecurity, geopolitical tensions and trade, external economic and financial conditions) and business risks (such as hybrid cloud adoption, AI differentiation, talent management, and ecosystem adoption of IBM technology). Management participates in monthly emerging risk reviews to proactively identify and respond to changes in the business environment, and the Board is briefed on those risks.
The management team or teams responsible for managing and addressing the risks identified through IBM’s comprehensive annual enterprise risk review regularly report to the Board and its Committees that have been delegated oversight responsibility to give visibility to the most salient risks facing the company, the impact they may have, and the company’s strategy to manage them. IBM’s risk professionals, including the Chief Risk Officer, work closely with senior management to integrate risk assessment into Board and Committee briefings on topics of strategic importance. For example:

The IBM Chief Information Security Officer, whose team is responsible for leading enterprise-wide information security strategy, policy, standards, architecture and processes, and other senior leaders regularly report to the Audit Committee and the Board on threat intelligence, cyber risk areas, cybersecurity incidents, and ongoing cybersecurity initiatives.

The Chief Human Resources Officer regularly reports to the Executive Compensation and Management Resources Committee and the Board on the risks relating to compensation, pipeline, and talent management programs.

The Chief Legal Officer (CLO) and the Chief Compliance Officer (CCO) regularly report to the Audit Committee and the Board on regulatory and compliance-related matters, including litigation and investigations. The CCO reports to the CLO with dotted line reporting to the Audit Committee.

Each of the Chief Financial Officer (CFO) and the Senior Vice President, Strategy and Mergers & Acquisitions regularly reviews the Company’s strategic planning and analysis of transactions and other matters presented to the Board, including capital expenditures, acquisitions, divestitures and other portfolio actions, and operational and financial matters.

The Board’s role in risk oversight of IBM is consistent with IBM’s leadership structure, with the CEO and other members of senior management having responsibility for assessing and managing IBM’s risk exposure, and the Board and its Committees providing oversight in connection with those efforts. Our risk oversight framework also aligns with our disclosure controls and procedures. For example, IBM’s quarterly and annual financial statements and related disclosures are reviewed by its Disclosure Committee, comprised of senior management including IBM’s Controller, Chief Auditor, CLO, CCO, and others, all of whom participate in the risk assessment practices described above. The CEO and CFO then receive a report from the Disclosure Committee and external auditor before the financial statements are reviewed with the Audit Committee and Board, approved, and then filed.

2026 Notice of Annual Meeting & Proxy Statement	25

Governance and the board
Strategy oversight
The Board actively oversees IBM’s long-term business strategy and is actively engaged in ensuring that IBM’s culture reflects its longstanding commitment to integrity, compliance, and inclusion. The Board is continuously engaged with management on these topics. For example, each year, the Board:

Holds a two-day strategy session, including presentations from and engagement with many senior executives across the Company	Routinely engages with senior management on critical business matters that tie to IBM’s overall strategy	Periodically travels to key IBM facilities to obtain a first-hand look at the Company's operations	Regularly meets with the next generation of leadership to ensure the pipeline remains inclusive and prepared to fuel the Company's growth	Participates in regular demonstrations of IBM’s latest technologies and innovations and meets with clients and other stakeholders to gain perspective on the Company

Succession planning
IBM has long been recognized for its leadership and talent development. One of the Board’s most important responsibilities is to ensure that IBM has the appropriate management to execute the Company’s long-term strategy. To fulfill this responsibility, the full Board meets regularly to actively review and plan the succession of the CEO and other senior management positions.

In succession planning, the Board discusses:
•Succession process and timeline
•Profile and candidate assessments, both internal and external, for the CEO and other senior leadership positions
•Leadership pipeline and development plans for the next generation of senior leadership
•Addressing current and future skill gaps
The Executive Compensation and Management Resources Committee also regularly reviews succession planning and the Company’s management resources programs, overseeing a broad range of talent management topics.

26	IBM

Governance and the board
Director compensation under the IBM deferred compensation and equity award plan (DCEAP)

64%
equity
Payment required to be deferred and paid in Promised Fee Shares (PFS). Each PFS is equal in value to one share of IBM’s common stock. When a dividend is paid on IBM’s common stock, each director’s PFS account is credited with additional PFS reflecting a dividend equivalent payment.

36%
choice of
cash or equity
Directors may elect to receive one or any combination of the following:
(a)deferral into PFS,
(b)deferral into an interest-bearing cash account, and/or
(c)receipt of cash payments on a quarterly basis during service as a Board member.

Additional annual retainers
Chair of the Directors and Corporate Governance Committee	$25,000
Chair of the Executive Compensation and Management Resources Committee	$25,000
Chair of the Audit Committee	$35,000
Lead Director	$65,000
Stock ownership guidelines:
•Under the IBM Board Corporate Governance Guidelines, within five years of initial election to the Board, non-management directors are expected to have stock-based holdings in IBM equal in value to eight times the equity portion of the annual retainer initially payable to such director
•Stock-based holdings mean (i) IBM shares owned personally or by members of immediate family sharing the same household, and (ii) DCEAP PFS. Stock-based holdings do not include unexercised stock options
•Our stock ownership guidelines remain among the strongest in our peer group
Payout under the DCEAP: Upon a director’s retirement or other completion of service as a director (a) all amounts deferred as PFS are payable, at the director’s choice, in cash and/or shares of IBM’s common stock, and (b) amounts deferred into the interest-bearing cash account are payable in cash. Payouts may be made in any of (a) a lump sum payment as soon as practicable after the date on which the director ceases to be a member of the Board, (b) a lump sum payment paid in February of the calendar year immediately following the calendar year in which the director ceases to be a member of the Board, or (c) between two and ten annual installments, paid beginning in February following the calendar year in which the director ceases to be a member of the Board. If a director elects to receive PFS in cash, the payout of PFS is valued using the closing price of IBM common stock on the NYSE as follows: for payouts made in an immediate lump sum, IBM common stock will be valued on the first day after the date on which the director ceases to be a member of the Board; for lump sum payments made in February of the calendar year immediately following the calendar year of separation or for installment payouts, IBM common stock will be valued on the last business day of the January preceding such February payment.
IBM’s matching grants program:
•In 2025, non-management directors were eligible to participate in IBM’s Matching Grants Program on the same basis as IBM’s employees based in the U.S
•Under this program, IBM matched a director’s eligible contributions in cash on a 1-to-1 basis to approved educational institutions, medical facilities and cultural or environmental institutions
•Each director was eligible for a Company match on total gifts up to $10,000 per calendar year. Amounts shown in the Director Compensation Table for matching grants may be in excess of $10,000 because such amounts include Company contributions on gifts that were made by directors in previous years

2026 Notice of Annual Meeting & Proxy Statement	27

Governance and the board
Director compensation consultant: The Committee retains Semler Brossy to assess trends and developments in director compensation practices and to compare IBM’s practices against them. The Committee uses the analysis prepared by the consultant as part of its periodic review of IBM’s director compensation practices. Other than services provided to IBM’s Directors and Corporate Governance Committee and IBM’s Executive Compensation and Management Resources Committee, Semler Brossy does not perform any other work for IBM. The Committee determined that Semler Brossy is free of conflicts of interest.
2025 Director compensation table

Name (a)	Fees earned or paid in cash ($) (b)	All other compensation ($) (c)(1)	Total ($) (d)
Marianne C. Brown	$365,000	$26,416	$391,416
Thomas Buberl	365,000	86,081	451,081
David N. Farr	365,000	146,043	511,043
Alex Gorsky	430,000	214,291	644,291
Michelle J. Howard	365,000	100,704	465,704
Andrew N. Liveris	390,000	279,935	669,935
F. William McNabb III	365,000	98,009	463,009
Michael Miebach	365,000	18,124	383,124
Martha E. Pollack	365,000	115,522	480,522
Peter R. Voser	400,000	202,016	602,016
Frederick H. Waddell	390,000	156,576	546,576
Alfred W. Zollar	365,000	55,078	420,078
(1)Amounts in this column include the following: for Ms. Brown: $16,341 of dividend equivalent payments on PFS and $10,000 contributed by the Company under Matching Grants Program; for Mr. Buberl: $86,006 of dividend equivalent payments on PFS; for Mr. Farr: $145,968 of dividend equivalent payments on PFS; for Mr. Gorsky: $214,215 of dividend equivalent payments on PFS; for Admiral Howard: $100,629 of dividend equivalent payments on PFS; for Mr. Liveris: $279,860 of dividend equivalent payments on PFS; for Mr. McNabb: $97,934 of dividend equivalent payments on PFS; for Mr. Miebach: $18,049 of dividend equivalent payments on PFS; for Dr. Pollack: $107,852 of dividend equivalent payments on PFS and interest on a money market account; for Mr. Voser: $201,941 of dividend equivalent payments on PFS; for Mr. Waddell: $146,501 of dividend equivalent payments on PFS and $10,000 contributed by the Company under Matching Grants Program; and for Mr. Zollar: $55,003 of dividend equivalent payments on PFS.
Fees earned or paid in cash (column (b)): Amounts shown in this column reflect the annual retainer paid to each director as described above. A director receives a prorated amount of the annual retainer for service on the Board and, if applicable, as Lead Director or a committee chair, based on the portion of the year for which the director served.
All other compensation (column (c)): Amounts shown in this column represent:
•Dividend equivalent payments on PFS accounts under the DCEAP as described above
•Group life insurance premiums paid by IBM on behalf of the directors
•Value of the contributions made by IBM under IBM’s Matching Grants Program as described above

28	IBM

Ownership of securities
Security ownership of certain beneficial owners
The following sets forth information as to any person known to IBM to be the beneficial owner of more than five percent of IBM’s common stock as of December 31, 2025, except to the extent indicated otherwise in the footnotes.

Name and address	Number of shares beneficially owned	Percent of class
The Vanguard Group(1) 100 Vanguard Boulevard Malvern, PA 19355	92,822,090	10.03%
BlackRock Inc.(2) 50 Hudson Yards New York, NY 10001	75,479,656	8.3%
State Street Corporation(3) State Street Financial Center 1 Congress Street, Suite 1 Boston, MA 02114	55,035,821	6.03%
(1)Based on the Schedule 13G filed with the Securities and Exchange Commission on February 7, 2025 by The Vanguard Group and certain subsidiaries (Vanguard). Vanguard reported that it does not have sole voting power over any shares, has shared voting power over 1,085,071 shares, sole dispositive power over 88,610,868 shares, and shared dispositive power over 4,211,222 shares. The Schedule 13G does not identify any shares with respect to which there is a right to acquire beneficial ownership. The Schedule 13G states that the shares were acquired and are held in the ordinary course of business and were not acquired and are not held for the purpose of or with the effect of changing or influencing the control of IBM.
(2)Based on the Schedule 13G filed with the Securities and Exchange Commission on January 25, 2024 by BlackRock, Inc. and certain subsidiaries (BlackRock). BlackRock reported that it has sole voting power over 68,491,656 shares, does not have shared voting power over any shares, and sole dispositive power over all shares beneficially owned. The Schedule 13G does not identify any shares with respect to which there is a right to acquire beneficial ownership. The Schedule 13G states that the shares were acquired and are held in the ordinary course of business and were not acquired and are not held for the purpose of or with the effect of changing or influencing the control of IBM.
(3)Based on the Schedule 13G filed with the Securities and Exchange Commission on January 30, 2024 by State Street Corporation and certain subsidiaries (State Street). State Street reported that it does not have sole voting power over any shares, has shared voting power over 32,946,835 shares, has shared dispositive power over 54,961,927 shares, and does not have sole dispositive power over any shares. The Schedule 13G does not identify any shares with respect to which there is a right to acquire beneficial ownership. The Schedule 13G states that the shares were acquired and are held in the ordinary course of business and were not acquired and are not held for the purpose of or with the effect of changing or influencing the control of IBM.

2026 Notice of Annual Meeting & Proxy Statement	29

Ownership of securities
Common stock and stock-based holdings of directors and executive officers
The following table sets forth the beneficial ownership of shares of IBM’s common stock as of December 31, 2025, by IBM’s current directors and nominees, the executive officers named in the 2025 Summary Compensation Table, and such directors and all of IBM’s executive officers as of December 31, 2025, as a group. Also shown are shares over which the named person could have acquired voting power or investment power within 60 days after December 31, 2025. Voting power includes the power to direct the voting of shares held, and investment power includes the power to direct the disposition of shares held.
IBM’s current non-management directors had beneficial ownership of a total of 263,014 shares of common stock and DCEAP shares as of December 31, 2025. In the aggregate, these shares were valued at more than $77.9 million as of December 31, 2025, or an average of $6.5 million for each of IBM’s non-management directors as of December 31, 2025.

Name	Common stock(1)		Stock-based holdings(2)	Acquirable within 60 days				Value of common stock shares at fiscal year end ($)(5)
				Options and RSUs(3)		Directors’ DCEAP shares(4)
Marianne C. Brown	440	(6)	440	0		3,270		$1,098,939
Thomas Buberl	0		0	0		13,808		4,090,068
Gary Cohn	89,866		113,841	65,139		N/A		26,619,208
David N. Farr	9,708	(7)	9,708	0		22,600		9,569,953
Alex Gorsky	4,444		4,444	0		33,343		11,192,887
Michelle J. Howard	144		144	0		15,940		4,764,242
James J. Kavanaugh	144,456	(8)	185,057	82,908		N/A		42,789,312
Arvind Krishna	418,689	(9)	495,278	146,158		N/A		124,019,869
Ramon Laguarta (10)	0		0	0		0		0
Andrew N. Liveris	2,655		2,655	0		43,186		13,578,563
F. William McNabb III	9,250		9,250	0		15,612		7,364,373
Michael Miebach	0		0	0		3,529		1,045,325
Martha E. Pollack	0		0	0		16,834		4,986,399
Anne Robinson	6,240		29,132	8,610		N/A		1,848,350
Robert D. Thomas	64,012	(11)	91,077	71,576		N/A		18,960,995
Peter R. Voser	0		0	0		31,421		9,307,214
Frederick H. Waddell	3,763		3,763	0		23,013		7,931,319
Alfred W. Zollar	936		936	0		9,118		2,978,095
Directors and executive officers as a group (20 people)	809,792	(12)	1,040,024	422,723	(12)	231,674	(12)	308,492,644
(1)This column is comprised of shares of IBM common stock beneficially owned by the named person. Unless otherwise noted, voting power and investment power in the shares are exercisable solely by the named person, and none of the shares are pledged as security by the named person. Standard brokerage accounts may include nonnegotiable provisions regarding set-offs or similar rights. This column includes 473,395 shares in which voting and investment power are shared. The directors and officers included in the table disclaim beneficial ownership of shares beneficially owned by family members who reside in their households. The shares are reported in such cases on the presumption that the individual may share voting and/or investment power because of the family relationship.
(2)For executive officers, this column is comprised of the shares shown in the “Common Stock” column and, as applicable, all restricted stock units including retention restricted stock units, officer contributions into the IBM Stock Fund under the IBM Excess Savings Plan, and Company contributions into the IBM Stock Fund under the Excess Savings Plan. Some of these restricted stock units may have been deferred under the Excess Savings Plan in accordance with elections made prior to January 1, 2008, and they will be distributed to the executive officers after termination of employment as described in the 2025 Nonqualified Deferred Compensation Narrative.
(3)For executive officers, this column is comprised of (i) shares that can be purchased under an IBM stock option plan within 60 days after December 31, 2025, and (ii) RSU awards that vest within 60 days after December 31, 2025. For Mr. Cohn, Mr. Kavanaugh, Mr. Krishna, Ms. Robinson, and Mr. Thomas, shares in this column are from IBM restricted stock awards which will vest within 60 days after December 31, 2025.
(4)Promised Fee Shares earned and accrued under the IBM Deferred Compensation and Equity Award Plan (DCEAP) as of December 31, 2025, including dividend equivalents credited with respect to such shares. Upon a director’s retirement, these shares are payable in cash or stock at the director’s option (see Director Compensation section for additional information).
(5)Values in this column are calculated by adding the number of shares shown in the “Common Stock” column to the number of shares shown in the “Directors’ DCEAP Shares” column (if applicable), and then multiplying the sum by the closing price of IBM common stock on the New York Stock Exchange on the last business day of the 2025 fiscal year ($296.21).
(6)Voting and investment power are shared.
(7)Includes 450 shares in which voting and investment power are shared.
(8)Includes 143,364 shares in which voting and investment power are shared.
(9)Includes 311,101 shares in which voting and investment power are shared.
(10)Mr. Laguarta joined the Board on March 1, 2026.
(11)Includes 18,040 shares in which voting and investment power are shared.
(12)The percentage of shares beneficially owned by all directors and executive officers of IBM as a group, which is the total of these three columns, does not exceed 1% of IBM’s outstanding shares, and no individual’s beneficial holdings totaled more than 1% of IBM’s outstanding shares.

30	IBM

Responsible business at IBM
We believe IBM is a catalyst that makes the world work better. We aspire to make a lasting, positive impact in business ethics, our environment, and the communities in which we work and live, fostering prosperity and economic development.

Responsible technology
It’s now more critical than ever for companies to prioritize governance, trust and transparency while adopting new technology. IBM is helping to advance responsible AI with a multidisciplinary, multidimensional approach. We believe: (1) trust is the currency of AI adoption; (2) governance is an opportunity; and (3) responsibility is a shared effort.
IBM's pillars for trustworthy AI are: explainability, fairness, robustness, transparency, and privacy. With that foundation, IBM has adopted our Principles for Trust and Transparency: ensuring AI augments human intelligence, respects data ownership, and remains transparent and explainable. To reflect our expanded focus beyond AI and address governance for a broader range of emerging technologies, such as quantum computing, we renamed the AI Ethics Board to the Responsible Technology Board. This Board provides strategic guidance across IBM through thought leadership, internal guidance, and use case assessments, which enables IBM’s development and use of AI and other emerging technologies to be aligned with our values and principles.
IBM views governance as an opportunity to unlock innovation, not slow it down. In 2025, we advanced this approach through our Integrated Governance Program, which uses watsonx.governance to help automate privacy, data, and AI compliance across the company, providing reusable data sets and models to accelerate trusted AI development.
IBM continues to demonstrate its leadership in responsible technology and its commitment to shaping industry standards and fostering open technology. In 2025, the Notre Dame - IBM Technology Ethics Lab hosted its annual Raise the Bar conference at IBM's New York City office, bringing together nearly 200 business, technology, and academic leaders to explore how large enterprises can deploy AI at scale in a way that is trustworthy, fair, and aligned with human values.

Driving more efficient and sustainable AI
As an enterprise technology company, IBM is focused on technology, costs, and delivering value. We are active across the full stack of AI - training, tuning, and deploying AI models as well as designing and operating related software and hardware. This allows us to identify opportunities for efficiencies that can result in reduced energy consumption and lower operational costs.
IBM’s Granite family of models has benefited from innovative techniques that increase speed and efficiency, and the models are available in various sizes, pre-trained with specific, relevant data, so organizations can use the smallest, most energy-efficient option that fits their needs. IBM Turbonomic can help reduce excess resource allocation for AI workloads, potentially lowering energy usage and freeing up capacity without reducing performance.
In 2025, IBM introduced several innovations in AI infrastructure that can significantly reduce the energy consumption of workloads. These include new systems like the IBM Power11 and LinuxONE 5 servers and IBM z17 mainframe. At the chip level, new hardware such as the IBM Telum II microprocessor and the IBM Spyre Accelerator deliver high-performance, secured, and more power-efficient AI computing to these systems.

Education and skills
We are investing in the future of work with a holistic approach that fosters access to education and training. We prioritize preparing people to work responsibly with AI and have committed to training 30 million people by 2030 with IBM SkillsBuild programming, including training 2 million people in AI specifically. As of December 2025, we have reached more than 22 million learners. We also support AI literacy and applied skills through innovative programs like our watsonx challenge in which nearly 170,000 IBMers participated in 2025.

2026 Notice of Annual Meeting & Proxy Statement	31

Responsibly advocating public policy
IBM’s Government and Regulatory Affairs team engages in worldwide policy advocacy to drive growth and innovation in the digital economy. IBM has never had a political action committee (PAC), makes no donations to political parties, campaigns, or candidates, and has always been committed to meaningful management, oversight, and accurate reporting of our engagement with government officials. Through deep expertise in specific areas of public policy relevant to its business, clients and communities, IBM works collaboratively with governments worldwide to expand economic prosperity and advance the ability of powerful technologies to have positive impacts on society.

Political contributions
IBM engages in policy, not politics. In 1968, former IBM CEO Thomas Watson Jr. said a company “should not try to function as a political organization in any way.” IBM continues to live by this philosophy to this day. We have a long-standing policy not to make contributions of any kind (money, employee time, goods or services), directly or indirectly, to political parties, campaigns, or candidates, including through intermediary organizations, such as PACs, campaign funds, or trade or industry associations. This policy applies equally in all countries and across all levels of government. Our approach to advocacy is also grounded in a commitment to preserve and strengthen trust in civic institutions and, to that end, we have partnered with other leading companies and the University of Michigan’s Erb Institute to build and advance a set of principles to promote Corporate Political Responsibility (CPR). By sharing the merit of our non-giving advocacy strategy and deepening business engagement with the CPR principles, we work to increase transparency in the ways that corporations advocate on public policy issues. These principles are focused on strengthening trust in civic institutions and their interactions with business, and providing a framework for how business can responsibly influence public policy without giving a dime to political parties, campaigns, or candidates.

Lobbying
IBM’s Government and Regulatory Affairs team is committed to advancing common sense public policies that benefit our business and communities. We seek to build trust in technology through precision regulation, a modernized digital infrastructure, promoting justice and equality for all citizens, and leveraging science and technology for good. All IBM lobbying activities, including by third parties on behalf of IBM, require the prior approval of the IBM Office of Government and Regulatory Affairs and must comply with applicable law and IBM’s Business Conduct Guidelines. IBM files periodic reports with the Secretary of the U.S. Senate and the Clerk of the U.S. House of Representatives detailing its U.S. federal lobbying activities and expenditures, with U.S. state and municipal governments, where required, and with the European Union Transparency Register.

Trade associations
IBM joins trade and industry associations that add value to IBM, its stockholders and employees. These groups have many members from a wide variety of industries, and cover broad sets of public policy and industry issues. Although IBM works to make our voice heard, there may be occasions where our views on an issue differ from those of a particular association. We perform comprehensive due diligence on all of our trade associations to confirm they are reputable and have no history of malfeasance. Company policy prohibits them from using any IBM funds to engage in political expenditures, and we implement robust procedures to ensure they comply. Please visit https://www.ibm.com/policy/positions-and-associations for a list of the trade associations that we support, through annual payments of $50,000 or higher, that are directly engaged in U.S. lobbying.
The IBM Board of Directors, as part of its oversight function, periodically receives reports from senior management relating to IBM’s policies and practices regarding governmental relations, public policy, and any associated expenditures.
IBM’s senior management, under the leadership of IBM Government and Regulatory Affairs, closely monitors and coordinates all public policy advocacy efforts, as well as any lobbying activities.

IBM is proud to report that the Center for Political Accountability’s 2025 Report on Corporate Political Disclosure and Accountability gave IBM a score of 98.6 out of 100, naming IBM as one of only 23 companies that fully prohibit the use of corporate assets to influence elections and as one of only 40 companies that prohibit both trade associations and non-profits from using Company contributions for election-related purposes.

32	IBM

2025 Executive compensation
Message to stockholders
Report of the Executive Compensation and Management Resources Committee of the Board of Directors
Set out below is the Compensation Discussion and Analysis, which is a discussion of IBM’s executive compensation programs and policies written from the perspective of how we and management view and use such programs and policies.
Given the Committee’s role in providing oversight to the design of those programs and policies, and in making specific compensation decisions for senior executives using those programs and policies, the Committee participated in the preparation of the Compensation Discussion and Analysis, reviewing successive drafts of the document and discussing those with management. The Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement.
We continue to evaluate the effectiveness of our executive compensation programs and practices, and a critical component of that evaluation process is feedback from engaging with our stockholders.
We appreciate all of the feedback and support, and we join with management in welcoming readers to examine our pay practices and in affirming the commitment of these pay practices to the long-term interests of stockholders.
Frederick H. Waddell (Chair)
Martha E. Pollack
Michael Miebach
Thomas Buberl

2026 Notice of Annual Meeting & Proxy Statement	33

2025 Compensation discussion and analysis
In 2025, IBM delivered:

Revenue $67.5B	Cash from operations $13.2B	Free cash flow $14.7B

Revenue growth(1)

6%
9%
0.4%
10%
IBM
Software
Consulting
Infrastructure

Optimized portfolio to drive continued growth
•In 2025, IBM Revenue grew 8% (6% at constant currency), delivering compelling value through innovation in hybrid cloud and AI
•IBM delivered constant currency revenue growth of 6%, with Software Revenue growing 9%, Infrastructure 10%, and Consulting flat
•IBM shifted to higher growth areas, with over 75 percent of our business mix in Software and Consulting

Free cash flow(1)

Profit growth and balance sheet discipline
•In 2025, generated cash from operations of $13.2 billion, and free cash flow of $14.7 billion
•Invested over $8 billion in 10 strategic acquisitions, and incurred over $8 billion in Research and Development expense, focused on expanding our hybrid cloud and AI capabilities
•Returned value to stockholders through more than $6 billion in dividends

(1)Non-GAAP financial metrics. See Appendix A for information on how we calculate these performance metrics.
Note: In an effort to provide additional and useful information regarding IBM’s financial results and other financial information as determined by generally accepted accounting principles (GAAP), this Compensation Discussion and Analysis and Proxy Statement contains certain non-GAAP financial measures, including operating earnings per share, free cash flow, consolidated operating cash flow, operating PTI margin, ROIC, and revenue growth rates adjusted for currency. Amounts are presented on a continuing operations basis unless otherwise noted. For reconciliation and rationale for management’s use of this non-GAAP information, refer to Appendix A — Non-GAAP Financial Information.

34	IBM

2025 Compensation discussion and analysis

Our compensation strategy supports the drivers of IBM's high value business model, with a significant portion of pay at-risk and subject to performance goals.
For 2025, at target, approximately 95% of Mr. Krishna’s, and 91% of the other NEOs’, annual total target compensation was at risk and performance-based.

CEO 2025 Pay Mix

Note: Percentages do not add to 100% due to rounding

NEO 2025 Pay Mix (Excluding CEO)

Salary
Annual Incentive
Performance Share Units
Options
Restricted Stock Units
Performance-Based Pay (subject to rigorous performance goals and/or stock price performance)

For 2025 performance, the Board approved an annual incentive payment of $5,250,000 for Mr. Krishna, which was 150% of target. The payout reflects a 100% Individual Contribution Factor (ICF) and the Annual Incentive Program (AIP) pool funding score at 150%.

Target Incentive	Individual Contribution Factor (ICF)	Pool Funding Score	Individual Payout

In making this award in line with the Company’s pool funding score, the Committee considered performance against Mr. Krishna's objectives, which included strong free cash flow generation, sustained constant currency revenue growth, and the continued optimization of the Company’s portfolio. In addition, the Committee considered Mr. Krishna’s personal leadership in AI and quantum computing, driving IBM’s high performance culture, as well as continued best in class employee engagement.
Payouts in both the annual and long-term programs reflect rigorous performance goals
CEO annual incentive award
as % of target
Long-term performance share unit payouts
as % of target

2026 Notice of Annual Meeting & Proxy Statement	35

2025 Compensation discussion and analysis

Section 1: Executive compensation program design and results
Trust and personal responsibility in all relationships — relationships with clients, partners, communities, fellow IBMers, and investors — is a core value at IBM. As a part of maintaining this trust, we well understand the need for our investors — not only professional fund managers and institutional investor groups, but also millions of individual investors — to know how and why compensation decisions are made.

To that end, IBM’s executive compensation practices are designed specifically to meet five key objectives:

•Align the interests of IBM’s leaders with those of our investors by varying compensation based on both long-term and annual business results and delivering a large portion of the total pay opportunity in IBM stock;
•Balance rewards for both short-term results and the long-term strategic decisions needed to ensure sustained business performance over time;

•Attract and retain the highly qualified senior leaders needed to drive a global enterprise to succeed in today’s highly competitive marketplace;
•Motivate our leaders to deliver a high degree of business performance without encouraging excessive risk taking; and
•Differentiate rewards to reflect individual and team performance.

The specific elements of IBM’s current U.S. executive compensation programs are:

Type	Component	Key characteristics
	Salary	Salary is a market-competitive, fixed level of compensation.
Current year performance

Annual Incentive Program (AIP)
In addition to salary, annual incentive provides a market-competitive total cash opportunity at target. Actual annual incentive payments are funded by business performance against financial metrics and distributed based on annual performance scores, with top performers typically earning the greatest payouts and the lowest performers earning no incentive payouts.

Performance Share Units (PSUs)
Long-Term incentive
Annual equity grants are based on competitive positioning and vary based on individual talent factors.
For PSUs, the number of units granted can be increased or decreased at the end of the three-year performance period based on IBM’s performance against predetermined targets and a relative performance metric.

	Restricted Stock Units (RSUs)	RSUs vest over time; typically ratably over four years. The final award value is based on IBM's stock price performance over the vesting period.

Stock Options (SOs)
Stock Options vest over time; typically ratably over four years. The exercise price is at least the value of the IBM stock price on the date of grant, and will be exercisable for up to 10 years from the date of grant. The final award value is based on IBM's stock price appreciation over the exercise price once vested and exercised.

Other compensation elements include perquisites, which are used on a limited basis primarily to ensure safety and productivity of executives, and retirement benefits.
Full career performance: Retention, pension, and savings
Periodically, awards may be made in the form of Retention Restricted Stock Units (RRSUs) or cash to help retain certain executives. Vesting of RRSUs typically range from two to five years and cash awards have a clawback if an executive leaves IBM before it is earned.
Eligible U.S. employees may participate in post-employment savings plans such as the IBM 401(k) Plan, and a non-qualified deferred compensation plan. IBM provides a 5% matching contribution for all eligible employees in the non-qualified deferred compensation plan. The Company also provides a cash balance retirement benefit in the IBM Personal Pension Plan to all eligible employees equal to 5% of eligible pay.

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Our incentive compensation design supports our business strategy
Our senior executive pay is heavily weighted to IBM’s performance through the annual and long-term incentive programs. Each year, the Committee ensures that these programs are closely aligned to the Company’s financial and strategic objectives and are appropriately balanced. Targets are set at challenging levels and are consistent with IBM’s financial model shared with investors for that year. As part of IBM’s ongoing management system, targets are evaluated to ensure they do not encourage an inappropriate amount of risk taking.
To support the focus on delivering sustainable revenue growth and free cash flow as a hybrid cloud and AI company, the Committee updated the performance modifiers in our executive compensation programs as described below:
2025 Metrics and weightings

Annual incentive program
Revenue	Operating cash flow*
Measures total revenue performance across the portfolio of business	Measures our ability to reinvest and return value to stockholders
Strategic Performance Scorecard (new in 2025): Talent and Innovation goals approved by the Compensation Committee annually that support IBM’s business and growth strategy.

Performance share unit program
Revenue	Operating earnings per share (EPS)*	Free cash flow*
Measures revenue performance over three years	Measures operating profitability on a per share basis over three years	Measures our ability to reinvest and return value to stockholders over three years
ROIC Modifier* (pre-2025): Performance adjusted by a relative Return on Invested Capital Modifier.
rTSR Modifier (new in 2025): Performance adjusted by IBM’s relative Total Shareholder Return (rTSR) to the S&P 500 Index.

 *    Non-GAAP financial metrics. See Appendix A for information on how we calculate these performance metrics.
IBM shares its financial model each year with investors in the context of its long-term strategy. To provide further transparency, IBM discloses the performance attainment against financial targets for the most recent performance period, for both the Annual Incentive Program and the Performance Share Unit Program.
2025 Annual incentive program (AIP)
How it works
IBM sets business objectives at the beginning of each year, which are approved by the Board of Directors. The Compensation Committee and the Board of Directors review IBM’s annual business objectives and then set the metrics and weightings along with the Strategic Performance Scorecard initiatives for the AIP. These metrics translate to financial targets for IBM and for each business unit for purposes of determining the target funding of the AIP.
In January, following the completion of the performance year, the Compensation Committee reviews the financial scoring, the Strategic Performance Scorecard results, any proposed qualitative adjustments, and then approves the final AIP pool funding level.
Performance against the financial targets determines the total funding pool for the year, which can vary from 0% to 200% of the total target incentives for all executives. IBM performance is assessed against these predetermined financial targets, which are adjusted to remove any impact of currency movement, where applicable.
The financial targets may be adjusted up or down for extraordinary events if recommended by the Chairman, President and CEO and approved by the Compensation Committee; for example, adjustments are usually made for large acquisitions and divestitures.
For 2025, the Strategic Performance Scorecard included initiatives approved by the Compensation Committee in two categories, Talent and Innovation, which are key to IBM’s growth strategy. The Talent initiatives for 2025 included goals focused on employee engagement and talent retention. Innovation initiatives included goals focused on AI, Quantum, and Infrastructure. The scorecard can result in up to a 10 point reduction, no impact, or up to a 10 point increase to overall AIP

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scoring, which determines the total funding pool (but not individual amounts). Based on the 2025 Strategic Performance Scorecard results, the Committee approved an increase of 10 points to the overall AIP score.
The Chairman, President and CEO can recommend a qualitative adjustment, up or down, based on factors beyond IBM’s financial performance, which the Compensation Committee considers each year as part of an evaluation of qualitative business goals that are not included in the financial objectives. In 2025, no qualitative adjustment was made to the AIP score.
Once the total pool funding level has been approved, payouts for each executive are calculated using their target incentive and an Individual Contribution Factor (ICF). The ICF is determined by evaluating individual performance against predetermined business objectives. As a result, an executive who does not meet their objectives will receive as little as zero payout and the most exceptional performers (excluding the Chairman, President and CEO) are capped at three times their individual target incentive. Payouts at this level are rare and only possible when IBM’s performance has also been exceptional. The AIP, which covers approximately 3,300 IBM executives, includes this individual cap at three times the individual target to allow for differentiated pay for performance. For the Chairman, President and CEO, the cap is two times target. An executive generally must be employed by IBM at the end of the performance period in order to be eligible to receive an AIP payout. At the discretion of appropriate senior management, the Compensation Committee, or the Board, an executive may receive a prorated payout of AIP in the year of their retirement. AIP payouts for the performance period are generally paid in April of the year following the end of such period.

Target Incentive	Individual Contribution Factor (ICF)	Pool Funding Score	Individual Payout

This incentive design ensures payouts are aligned to IBM’s overall business performance while also ensuring individual executive accountability for specific business objectives.
2025 AIP Payout results
Based on full year performance of revenue and operating cash flow, along with the Strategic Performance Scorecard, the IBM pool funding score was 150.

2025 Financial metrics	Target	Results	% Attainment	Weight	Resulting incentive score(1)		Strategic performance scorecard		Qualitative adjustment		Pool funding score
Revenue(2)	$66.9B	$67.5B	101%	50%	140	+/-	10	+/-	0	=	150
Operating cash flow(3)	$15.3B	$16.4B	107%	50%
(1)Based on AIP payout table; the 2025 leveraged score resulted in 109% for revenue and 172% for operating cash flow; new in 2025 for both revenue and operating cash flow, threshold attainment is aligned at 80% with a 0% payout, target attainment and payout is 100%, maximum attainment is 110% with a 200% payout.
(2)Revenue financial target is adjusted to remove the effects of currency changes.
(3)Operating cash flow is a non-GAAP financial metric. See Appendix A for information on how we calculate this performance metric.
Performance share unit (PSU) program
The Performance Share Unit financial metrics for the 2023-2025 program were revenue, operating EPS, and free cash flow. Financial targets are established at the beginning of the three-year performance period. These targets are based on IBM’s financial model as shared with investors and the Board-approved business objectives.
The PSU score is calculated as a weighted average of the results against the targets of revenue (40%), operating EPS (30%) and free cash flow (30%). The results adjust revenue for fluctuations in currency rates and operating EPS for any difference between actual and targeted share count. Additionally, the scoring for the PSU Program may consider extraordinary events.
At the end of the three-year performance period, the Compensation Committee approves the results relative to the targets, which is leveraged up or down from 0% to 150%. The PSU Program for the 2023-2025 performance period also includes a Relative Return on Invested Capital (ROIC) modifier, which compares IBM’s performance to the median performance of the S&P 500 (excluding Financial Services) and the S&P 500 Information Technology indices over the three-year program period. The modifier increases the score linearly by 20 points when IBM’s performance exceeds the median of the S&P 500 Information Technology index. The modifier reduces the score linearly by 20 points when IBM’s performance falls below the median of the S&P 500 Index. If revenue, operating EPS, and free cash flow result in a 0% leveraged payout, the modifier does not apply. For the 2023-2025 program, the ROIC modifier was 0.

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The calculation for the 2023-2025 program is shown in the table below. Based on the leveraged performance and the ROIC modifier result, the final score is 113.

2023-2025 Financial metrics	Target	Results	% Attainment	Incentive score(1)	Weight	Total score (prior to ROIC modifier(2))		ROIC modifier(2) adjustment		Final score
Revenue(3)	$196.9B	$195.5B	99%	98%	40%	113	+/-	0	=	113
Operating EPS(4)	$30.75	$31.70	103%	108%	30%
Free cash flow(4)	$33.8B	$38.7B	115%	138%	30%
(1)Based on PSU payout levels displayed below.
(2)Non-GAAP financial metric. See Appendix A for information on how we calculate this performance metric.
(3)2023-2025 revenue as reported, adjusted for fluctuations in foreign currency.
(4)Non-GAAP financial metrics. Operating EPS includes immaterial share adjustments in all three years. For 2023-2025, free cash flow amounts are on a consolidated basis. See Appendix A for information on how we calculate these performance metrics.
2023-2025 PSUs: Threshold, Target, and Max Attainment % and Payout %:

	Threshold	Target	Max
Financial metrics	Attainment % / Payout %	Attainment % / Payout %	Attainment % / Payout %
Revenue (40%)	70% / 25%	100% / 100%	120% / 150%
Operating EPS (30%)(1)	70% / 25%	100% / 100%	120% / 150%
Free cash flow (30%)(1)	70% / 25%	100% / 100%	120% / 150%
(1)Non-GAAP financial metrics. See Appendix A for information on how we calculate these performance metrics.
Relative Total Shareholder Return Modifier (rTSR) - New for 2025
Beginning with the 2025-2027 performance cycle, we have replaced the ROIC modifier with a relative Total Shareholder Return (rTSR) modifier. This change reflects our commitment to aligning executive compensation more directly with shareholder outcomes and market performance. rTSR measures the Company’s total shareholder return, stock price appreciation plus reinvested dividends, over the three-year performance period, ranked against the companies in the S&P 500 Index. TSR is calculated using the average closing share price over the 30 trading days immediately preceding the start and end of the performance period to reduce the impact of short-term market fluctuations.
After determining the payout based on internal financial targets, which are leveraged up or down from 0% to 200%, the rTSR modifier can adjust the award upward or downward by up to 20 points depending on our percentile ranking relative to the S&P 500 Index. If our ranking falls between the 40th and 60th percentile, no adjustment is made. For rankings above the 60th percentile, the payout is increased point-for-point by up to 20 points, capped at the 80th percentile. For rankings below the 40th percentile, the payout is reduced point-for-point by up to 20 points, capped at the 20th percentile. If revenue, operating EPS, and free cash flow result in a 0% leveraged payout, the rTSR modifier does not apply.
rTSR Modifier

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Section 2: Compensation program governance
Stockholder engagement provides important feedback for the committee
IBM continually reviews and enhances its corporate governance and executive compensation programs. As part of this review, it is IBM’s longstanding practice to meet with a significant number of our largest investors during both the proxy season and the off-season to solicit their feedback on a variety of topics.
Stockholder feedback from engagement efforts is shared with the Committee and helps to inform the Board's decisions and our compensation policies, practices and disclosures. Our stockholder discussions and formal 2025 Say on Pay vote reaffirmed investor support of our pay practices with 92% approval. Previous investor feedback has highlighted the importance of relative performance measures in incentive plan design. We agree, and after careful consideration by the Committee, we introduced a relative Total Shareholder Return (rTSR) modifier to our long-term incentive plan in 2025. This enhancement reinforces IBM's commitment to sustained strategic growth and underscores our high-value business model by directly linking executive incentives to long-term stockholder outcomes.
This in-depth engagement process provides valuable feedback to the Compensation Committee on an ongoing basis. Our stockholders have shared that they are strongly supportive of the Company's compensation practices and overall program design, which focuses on long-term financial performance that drives stockholder value creation.
Compensation practices
Overall, IBM’s compensation policies and decisions, explained in detail in this Compensation Discussion and Analysis, continue to be focused on long-term financial performance to drive stockholder value.
The table below highlights practices that IBM embraces in support of strong governance practices.

What we do

Tie a significant portion of pay to Company performance
Mitigate risk taking by emphasizing long-term equity incentives, placing caps on potential payments, and maintaining robust clawback provisions
Require significant share ownership by the Chairman, President and CEO, Vice Chairman and Senior Vice Presidents
Utilize noncompetition and nonsolicitation agreements for senior executives
Remove impact of share repurchase on executive incentives

What we don’t do

No individual severance or change-in-control agreements for executive officers
No excise tax gross-ups for executive officers
No dividend equivalents on unearned RSUs/PSUs
No hedging/pledging of IBM stock
No stock option repricing, exchanges or stock options granted below market value
No guaranteed incentive payouts for executive officers
No accelerated vesting of equity awards for executive officers
No above-market returns on deferred compensation plans

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Personal stake in IBM’s future through stock ownership requirements
Investors want the leaders of their companies to act like owners. That alignment, we believe, works best when senior leaders have meaningful portions of their personal holdings invested in the stock of their company. This is why IBM sets significant stock ownership requirements for IBM’s Chairman, President and CEO, Vice Chairman, and Senior Vice Presidents (SVPs). Within 5 years of hire or promotion, each is required to own a minimum number of IBM shares or equivalents that is equal to a multiple of salary at the time of hire, promotion, or election as an executive officer. The minimum multiple of salary required is in excess of standard market practice.
Stock ownership requirements

	IBM Minimum requirement as a multiple of salary	Median peer group minimum requirement as a multiple of salary
CEO	10	7
Other NEOs	7	4
Mr. Krishna owns common stock and stock-based holdings above his ownership requirement (over 86 times his base salary) as of December 31, 2025. More information on Mr. Krishna’s holdings can be found in the Common Stock and Stock-Based Holdings of Directors and Executive Officers Table. As a group, the Chairman, President and CEO, Vice Chairman and SVPs, inclusive of the NEOs, owned shares or equivalents valued at over $282 million as of December 31, 2025; as of that date, this group held, on average, over 20 times their base salary, and are all on track to meet or exceed their ownership goal within 5 years of hire or promotion.
The following table illustrates which equity holdings count towards stock ownership requirements:

What counts

IBM shares owned personally or by members of the officer’s immediate family sharing the same household
Holdings in the IBM Stock Fund of the 401(k) Plan and the Excess Savings Plan
Shares of IBM stock deferred under the Excess Savings Plan

What does not count

Unvested equity awards
Unexercised stock options
Stock ownership continues beyond retirement
Finally, our programs are designed to ensure alignment with IBM’s long-term interests past the retirement date for our Chairman, President and CEO, Vice Chairman and SVPs. Share price performance and long-term goal achievement continue to impact the Long-Term Incentive Plan for these retired executives for at least two and a half years post retirement. For example, shares for Mr. Krishna that remained restricted and subject to IBM performance represent more than 200% of his share ownership requirement as of December 31, 2025, assuming future performance at target.
Compensation Committee consultant
The Committee enters into a consulting agreement with its outside compensation consultant on a biennial basis. In 2025, the Committee retained Semler Brossy as its compensation consultant to advise the Committee on market practices and specific IBM policies and programs. Semler Brossy reports directly to the Compensation Committee Chair and takes direction from the Committee. The consultant’s work for the Committee includes data analyses, market assessments and preparation of related reports. From time to time, the Committee seeks the views of the consultant on items such as incentive program design and market practices. The work done by Semler Brossy for the Committee is documented in a formal agreement which is executed by the consultant and the Committee. Semler Brossy does not perform any other work for IBM, other than services provided to IBM’s Directors and Corporate Governance Committee. The Committee determined that there is no conflict of interest with regard to Semler Brossy.

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How compensation decisions are made
At any level, compensation reflects an employee’s value to the business — market value of skills, individual contribution and business results. To be sure we appropriately assess the value of senior executives, IBM follows an evaluation process, described here in some detail:
1.Making annual performance commitments
All IBM employees, including the Chairman, President and CEO, Vice Chairman and SVPs, develop goals, both qualitative and quantitative, that they seek to achieve in a particular year in support of the business. The Board of Directors reviews and approves the Chairman, President and CEO’s performance goals and formally reviews progress and outcomes. As part of this process, many factors are considered, including an understanding of the business risks associated with the performance goals.
2.Determining annual incentive payouts
Evaluation of Chairman, President and CEO results by the Compensation Committee
The Chair of the Compensation Committee works directly with the Committee’s compensation consultant to provide a decision-making framework for use by the Committee in determining annual incentive payouts for the Chairman, President and CEO. This framework considers the Chairman, President and CEO’s self-assessment of performance against commitments in the year, both qualitative and quantitative, and also considers progress against strategic objectives, an analysis of IBM’s total performance over the year and the overall Company incentive score. The Committee considers all of this information in developing its recommendations, which are then presented to the independent members of the IBM Board of Directors for further review, discussion, and final approval.
Evaluation of Vice Chairman and SVP results by the Chairman, President and CEO and the Compensation Committee
Executives work with their managers throughout the year to update their own results against their stated goals. The self-assessments of the Vice Chairman and SVPs are reviewed by the Senior Vice President and Chief Human Resources Officer and the Chairman, President and CEO.
Following this in-depth review and taking into account the Company incentive score, the Chairman, President and CEO makes compensation recommendations to the Compensation Committee based on an evaluation of the Vice Chairman and each SVP’s performance for the year, and the Committee decides whether to approve or adjust the Chairman, President and CEO’s recommendations for the Vice Chairman and SVPs. The Committee then presents the compensation decisions for the Chief Financial Officer to the independent members of the IBM Board of Directors for ratification.
3.Setting competitive target pay
Approach to benchmarking
IBM participates in several executive compensation surveys that provide general trend information and details on levels of salary, target annual incentives and long-term incentives, the relative mix of short- and long-term incentives, and mix of cash and stock-based pay. Given the battle for talent that exists in our industry, the benchmark companies that are used by the Compensation Committee to guide its decision making have included a broad range of key information technology companies, to help us identify trends in the industry. We also include companies outside our industry, with stature, size, and complexity that approximate our own, in recognition of the flow of executive talent in and out of IBM from other industries. The surveys and benchmark data are supplemented by input from the Compensation Committee’s outside consultant on factors such as recent market trends. The Committee reviews and approves this list annually.

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For 2025 compensation decisions, the Committee utilized the following benchmark group criteria:
•Companies in the technology industry with revenue that exceeds $10 billion, plus
•Additional companies in other industries, with revenue that exceeds $30 billion, and that have a global complexity similar to IBM, and whose business strategy results in substantial competition for senior leadership talent. For 2025 compensation decisions, the Committee approved the following benchmark group using the criteria above, which achieves a balance between prominent technology competitors and large-scale companies of similar size to IBM. In consideration of size and complexity, IBM’s philosophy is to generally target the 50th percentile of the market for cash and total compensation. Executives in new roles are typically positioned below and brought up to median with sustained performance, while high performing executives may have an above median target total pay opportunity driven by long-term incentives to retain executive skills and support strong succession plans.
Benchmark group

Accenture	Boeing	Intel	Salesforce
Adobe	Broadcom	Microsoft	UPS
Alphabet	Cisco Systems	Oracle	Verizon
Amazon.com	Elevance Health	PepsiCo	Visa
AT&T	Hewlett Packard Enterprise	Qualcomm
Bank of America	Honeywell	RTX

Approach to determining individual compensation
For individual compensation decisions, the benchmark information is used together with an internal view of individual performance relative to other executives and recognizing that the skills and experience of our senior executives are highly sought after by other companies and, in particular, by IBM’s competitors. Because factors such as performance and retention, as well as size and complexity of the job role, are considered when compensation decisions are made, the cash and total compensation for an individual named executive officer may be higher or lower than the target reference point of the benchmark group.
Evaluation of Chairman, President and CEO target pay by the Compensation Committee
The Chair of the Compensation Committee works directly with the Committee’s compensation consultant to provide a decision-making framework for use by the Committee in setting target compensation for the Chairman, President and CEO. The independent members of the IBM Board of Directors review and provide final approval.
Evaluation of Vice Chairman and SVP target pay by the Chairman, President and CEO and the Compensation Committee
The Chairman, President and CEO makes compensation recommendations on the Vice Chairman and SVPs’ target compensation to the Compensation Committee. The Committee evaluates all of the factors considered by the Chairman, President and CEO and reviews compensation summaries that tally the dollar value of compensation related items, including salary, target annual incentive, and long-term compensation. The Committee decides whether to approve or adjust the Chairman, President and CEO’s recommendations for the Vice Chairman and SVPs. The Committee then presents the compensation decisions for the Chief Financial Officer to the independent members of the IBM Board of Directors for ratification.

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Section 3: Compensation decisions for the Chairman, President and CEO and named executive officers
2025 Annual incentive payment decision for the Chairman, President and CEO
For 2025 performance, the Board approved an annual incentive payment of $5,250,000, which represented 150% of Mr. Krishna’s target opportunity and was in line with the Company's pool funding score.
In addition to overall IBM 2025 revenue performance of $67.5 billion and $13.2 billion cash from operations, the Compensation Committee noted the following achievements for Mr. Krishna, which have positioned IBM for sustained growth going forward:

Business results
•Software revenue grew 9% year-to-year and Consulting revenue flat year-to-year at constant currency*
•Continued shift toward higher growth revenue, with more than 75% of revenue now in Software and Consulting
•Free cash flow* generation of $14.7 billion (+$2 billion year over year)

Leadership in innovation
•Delivered strong advancements across AI, Quantum, and Infrastructure, reinforcing leadership in next-generation technologies
•Achieved cumulative GenAI book of business** over $12.5 billion inception-to-date, of which Software is more than $2 billion and Consulting is more than $10.5 billion
•Surpassed $1 billion in inception-to-date*** signings in Quantum, with 89 systems deployed, maintaining a strong lead over the nearest competitor
•Successfully launched zMetis/Telum II, marking the strongest start to a mainframe cycle on record with z17 outperforming z16

Portfolio and investment
•Closed 10 strategic acquisitions in 2025 and invested over $8 billion in Research and Development expense, focused on expanding hybrid cloud and AI capabilities
•Sustained revenue growth for fourth consecutive year

Talent development and leadership	•Focused on growing expertise levels in key skills (AI and hybrid cloud) •Fostered a high-performance culture by retaining top talent •Continued best in class employee engagement

*    Non-GAAP financial metrics. See Appendix A for information on how we calculate these performance metrics.
**    See Appendix A for additional information on GenAI book of business.
***    Inception-to-date defined as 1Q17-4Q25.

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2025 Compensation discussion and analysis

2025 Annual incentive decisions for Mr. Kavanaugh, Mr. Thomas, Mr. Cohn, and Ms. Robinson
The Compensation Committee also made decisions for the following named executive officers (NEOs), based on overall corporate performance as described in the Business Highlights and Executive Summary and an assessment of their individual contributions, some of which are summarized below:

James J. Kavanaugh Senior Vice President, Finance & Operations & Chief Financial Officer
•Optimized portfolio and drove productivity initiatives resulting in 100 basis points of operating pre-tax income margin expansion* in 2025. Achieved $4.5 billion in annual run-rate savings since 2023.
•Delivered free cash flow* of $14.7 billion, up $2 billion year-to-year, enabling the return of more than $6 billion to stockholders through dividends and the investment of over $8 billion in 10 strategic acquisitions in 2025.
•Attracted new investors to IBM through strong engagement with shareholders, resulting in a total shareholder return of approximately 40% in 2025.

Robert D. Thomas Senior Vice President, Software & Chief Commercial Officer
•Delivered 9% Software revenue growth at constant currency* and advanced IBM’s leadership on AI by driving adoption of watsonx products, and by scaling the GenAI book of business** in Software to over $2 billion inception-to-date.
•Enhanced Software portfolio through organic innovation, driven by talent development and customer success. Drove strategic M&A and integration to strengthen the portfolio.
•Continued transformation in go to market model through technical selling, expanded digital sales motions, and expanded ecosystem with strong strategic partnerships.

Gary Cohn Vice Chairman
•Expanded IBM’s global presence and brand visibility with strategic clients, partners, and ecosystem stakeholders by strengthening senior level relationships.
•Drove revenue growth and market reach through expertise in public-private partnerships, technology and business transformation, and policymaking across diverse business initiatives and external engagements.
•Represented IBM in high level forums with global leaders, media, and public events to promote the Company’s perspective, enhance public advocacy, and deepen client relationships.

Anne Robinson Senior Vice President & Chief Legal Officer
•Provided legal and regulatory support for IBM’s global growth objectives, with a particular focus on AI, Quantum, M&A, and Consulting.
•Drove business acceleration throughout the enterprise by streamlining IBM’s policies and practices, transforming IBM’s contracting process, improving M&A due diligence efficiency, and deploying technology to accelerate speed and improve efficiency.
•Optimized the legal and regulatory affairs function and its talent to provide best-in-class legal support to business unit leaders globally – advancing IBM’s culture of performance, productivity goals, and smart-risk taking to enable growth.

*    Non-GAAP financial metrics. See Appendix A for information on how we calculate these performance metrics.
**    See Appendix A for additional information on GenAI book of business.
Following the process outlined above and based on business and individual performance, the Compensation Committee approved the 2025 annual incentive payouts below for these NEOs:

Name	2025 Annual incentive payouts(1)
J.J. Kavanaugh	$2,584,500
R.D. Thomas	2,370,000
G. Cohn	2,370,000
A. Robinson	2,068,500
(1)The named executive officers each had an annual incentive target equal to 135% of their salary for 2025.

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Section 4: Additional information
Compensation program as it relates to risk
IBM management, the Compensation Committee and the Committee’s outside consultant review IBM’s compensation policies and practices, with a focus on incentive programs, to ensure that they do not encourage excessive risk taking. This review includes the cash incentive programs and the long-term incentive plans that cover executives and employees. Based on this comprehensive review, we concluded that our compensation programs do not encourage excessive risk taking for the following reasons:
•Our programs appropriately balance short- and long-term incentives, with approximately 78% of 2025 annual total target compensation provided in equity for the Chairman, President and CEO, Vice Chairman, and SVPs as a group.
•Our executive compensation program pays for performance against financial targets that are set to be challenging to motivate a high degree of business performance, with an emphasis on longer-term financial success and prudent risk management.
•Our incentive plans include a profit metric as a component of performance to promote disciplined progress toward financial goals. None of IBM’s incentive plans are based solely on signings or revenue targets, which mitigates the risk of employees focusing exclusively on the short term.
•Qualitative factors beyond the quantitative financial metrics are a key consideration in the determination of individual executive compensation payments. How our executives achieve their financial results, integrate across lines of business and demonstrate leadership consistent with IBM values are key to individual compensation decisions.
•As explained in the 2025 Potential Payments Upon Termination Narrative, we further strengthened our retirement policies on equity grants for our senior leaders beginning in 2009 to ensure that the long-term interests of IBM continue to be the focus, even as these executives approach retirement.
•Our stock ownership guidelines require that the Chairman, President and CEO, Vice Chairman, and each SVP hold a significant amount of IBM equity to further align their interests with stockholders over the long term.
•IBM’s policy requires a clawback of incentive-based compensation paid to an executive officer if there is a restatement of IBM’s financial results that would have affected the amount of incentive-based compensation, regardless of whether the executive officer’s conduct led to the restatement. Likewise, IBM’s equity plan has a clawback provision under which awards may be cancelled and certain gains repaid if an executive engages in activity that is detrimental to IBM. To further reinforce our commitment to ethical conduct, the IBM Excess Savings Plan allows the clawback of certain IBM contributions if a participant engages in activity that is detrimental to IBM.
We are confident that our compensation program is aligned with the interests of our stockholders, rewards for performance and represents strong executive compensation governance practices.
Equity award practices
Under IBM’s long-standing practices and policies, all equity awards are approved before or on the date of grant. The exercise price of at-the-money Stock Options is the average of the high and low market price of IBM common stock on the New York Stock Exchange on the date of grant or as specified by the Compensation Committee.
The equity award approval process specifies the individual receiving the grant, the number of units or the value of the award, the exercise price or formula for determining the exercise price, if different from the average of the high and low market price of IBM common stock on the New York Stock Exchange on the grant date, and the date of grant. In the case of planned grant value, the number of shares granted are determined by dividing the planned value by the average of IBM’s closing stock price for the 30 active trading days prior to grant reduced by the present value of expected dividends for PSUs and RSUs. For Stock Options, the average IBM closing stock price is further adjusted by an option valuation factor to reflect the discounted value of Stock Options compared to full value awards.
As with all compensation decisions, the independent members of the Board approve all equity awards for the Chairman, President and CEO, and ratify all equity awards for the Chief Financial Officer. In addition, all equity awards for the Vice Chairman and each SVP are approved by the Compensation Committee. All equity awards for employees other than the Chairman, President and CEO, Vice Chairman and SVPs are approved by the Chairman, President and CEO, Vice Chairman and SVPs pursuant to a series of delegations that were approved by the Compensation Committee, and the grants made pursuant to these delegations are reviewed periodically with the Committee.

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Equity awards granted as part of annual total compensation for senior leaders and other employees are made on specific cycle dates scheduled in advance, typically in the month of February. For officers, the February grant date is scheduled within one month of the Compensation Committee’s approval of any applicable equity awards (at the end of January). IBM’s policy for new hires and promotions requires approval of any awards before or on the grant date of the award.
IBM does not have any plans, programs or agreements that would provide any payments to any of the named executive officers upon a change in control of IBM, a change in the named executive officer’s responsibilities or a constructive termination of the named executive officer.
Ethical conduct
Every executive is held accountable to comply with IBM’s high ethical standards: IBM’s Values, including “Trust and Personal Responsibility in All Relationships,” and IBM’s Business Conduct Guidelines. This responsibility is reflected in each executive’s performance goals, and is reinforced through each executive’s annual certification to the IBM Business Conduct Guidelines.
An executive’s compensation, including annual cash incentive payments, is tied to compliance with these standards; compliance is also a condition of IBM employment for each executive.
IBM’s equity plans and agreements have a clawback provision — awards may be cancelled and certain gains repaid if an executive engages in activity that is detrimental to IBM, such as violating IBM’s Business Conduct Guidelines, disclosing confidential information or performing services for a competitor. To further reinforce our commitment to ethical conduct, the Excess Savings Plan allows the clawback of certain IBM contributions if a participant engages in activity that is detrimental to IBM.
In addition, approximately 1,700 of our key executives (including each of the named executive officers) have agreed to a noncompetition, nonsolicitation agreement that prevents them from working for certain competitors within 12 months of leaving IBM or soliciting employees after leaving IBM.
The Committee has also adopted, in accordance with SEC and NYSE requirements, a policy to claw back incentive-based compensation from executive officers in the event of a restatement of IBM’s financial results.
Hedging and pledging practices
IBM has multiple corporate leadership teams, which includes senior executives in client facing roles, technical innovation roles or key leadership positions. An example is the Performance Team, which consists of approximately 85 of our most senior leaders who run IBM business units and geographies and includes the Chairman, President and CEO, Vice Chairman, and each SVP. The team is accountable for business performance and the development of cross-unit strategies.
As provided in its insider trading policy, IBM does not allow any member of the IBM Board of Directors or any member of its corporate leadership teams, including any named executive officer, to hedge the economic risk of their ownership of any IBM securities, which includes entering into any derivative transaction on IBM stock (e.g., any short-sale, prepaid variable forward contract, equity swap, collars, exchange funds) or to pledge any IBM securities at any time, which includes having IBM stock in a margin account or using IBM stock as collateral for a loan. Further, IBM does not allow any employee granted equity awards through the IBM Long-Term Incentive Plan to hedge or pledge those securities.
Tax considerations
Section 162(m) of the U.S. Internal Revenue Code of 1986, as amended, limits deductibility of compensation in excess of $1 million paid to IBM’s covered employees. A “covered employee,” under Section 162(m) as amended, is the CEO, the CFO, the three highest paid executive officers, and any other individual who was a covered employee of the Company for the preceding tax years beginning after December 31, 2016.
Although the tax deduction for performance-based compensation has been eliminated for awards after November 2, 2017, IBM continues to believe that a strong link between pay and performance is critical to align executive and stockholder interests. IBM and the Committee will continue to ensure that a significant portion of pay for our Vice Chairman and SVPs, including the Chairman, President and CEO, is at risk and subject to the attainment of performance goals.

2026 Notice of Annual Meeting & Proxy Statement	47

2025 Summary compensation table and related narrative

Name and principal position (a) Year (b)	Salary(1) ($) (c)	Bonus(2) ($) (d)	Stock awards(3) ($) (e)	Option awards(4) ($) (f)	Non-equity incentive plan compensation(5) ($) (g)	Change in retention plan value(6) ($) (h)	Change in pension value(7) ($) (h)	Nonqualified deferred compensation earnings(8) ($) (h)	All other compensation (9)(10) ($) (i)	Total(11) ($) (j)
A. Krishna, Chairman, President and CEO
2025	$1,500,000	$0	$23,988,586	$6,606,312	$5,250,000	N/A	$42,970	$0	$601,817	$37,989,685
2024	1,500,000	0	14,827,724	4,499,742	3,850,000	N/A	34,056	0	432,161	25,143,682
2023	1,500,000	0	11,483,809	3,339,560	3,510,000	N/A	23,183	0	541,874	20,398,426
J.J. Kavanaugh, Senior VP, F&O & CFO
2025	$1,250,250	$0	$11,514,830	$3,171,079	$2,584,500	$3,543	$37,946	$0	$278,515	$18,840,663
2024	1,151,500	0	7,599,258	2,306,123	1,738,000	14,178	29,909	0	170,435	13,009,403
2023	1,088,000	0	6,704,515	1,949,711	1,730,430	0	15,264	0	203,369	11,691,289
R.D. Thomas, Senior VP, Software & Chief Commercial Officer
2025	$1,143,500	$0	$10,794,920	$2,972,892	$2,370,000	N/A	$24,259	$0	$188,523	$17,494,094
2024	1,048,000	0	7,043,235	2,137,386	1,866,800	N/A	19,461	0	168,516	12,283,398
2023	994,750	0	5,843,417	1,699,249	1,552,500	N/A	3,170	0	241,228	10,334,314
G. Cohn, Vice Chairman
2025	$1,170,000	$0	$9,835,230	$2,708,592	$2,370,000	N/A	$19,483	$0	$132,470	$16,235,775
2024	1,170,000	0	5,931,188	1,799,913	1,738,000	N/A	18,032	0	154,388	10,811,521
2023	1,170,000	0	4,897,686	1,424,239	1,848,600	N/A	N/A	0	196,565	9,537,090
A. Robinson, Senior VP & Chief Legal Officer(12)
2025	$999,500	$0	$7,292,774	$2,008,338	$2,068,500	N/A	$16,503	$0	$70,695	$12,456,310
2024	467,500	750,000	6,841,641	1,090,629	695,750	N/A	N/A	0	31,840	9,877,360
Note: For assumptions used in determining the fair value of stock and option awards, see Note A (Significant Accounting Policies — Stock-Based Compensation) and Note T (Stock-Based Compensation) to IBM’s 2025 Consolidated Financial Statements.
(1)Amounts in this column reflect the actual salary amount paid to each named executive officer during 2025.
(2)Ms. Robinson’s offer letter, signed in 2024, included a cash sign-on payment of $750,000.
(3)Amounts in this column reflect the total Performance Share Units (PSUs) and Restricted Stock Units (RSUs).
Amounts include the aggregate grant date fair values of PSUs at the Target number as set forth in 2025 Grants of Plan-Based Awards Table, calculated in accordance with accounting guidance, which includes using a Monte Carlo model to reflect the rTSR market‑based condition; these amounts reflect an adjustment for the exclusion of dividend equivalents.
At the Maximum number, these values for Mr. Krishna would be: 2025: $40,495,832; 2024: $18,905,281; 2023: $14,641,833; for Mr. Kavanaugh: 2025: $19,438,389; 2024: $9,688,967; 2023: $8,548,269; for Mr. Thomas: 2025 $18,223,084; 2024: $8,980,071; 2023: $7,450,269; for Mr. Cohn: 2025: $16,603,218; 2024: $7,562,278; 2023: $6,244,427; and for Ms. Robinson: 2025: $12,310,926; 2024: $4,563,576.
Amounts also include the aggregate grant date fair values of RSU and RRSU grants, if applicable, calculated in accordance with accounting guidance; these amounts reflect an adjustment for the exclusion of dividend equivalents.
(4)This column reflects the grant date fair value of stock option grants, if applicable, calculated in accordance with accounting guidance.
(5)Amounts in this column include payments under IBM’s Annual Incentive Program (AIP), in which all named executive officers participate. The performance period is the fiscal year (January 1 through December 31, 2025). As Ms. Robinson joined on July 1, 2024, her 2024 performance period is pro-rated to reflect July 1, 2024 through December 31, 2024. Mr. Krishna’s target was 233% of his 2025 base salary rate. All other named executive officers had an annual target of 135% of their 2025 salary rate. In the 2025 Grants of Plan-Based Awards Table, see column (c) for the Threshold payout ($0), column (d) for the Target payout, and column (e) for the Maximum payout.
(6)Although accruals under the Retention Plan stopped on December 31, 2007, change in Retention Plan Value was due to increase in age, changes in the discount rate, interest crediting rate, and mortality table. Mr. Kavanaugh is the only eligible named executive officer in the Retention Plan. In 2023, his benefit resulted in a negative amount ($8,528).
(7)Although accruals under the IBM Personal Pension Plan stopped on December 31, 2007, change in Pension Value for the eligible named executive officers was due to their age, changes in the discount rate, interest crediting rate, and mortality table. In addition, for 2024 and 2025, the change in Pension Value includes the Retirement Benefit Account retirement benefits for the eligible named executive officers. Assumptions can be found immediately after the 2025 Pension Benefits Table.
(8)IBM does not provide above-market or preferential earnings on deferred compensation. See the 2025 Nonqualified Deferred Compensation Narrative for information about deferred compensation.
(9)Amounts in this column include the following for 2025: for Mr. Krishna: tax reimbursements of $44,337 and IBM contributions to defined contribution plans of $250,000; for Mr. Kavanaugh: IBM contributions to defined contribution plans of $131,913; for Mr. Thomas: tax reimbursements of $43,262 and IBM contributions to defined contribution plans of $116,210; and for Mr. Cohn: IBM contributions to defined contribution plans of $127,900. See the 2025 Summary Compensation Table Narrative below for a description and information about these items.
(10)Amounts in this column also include the following perquisites for 2025: for Mr. Krishna: personal financial planning, ground transportation, family attendance at business-related events of $46,118, personal travel on company aircraft of $138,651, personal security of $72,767, and other personal expenses; for Mr. Kavanaugh: personal financial planning, annual executive physical, family attendance at business-related events, personal travel on company aircraft of $120,367, and other personal expenses; for Mr. Thomas: ground transportation, family attendance at business related events of $25,815, and other personal expenses; and for Ms. Robinson: personal financial planning, personal travel on company aircraft of $36,567, ground transportation, annual executive physical, family attendance at company related events, and other personal expenses. See the 2025 Summary Compensation Table Narrative below for a description and information about the aggregate incremental cost calculations for perquisites.
(11)Amounts in this column reflect the total of the following columns: Salary, Bonus, Stock Awards, Option Awards, Non-Equity Incentive Plan Compensation, Change in Retention Plan Value, Change in Pension Value, Nonqualified Deferred Compensation Earnings and All Other Compensation.
(12)Ms. Robinson was not a named executive officer in the 2024 Proxy Statement; therefore, 2023 data is excluded for her.

48	IBM

2025 Summary compensation table and related narrative
2025 Summary compensation table narrative — all other compensation (Column (i))
Amounts in this column represent the following as applicable:
Tax reimbursements
•Payments by IBM to the named executive officers to cover taxes incurred for certain business-related taxable expenses, which may include: cost of family travel to/from and attendance at business-related events, business-related local lodging and incidental expenses, and business-related ground transportation expenses (see Ground Transportation below).
IBM Contributions to defined contribution plans
•IBM contributions to the individual accounts for each named executive officer under the Excess Savings Plan, and for the IBM 401(k) Plan for year 2023.
•See the 2025 Nonqualified Deferred Compensation Narrative for additional details on the nonqualified deferred compensation plan.
Perquisites
The following describes perquisites (and their aggregate incremental cost calculations) provided to the named executive officers in 2025:
Personal financial planning
•In 2025, IBM offered financial planning services with coverage generally up to $15,000 annually for senior U.S. executives, including each named executive officer.
Personal travel on company aircraft
General information
•Amounts represent the aggregate incremental cost to IBM for travel not directly related to IBM business.
•IBM’s security practices provide that all air travel by the Chairman, President and CEO, including personal travel, be on Company aircraft. IBM’s security practices for air travel are consistent with best practices as assessed by independent third-party security experts.
•The aggregate incremental cost for Mr. Krishna’s personal travel, including any aggregate incremental cost of travel by family members or other guests on both business and non-business occasions, is included in column (i) of the 2025 Summary Compensation Table.
•Additionally, personal travel or commutation in 2025 on Company aircraft by named executive officers other than Mr. Krishna, and the aggregate incremental cost, if any, of travel by the officer’s family or other guests when accompanying the officer on both business and non-business occasions is also included.
•Also, from time to time, named executive officers who are members of the boards of directors of certain other companies and non-profit organizations travel on Company aircraft to those outside board meetings. These amounts may include travel related to participation on these outside boards.
•Any aircraft travel by named executive officers for an annual executive physical under the corporate wellness program is included in these amounts.
Aggregate incremental cost calculation
•The aggregate incremental cost for the use of Company aircraft for personal travel, including travel to outside boards, is calculated by dividing (i) the total variable costs for all IBM owned, IBM leased and charter aircrafts across all trips taken by (ii) total flight hours, to obtain a variable cost per hour. Total variable costs include fuel, maintenance, landing fees, crew variable expenses, and catering, as well as any comparable costs incurred when a charter aircraft is used.
•This variable cost per hour is then multiplied by the total number of personal flight hours, including deadhead legs (i.e., empty flights to and from the IBM hangar or any other location), regardless of the type of aircraft flown or trip type.

2026 Notice of Annual Meeting & Proxy Statement	49

2025 Summary compensation table and related narrative
Ground transportation
General information
•IBM’s security practices provide that the Chairman, President and CEO be driven to and from work by IBM personnel in a car leased by IBM or by an authorized car service. Additionally, the Chairman, President and CEO and his family may use a Company-leased car with an IBM driver or an authorized car service for non-business occasions.
•Other named executive officers may use a Company-leased car with an IBM driver or an authorized car service for business-related transportation, and travel to outside board meetings and an annual executive physical under IBM’s corporate wellness program. Family members and other guests may accompany these named executive officers in a Company-leased car with an IBM driver or an authorized car service on these occasions.
•Amounts reflect the aggregate incremental cost, if any, for the above-referenced items.
Aggregate incremental cost calculation
•For the Company-leased car with an IBM driver, incremental cost is calculated by multiplying the variable rate by the applicable driving time. The variable rate includes a driver’s salary and overtime payments, plus a cost per mile calculation based on fuel and maintenance expense.
•For an authorized car service, the incremental cost is the full cost to IBM for such service.
Personal security
General information
•Under IBM’s security practices, IBM provides security personnel for the Chairman, President and CEO and his family on certain business and non-business occasions.
•Amounts include the aggregate incremental cost, if any, of security personnel for those occasions.
•In addition, amounts also include the cost of home security systems and monitoring for the Chairman, President and CEO, and any other named executive officers, if applicable.
Aggregate incremental cost calculation
•The aggregate incremental cost for security personnel is the cost of any commercial airfare to and from the destination, hotels, meals, car services, and salary and travel expenses of any additional subcontracted personnel if needed.
•The aggregate incremental cost for installation, maintenance, and monitoring services for home security systems reflects the full cost to IBM for these items.
Annual executive physical
•Amounts represent any payments by IBM for the cost of an annual executive physical for the named executive officers under IBM’s corporate wellness program, if applicable.
Family travel and attendance at business-related events
•Amounts represent the aggregate incremental cost, if any, of travel and/or meals and entertainment for the family members of the named executive officers to attend business-related events, such as meetings, dinners, and receptions with IBM’s clients, executive management, or board members.
Other personal expenses
•Amounts represent the cost of meals and lodging for the named executive officers who traveled for their annual executive physical under IBM’s corporate wellness program.
•Amounts also include expenses associated with participation on outside boards other than those disclosed as Personal Travel on Company Aircraft and Ground Transportation.
•Amounts also include items relating to business events and administrative charges incurred by executives.

50	IBM

2025 Grants of plan-based awards table

Name (a) Type of award(1)	Grant date (b)	Compensation committee approval date	Estimated future payouts under non-equity incentive plan awards			Estimated future payouts under equity incentive plan awards(2)			All other stock awards: Number of shares of stock or units(3) (#) (i)	All other option awards: Number of securities underlying options(3) (#) (j)	Exercise or base price of option awards(4) ($/Sh) (k)	Closing price on the NYSE on the date of grant ($/Sh)	Grant date fair value of stock and option awards(5) ($) (l)
			Threshold ($) (c)	Target ($) (d)	Maximum ($) (e)	Threshold (#) (f)	Target (#) (g)	Maximum (#) (h)
A. Krishna
AIP	N/A		$0	$3,500,000	$7,000,000
PSU	2/18/2025	1/27/2025				13,595	67,976	149,547					$18,407,221
RSU	2/18/2025	1/27/2025							22,659				5,581,365
SO	2/18/2025	1/27/2025								90,634	$261.89	$263.49	6,606,312
J.J. Kavanaugh
AIP	N/A		0	1,723,000	5,169,000
PSU	2/18/2025	1/27/2025				6,526	32,629	71,784					8,835,607
RSU	2/18/2025	1/27/2025							10,877				2,679,223
SO	2/18/2025	1/27/2025								43,505	261.89	263.49	3,171,079
R.D. Thomas
AIP	N/A		0	1,580,000	4,740,000
PSU	2/18/2025	1/27/2025				6,118	30,589	67,296					8,283,195
RSU	2/18/2025	1/27/2025							10,197				2,511,725
SO	2/18/2025	1/27/2025								40,786	261.89	263.49	2,972,892
G. Cohn
AIP	N/A		0	1,580,000	4,740,000
PSU	2/18/2025	1/27/2025				5,574	27,870	61,314					7,546,917
RSU	2/18/2025	1/27/2025							9,290				2,288,313
SO	2/18/2025	1/27/2025								37,160	261.89	263.49	2,708,592
A. Robinson
AIP	N/A		0	1,379,000	4,137,000
PSU	2/18/2025	1/27/2025				4,133	20,665	45,463					5,595,875
RSU	2/18/2025	1/27/2025							6,889				1,696,898
SO	2/18/2025	1/27/2025								27,553	261.89	263.49	2,008,338
(1)Type of Award:
AIP = Annual Incentive Program
PSU = Performance Share Unit
RSU = Restricted Stock Unit
SO = Stock Option
Each of these awards, except the non-equity incentive plan award, was granted under IBM’s 1999 Long-Term Performance Plan (LTPP).
See the 2025 Summary Compensation Table for additional information on these types of awards.
(2)2025 PSU awards will be adjusted based on performance period January 1, 2025 to December 31, 2027 and paid in February 2028.
(3)The first tranche of the RSU and SO awards vested 25% on February 18, 2026 for all of the named executive officers. The remaining tranches will vest February 18, 2027, February 18, 2028, and February 18, 2029, provided that in each case, the named executive officer is an employee of IBM as of those dates unless they meet certain requirements to be eligible for continued vesting. See 2025 Potential Payments Upon Termination Narrative for a description of these eligibility requirements.
(4)All SOs have an exercise price equal to the average of the high and low prices of IBM common stock on the New York Stock Exchange (NYSE) as of the grant date.
(5)The amounts in this column reflect the aggregate grant date fair values of PSU, RSU, and SO awards calculated in accordance with accounting guidance. The values shown for the PSU awards are based on the Target number, as described in the 2025 Summary Compensation Table. The values shown for the PSUs, RSUs, and SO awards reflect an adjustment for the exclusion of dividend equivalents.

2026 Notice of Annual Meeting & Proxy Statement	51

2025 Outstanding equity awards at fiscal year-end table and related narrative
Option awards (Columns (b)  – (f))
General terms
•In accordance with IBM’s Long-Term Performance Plan (LTPP), the exercise price of stock options is not less than the average of the high and low prices of IBM common stock on the New York Stock Exchange (NYSE) on the date of grant.
•IBM has not granted any option awards that are Equity Incentive Plan Awards.
Stock awards (Columns (g)  – (j))
Number of shares or units of stock that have not vested (Column (g))
The amounts in this column are the number of RSUs that were outstanding as of December 31, 2025.
Market value of shares or units of stock that have not vested (Column (h))
The amounts in this column are the value of the RSU awards disclosed in column (g), calculated by multiplying the number of units by the closing price of IBM common stock on the New York Stock Exchange on the last business day of the 2025 fiscal year ($296.21).
Equity incentive plan awards: Number of unearned shares, units or other rights that have not vested (Column (i))
The amounts in this column are the number of PSUs that were outstanding as of December 31, 2025.
Performance share units
•Amounts in column (i) reflect the Target number for each PSU award.
•The performance criteria for IBM PSUs are based on cumulative three-year rolling targets. Therefore, measuring annual performance against these targets is not meaningful.
•See Section 1 of the 2025 Compensation Discussion and Analysis, as well as the 2025 Summary Compensation Table, for a detailed description of the PSU program, including payout calculations.
•The table below provides the payout levels for all outstanding PSU awards for each of the named executive officers. For 2024, the Maximum number of PSUs earned is 170% of the Target number based on business objectives (inclusive of an additional 20 points based on the relative ROIC modifier for the relevant performance period). For 2025, the Maximum number of PSUs earned is 220% of the Target number based on business objectives (inclusive of an additional 20 points based on the rTSR modifier for the relevant performance period).
2025 Outstanding PSU award payout levels

Name	Grant date	Threshold	Target	Maximum
A. Krishna	2/21/2024	16,841	67,362	114,515
	2/18/2025	13,595	67,976	149,547
J.J. Kavanaugh	2/21/2024	8,631	34,523	58,689
	2/18/2025	6,526	32,629	71,784
R.D. Thomas	2/21/2024	7,999	31,997	54,395
	2/18/2025	6,118	30,589	67,296
G. Cohn	2/21/2024	6,736	26,945	45,807
	2/18/2025	5,574	27,870	61,314
A. Robinson	7/1/2024	2,118	8,472	14,402
	2/18/2025	4,133	20,665	45,463

52	IBM

2025 Outstanding equity awards at fiscal year-end table and related narrative
Equity incentive plan awards: Market or payout value of unearned shares, units or other rights that have not vested (Column (j))
The amounts in this column are the values of PSU awards disclosed in column (i), calculated by multiplying the number of units by the closing price of IBM common stock on the New York Stock Exchange on the last business day of the 2025 fiscal year ($296.21).
2025 Outstanding equity awards at fiscal year-end table

	Option awards					Stock awards
Name (a) Grant date	Number of securities underlying unexercised options (#) Exercisable (b)	Number of securities underlying options (#) Unexercisable(1) (c)	Equity incentive plan awards: Number of securities underlying unexercised unearned options (#) (d)	Option exercise price(2) ($) (e)	Option expiration date (f)	Type of award	Grant date	Number of shares or units that have not vested(3) (#) (g)	Market value of shares or units that have not vested(4) ($) (h)	Type of award	Grant date	Equity incentive plan awards: Number of unearned shares, units or other rights that have not vested(5) (#) (i)	Equity incentive plan awards: Market or payout value of unearned shares, units or other rights that have not vested(4) ($) (j)
A. Krishna
02/21/22	108,402	36,135	N/A	$124.51	02/20/32	RSU	02/21/22	5,166	$1,530,221	PSU	02/21/24	67,362	$19,953,298
02/21/23	73,461	73,462	N/A	133.00	02/20/33	RSU	02/21/23	12,246	3,627,388	PSU	02/18/25	67,976	20,135,171
02/21/24	28,067	84,202	N/A	180.87	02/20/34	RSU	02/21/24	16,841	4,988,473
02/18/25	0	90,634	N/A	261.89	02/17/35	RSU	02/18/25	22,659	6,711,822
Total	209,930	284,433						56,912	$16,857,904			135,338	$40,088,469
J.J. Kavanaugh
02/21/22	70,954	23,652	N/A	$124.51	02/20/32	RSU	02/21/22	3,380	$1,001,190	PSU	02/21/24	34,523	$10,226,058
02/21/23	42,888	42,889	N/A	133.00	02/20/33	RSU	02/21/23	7,150	2,117,902	PSU	02/18/25	32,629	9,665,036
02/21/24	14,384	43,154	N/A	180.87	02/20/34	RSU	02/21/24	8,631	2,556,589
02/18/25	0	43,505	N/A	261.89	02/17/35	RSU	02/18/25	10,877	3,221,876
Total	128,226	153,200						30,038	$8,897,556			67,152	$19,891,094
R.D. Thomas
02/21/22	55,187	18,396	N/A	$124.51	02/20/32	RSU	02/21/22	2,631	$779,329	PSU	02/21/24	31,997	$9,477,831
02/21/23	37,379	37,379	N/A	133.00	02/20/33	RSU	02/21/23	6,232	1,845,981	PSU	02/18/25	30,589	9,060,768
02/21/24	13,332	39,996	N/A	180.87	02/20/34	RSU	02/21/24	8,000	2,369,680
02/18/25	0	40,786	N/A	261.89	02/17/35	RSU	02/18/25	10,197	3,020,453
Total	105,898	136,557						27,060	$8,015,443			62,586	$18,538,599
G. Cohn
02/21/22	57,158	19,053	N/A	$124.51	02/20/32	RSU	02/21/22	2,725	$807,172	PSU	02/21/24	26,945	$7,981,378
02/21/23	31,329	31,330	N/A	133.00	02/20/33	RSU	02/21/23	5,223	1,547,105	PSU	02/18/25	27,870	8,255,373
02/21/24	11,227	33,681	N/A	180.87	02/20/34	RSU	02/21/24	6,737	1,995,567
02/18/25	0	37,160	N/A	261.89	02/17/35	RSU	02/18/25	9,290	2,751,791
Total	99,714	121,224						23,975	$7,101,635			54,815	$16,236,751
A. Robinson
07/01/24	7,060	21,180	N/A	$174.94	06/30/34	RSU	07/01/24	4,236	$1,254,746	PSU	07/01/24	8,472	$2,509,491
02/18/25	0	27,553	N/A	261.89	02/17/35	RRSU	07/01/24	11,767	3,485,503	PSU	02/18/25	20,665	6,121,180
						RSU	02/18/25	6,889	2,040,591
Total	7,060	48,733						22,892	$6,780,839			29,137	$8,630,671
Type of Award:
PSU = Performance Share Unit
RSU = Restricted Stock Unit
RRSU = Retention Restricted Stock Units
SO = Stock Option
(1)The stock option awards granted vest 25% per year on the first through fourth anniversaries of the respective grant dates, provided the individual remains employed through each vesting date, unless they meet certain requirements to be eligible for continued vesting.
(2)The exercise prices shown in this column are equal to the average of the high and low prices of IBM common stock on the New York Stock Exchange as of the grant date.
(3)The amounts shown in column (g) of the 2025 Outstanding Equity Awards at Fiscal Year-End Table are unvested RSU and RRSU awards. See the 2025 Compensation Discussion and Analysis and the 2025 Summary Compensation Table for additional information on these types of awards. In 2021, 2022, 2023 and 2024 each named executive officer other than Ms. Robinson received RSU awards that vest 25% per year on the first through the fourth anniversaries of the respective grant date. In 2025, all named executive officers received RSUs that vest 25% per year on the first through the fourth anniversaries of the date of grant. Ms. Robinson was hired July 1, 2024, and granted RRSUs on such date, and her RRSU award vests 42% on the first anniversary of the grant date, and 29% vests on each of the second and third anniversaries of the grant date.
(4)Values in these columns are calculated by multiplying the number of units by the closing price of IBM common stock on the New York Stock Exchange on the last business day of the 2025 fiscal year ($296.21).
(5)The amounts shown in column (i) of the 2025 Outstanding Equity Awards at Fiscal Year-End Table are PSU awards that have not yet vested. See the 2025 Compensation Discussion and Analysis and the Summary Compensation Table Narrative for additional information on PSU awards. PSUs for all named executive officers are paid out in February following the end of the respective three-year performance period.

2026 Notice of Annual Meeting & Proxy Statement	53

2025 Outstanding equity awards at fiscal year-end table and related narrative
2025 Option exercises and stock vested table

	Option awards		Stock awards(1)
Name (a)	Number of shares acquired on exercise (#) (b)	Value realized on exercise ($) (c)	Number of shares acquired on vesting (#) (d)	Value realized on vesting ($) (e)
A. Krishna	0	$0	108,533	$31,350,617
J.J. Kavanaugh	0	0	63,469	18,331,635
R.D. Thomas	0	0	68,814	19,383,848
G. Cohn	0	0	48,103	13,617,196
A. Robinson	0	0	16,555	4,866,750
(1)Amounts shown in these columns reflect PSU, RSU, and RRSU awards that vested during 2025. The PSU award for the 2023-2025 performance period vested on December 31, 2025, and paid out to each named executive officer on February 1, 2026; the value of the PSU awards was determined by multiplying the number of shares by the closing price of IBM common stock on the vesting date ($296.21). The value of the RSU and RRSU awards was determined by multiplying the number of shares by the release price at the time of vesting. See the Compensation Discussion and Analysis and the 2025 Summary Compensation Table for details on these types of awards.
Equity award grant practices
As discussed in the Compensation Discussion and Analysis, equity awards, including stock option awards, granted as part of annual total compensation for senior leaders and other employees, are approved by the Compensation Committee on or before the grant date. The Compensation Committee’s general practice is to complete its annual executive compensation review and determine performance goals and target compensation for our NEOs, following which they approve equity awards for NEOs as well as any other stock option award recipients. Such equity awards are then granted during the Company’s annual executive equity award grant period, typically in February, which the Compensation Committee believes is a sufficient amount of time for the public markets to absorb our fiscal year-end financial results. On occasion, the Compensation Committee may grant equity awards outside of our annual grant cycle for new hires, promotions, recognition, retention, or other purposes. While the Compensation Committee has discretionary authority to grant equity awards outside of the cycle described above, it does not have a practice or policy of granting equity awards in anticipation of the release of material non-public information and, in any event, we do not time the release of material non-public information in coordination with grants of equity awards in a manner that intentionally affects the value of executive compensation.
2025 Retention plan narrative
General description and purpose
During the mid-1990s, the “IBM Supplemental Executive Retention Plan” (Retention Plan) was created to help retain the caliber of senior leaders needed to turn IBM around, preserve its long-term viability and position it for growth in the future. The Retention Plan is a nonqualified deferred compensation plan, which is unfunded, that provides for payment of an annual benefit if the participant satisfies the age, service, pay, and job level requirements. The Retention Plan is a U.S. Plan and eligibility is based on U.S. employment. Mr. Kavanaugh is eligible for a Retention Plan benefit.
The Retention Plan was closed to new participants effective May 1, 2004, and future accruals stopped on December 31, 2007. Effective July 1, 1999, the Retention Plan was amended to provide a new benefit formula, but allowed participants who met certain age, service, and pay level conditions as of June 30, 1999, to continue to earn benefits under the prior formula if it provides a greater benefit.
Retention Plan benefits are subject to forfeiture and rescission if an executive is terminated for cause or engages in competitive or other activity detrimental to IBM during or following employment. The Retention Plan is separately presented in the 2025 Retention Plan Table and is not included in the 2025 Pension Benefits Table.

54	IBM

2025 Retention plan narrative
Material terms and conditions: 1995 retention plan
•The Retention Plan benefit for Mr. Kavanaugh is determined under the Retention Plan formula in effect prior to the July 1, 1999 amendment (1995 Retention Plan).
•Benefits are available under the 1995 Retention Plan if at the time a participant separates from service they meet the early retirement age and service requirement, holds an executive-level position immediately prior to separation from service, and has final average pay of at least $160,000.
•While Mr. Kavanaugh’s benefit is determined under the 1995 Retention Plan, he was partially grandfathered under this formula which means that his accruals stopped December 31, 2003 and the threshold to determine his benefit is $233,400 instead of $311,400 for fully grandfathered participants. If Mr. Kavanaugh terminates employment on or after age 60, his Retention Plan benefit expressed as an annual single life annuity is equal to: (1) 1.7% times final average pay up to (and including) $233,400 times years of service up to (and including) 20 years; plus (2) 2.55% times final average pay in excess of $233,400 times years of service up to (and including) 20 years; plus (3) 1.3% times final average pay times years of service in excess of 20, but not in excess of 30 years; plus (4) .75% times final average pay times years of service in excess of 30, but not in excess of 35 years; minus (5) the annual single life annuity that would be provided under the IBM Personal Pension Plan beginning on the benefit commencement date.
•If the participant terminates employment before age 60, the annual single life annuity resulting from the sum of the amounts specified in (1) through (4) is reduced as specified in the Retention Plan.
Compensation elements included in calculations
•The definitions of eligible final average pay and eligible compensation for purposes of the Retention Plan have the same meanings as under the Pension Credit Formula in the IBM Personal Pension Plan.
Available forms of payment
•A participant’s benefit is only payable in the form of an annuity with monthly benefit payments beginning on the first day of the month following separation from service (subject to a six-month delay for “specified employees” as required under tax law).
Annual retention plan benefit
•The annual Retention Plan benefit that was earned as of December 31, 2007 and that is payable as a single life annuity beginning at the earliest unreduced retirement age (as defined in the next subsection) for Mr. Kavanaugh is detailed in the table below.

Name	Annual retention plan benefit at earliest unreduced retirement age
J.J. Kavanaugh	$10,637
Present value of accumulated benefit
•The present value of accumulated benefit shown in the 2025 Retention Plan Table below is the value as of December 31, 2025 of the annual Retention Plan benefit that was earned as of December 31, 2007.
•The assumptions used to determine the present value of the annual accumulated Retention Plan benefit payable beginning at the earliest unreduced retirement age are described immediately following the 2025 Pension Benefits Table.
2025 Retention plan table

Name (a)	Plan name (b)	Number of years credited service(1) (#) (c)	Present value of accumulated benefit(2) ($) (d)	Payments during last fiscal year ($) (e)
J.J. Kavanaugh	Retention Plan	12	$148,831	$0
(1)Reflects years of credited service as of December 31, 2007. Mr. Kavanaugh has 18 additional years of service with IBM after that date.
(2)For assumptions used to calculate the present value, see the “Assumptions used to determine present value as of December 31, 2025” immediately following the 2025 Pension Benefits Table.

2026 Notice of Annual Meeting & Proxy Statement	55

2025 Pension benefits narrative
The 2025 Pension Benefits Tables show the number of years of credited service, present value of accumulated benefit and payments during the last fiscal year for each named executive officer under the IBM U.S. defined benefit pension plan.
U.S. Qualified plan and nonqualified plan descriptions — general
The IBM Personal Pension Plan consists of a tax-qualified plan and a non-tax qualified plan. Effective January 1, 2008, the non-tax qualified plan was renamed the IBM Excess Personal Pension Plan and is referred to herein as the Nonqualified Plan. The tax-qualified plan consists of three different benefits, (i) (a) pension credit formula benefit and (b) cash-balance benefit, both of which are available only to participants hired prior to January 1, 2005, and under which accruals ceased as of December 31, 2007 (the Prior Plan); and (ii) effective January 1, 2024, a new cash-balance benefit called the Retirement Benefit Account (RBA) for all eligible employees. The tax qualified plan is referred to as the Qualified Plan. The combined plan is referred to herein as the IBM Personal Pension Plan.
Plan description
•The Qualified Plan provides funded, tax-qualified benefits up to the limits on compensation and benefits under the Internal Revenue Code.
•The Nonqualified Plan provides unfunded, nonqualified benefits in excess of the limits on compensation.
•Accrual of future benefits under the Prior Plan and the Nonqualified Plan stopped on December 31, 2007, and a participant’s pension benefit does not consider pay earned and service credited after such date. Accrual of future benefits under the RBA is ongoing.
IBM U.S. Personal pension plan (qualified plan)
Purpose of the qualified plan
•The Prior Plan was designed to provide tax-qualified pension benefits that were generally available to all U.S. regular employees prior to January 1, 2005. The RBA was designed to provide tax-qualified pension benefits generally available to all U.S. regular employees effective January 1, 2024 who had at least one year of service.
•The benefits under the Prior Plan are determined either under the Pension Credit Formula (for those who met certain eligibility criteria in 1999) or the Personal Pension Account described below. As the named executive officers’ benefits under the Prior Plan are determined under the Personal Pension Account formula, this disclosure will only address the material terms of such formula under the Prior Plan as well as the RBA.
Material terms and conditions: Personal pension account formula
•Messrs. Krishna’s, Kavanaugh’s, and Thomas’ benefit under the Qualified Plan is determined under the Personal Pension Account formula, a cash balance formula.
•Under the Personal Pension Account formula prior to 2008, the eligible named executive officers receive pay credits and interest credits to their respective Personal Pension Accounts. The pay credits for the year were equal to 5% of the eligible named executive officers’ eligible compensation for that year. The interest credits are based on the annual interest rate on one-year Treasury Constant Maturities plus 1%. Further, the eligible named executive officers may receive their benefit under the Personal Pension Account formula at any time following termination of employment but may not defer the commencement of the benefit later than normal retirement age. If the eligible named executive officers’ benefit begins to be paid before normal retirement age, it will be reduced when compared to the benefit that would commence at normal retirement age. The eligible named executive officers may receive their benefit in either a lump sum equal to the Personal Pension Account balance, an annuity that is actuarially equivalent to the Personal Pension Account balance, or both a partial lump sum and a reduced annuity.

56	IBM

2025 Pension benefits narrative
Material terms and conditions: Retirement benefit account formula under the qualified plan
•All of the named executive officers are eligible for a benefit under the RBA, a cash balance formula.
•Under the RBA formula effective January 1, 2024, the eligible named executive officers receive pay credits and interest credits to their respective RBA accounts. The pay credits for a year were equal to 5% of the eligible named executive officer’s eligible compensation for that year. The interest credits for 2025 are 6%.
Further, the eligible named executive officers may receive their RBA benefit any time following termination of employment, but may not defer the commencement of the benefit later than normal retirement age. If the eligible named executive officers’ benefit begins to be paid before normal retirement age, it will be reduced when compared to the benefit that would commence at normal retirement age. The eligible named executive officers may receive their benefit in either a lump sum equal to the RBA balance, or an annuity that is actuarially equivalent to the RBA balance.
Compensation elements included in calculations
•For the Prior Plan before 2008, eligible compensation was generally equal to the total amount that is included in income including:
•Salary;
•Recurring payments under any form of variable compensation plan (excluding equity awards); and
•Amounts deducted from salary and variable compensation under IBM’s Internal Revenue Code Section 125 plan (cafeteria plan), and amounts deferred under IBM’s 401(k) Plan and Excess Savings Plan.
•Compensation for a year was limited to the compensation limit under the Internal Revenue Code, which for the last year that benefits accrued under the Prior Plan, was $225,000. In addition, benefits provided under the Qualified Plan may not exceed an annual benefit limit under the Internal Revenue Code (which in 2025 was $280,000 payable as an annual single life annuity beginning at normal retirement age). For the RBA, eligible compensation is generally equal to the total amount of:
•Salary
•Recurring payment under any form of variable compensation (excluding equity awards) and
•Amounts deducted from salary and variable compensation under IBM’s Internal Revenue Code Section 125 plan (cafeteria plan) and amounts deferred under IBM’s 401(k) Plan and Excess Savings Plan.
IBM U.S. Excess personal pension plan (Nonqualified Plan)
Purpose of the nonqualified plan
•The Nonqualified Plan provides Prior Plan participants with benefits that may not be provided under the Prior Plan because of the tax limits on eligible compensation.
•The benefit provided to a participant is payable following a separation from service from IBM (subject to the six-month delay for “specified employees” as required under tax law).
Material terms and conditions of the nonqualified plan
•The Nonqualified Plan provides a benefit equal to the benefit that would be provided under the Prior Plan if the compensation and benefit limits did not apply minus the benefit actually provided under the Prior Plan disregarding the benefit limits.

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2025 Pension benefits narrative
Available forms of payment
•Under the terms of the Qualified Plan, the entire benefit may be paid as a lump sum.
•Messrs. Krishna, Kavanaugh, and Thomas have elected to receive their Nonqualified Plan benefit in a lump sum immediately following separation from service.
•The maximum lump sum amount that the eligible named executive officers could have elected to receive under the Qualified Plan and Nonqualified Plan, as of January 1, 2026, if they had a separation from service from IBM on December 31, 2025, was equal to:

Name	Maximum lump sum
	Qualified plan	Nonqualified plan	Total available lump sum
A. Krishna	$313,631	$98,332	$411,963
J.J. Kavanaugh	249,197	91,126	340,323
R.D. Thomas	140,972	304	141,276
G. Cohn	37,264	N/A	37,264
A. Robinson	17,794	N/A	17,794
A participant may elect to receive his or her entire benefit, or the portion of the benefit that is not paid as a lump sum, in the form of a single life annuity or in certain other actuarially equivalent forms of payment.
Annual pension benefits
•The annual pension benefit that was earned as of December 31, 2007, under the Prior Plan, and as of December 31, 2025 under the RBA, and that is payable as a single life annuity beginning at normal retirement age for each of the eligible named executive officers is below. Because Messrs. Krishna, Kavanaugh, and Thomas will receive a lump sum payment for their Nonqualified Plan benefits, no amount is represented for them in the Nonqualified Plan column below:

Name	Annual pension benefit at normal retirement age
	Qualified plan	Nonqualified plan	Total benefit
A. Krishna	$27,731	N/A	$27,731
J.J. Kavanaugh	25,635	N/A	25,635
R.D. Thomas	20,239	N/A	20,239
G. Cohn	3,064	N/A	3,064
A. Robinson	2,210	N/A	2,210
Present value of accumulated benefit
•The present value of accumulated benefit is the value as of December 31, 2025 of the annual Prior Plan pension benefit that was earned as of December 31, 2007, and under the RBA earned as of December 31, 2025.
•The annual pension benefit is the benefit that is payable for the named executive officer’s life beginning at his normal retirement age.
•The normal retirement age is defined as the later of age 65 or the completion of one year of service.
•Certain assumptions were used to determine the present value of accumulated benefits. Those assumptions are described immediately following the 2025 Pension Benefits Table.

58	IBM

2025 Pension benefits narrative
2025 Pension benefits table
As noted in the General Description and Purpose to the 2025 Retention Plan Narrative, the 2025 Pension Benefits Table does not include amounts reflected in the 2025 Retention Plan Table.

Name (a)	Plan name (b)	Number of years credited service(1) (#) (c)	Present value of accumulated benefit ($) (d)	Payments during last fiscal year ($) (e)
A. Krishna	Prior Plan	17	$274,023	$0
	RBA	2	37,760	0
	Nonqualified Plan	17	96,926	0
	Total Benefit		$408,709	$0
J.J. Kavanaugh	Prior Plan	12	$202,172	0
	RBA	2	36,242	0
	Nonqualified Plan	12	86,351	0
	Total Benefit		$324,765	$0
R.D. Thomas	Prior Plan	9	$90,718	0
	RBA	2	33,263	0
	Nonqualified Plan	9	264	0
	Total Benefit		$124,245	$0
G. Cohn	Prior Plan	N/A	N/A	0
	RBA	2	37,515	0
	Nonqualified Plan	N/A	N/A	0
	Total Benefit		$37,515	$0
A. Robinson	Prior Plan	N/A	N/A	0
	RBA	1	16,503	0
	Nonqualified Plan	N/A	N/A	0
	Total Benefit		$16,503	$0
(1)For each of the Prior Plan and the Nonqualified Plan, reflects years of credited service as of December 31, 2007 and each of the named executive officers with a Prior Plan benefit and a Nonqualified Plan benefit above has 18 additional years of service with IBM after that date.
Assumptions to determine present value as of December 31, 2025 for each eligible named executive officer:
•Measurement date: December 31, 2025
•Interest rate for present value: 5.20%
•To determine Personal Pension Account benefit:
•Interest crediting rate: 4.70% for 2026 and 4.100% for 2027 and after
•Interest rate to convert Personal Pension Account balance to single life annuity: 4.0900% for years 1-5, 5.1500% for years 6-20, and 5.9467% for year 21 and after
•Mortality table to convert Personal Pension Account balance to single life annuity is 2026 Pension Protection Act Optional Combined Unisex Table
•To determine RBA benefit:
•Interest crediting rate: 6.0% for 2026 and 4.10% for 2027 and after
•Interest rate to convert Retirement Benefit Account balance to single life annuity: 4.1300% for years 1-5, 5.2050% for years 6-20, and 6.0050% for year 21 and after
•Mortality table to convert RBA balance to single life annuity is 2026 Pension Protection Act Optional Combined Unisex Table

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2025 Pension benefits narrative
•Mortality (pre-commencement): None
•Mortality (post-commencement): Modified PRI-2012 White Collar sex-distinct tables for retirees, with applicable adjustments
•Withdrawal rates: None
•Retirement rates: None prior to Assumed Retirement Age
•Normal Retirement Age: Age 60 for Retention Plan, Age 65 for IBM Personal Pension Plan
•Assumed Retirement Age: Later of Age 60 for Retention Plan, Age 65 for IBM Personal Pension Plan, or current age
•Accumulated benefit for (i) the Prior Plan and the Retention Plan is calculated based on credited service and compensation history as of December 31, 2007; and (ii) the RBA is calculated based on credited service and pay as of December 31, 2025.
•In the case of the qualified Personal Pension Account formula, the benefit is payable as a 90% lump sum/10% annuity for Messrs. Krishna, Kavanaugh, and Thomas beginning on the first day of the month following a separation from service from IBM. The Excess Plan’s Personal Pension Plan Account formula benefit for Messrs. Krishna, Kavanaugh and Thomas is payable as a lump sum. The six-month delay under the Nonqualified Plan for “specified employees” as required under Section 409A of the Internal Revenue Code was disregarded for this purpose.
•In the case of the RBA formula, the benefit is payable as a 90% lump sum/10% annuity for all named executive officers beginning on the first day of the month following a separation from service from IBM. The Retirement Benefit Account formula benefit for the named executive officers is payable as a lump sum.
•All results shown are estimates only; actual benefits will be based on precise credited service and compensation history, which will be determined at separation from service from IBM.
Assumptions to determine present value as of December 31, 2024:
•The column titled Change in Pension Value in the 2025 Summary Compensation Table quantifies the change in the present value of the pension benefit from December 31, 2024 to December 31, 2025.
•To determine the present value of the pension benefit as of December 31, 2024, the same assumptions that are described above to determine the present value as of December 31, 2025 were used, except:
1.a 5.5% interest rate;
2.to determine the Personal Pension Account benefit, the following were used:
•Interest crediting rate: 5.20% for 2025 and 4.30% for 2026 and after
•Interest rate to convert Personal Pension Account balance to single life annuity: 4.3633% for years 1-5, 4.9200% for years 6-20, and 5.3700% for year 21 and after
•Mortality table for Personal Pension Account balance conversion: 2025 Pension Protection Act Optional Combined Unisex Table; and
3.To determine the RBA benefit, the following were used:
•Interest crediting rate: 6.00% for 2025 and 2026 and 4.30% for 2027 and after
•Interest rate to convert RBA balance to single life annuity: 4.3350% for years 1-5, 4.8600% for years 6-20, and 5.3250% for year 21 and after
•Mortality table for RBA balance conversion: 2025 Pension Protection Act Optional Combined Unisex Table

60	IBM

2025 Nonqualified deferred compensation narrative
IBM Excess savings plan — U.S.
General description and purpose
•The purpose of the Excess Savings Plan is to give eligible employees with the opportunity to save for retirement on a tax-deferred basis and provide benefits that would be provided under the qualified IBM 401(k) Plan if the compensation limits did not apply. Eligibility is based on those 401(k) participants whose eligible pay is expected to exceed the Internal Revenue Code compensation limit for the applicable plan year.
•Account balances in the Excess Savings Plan are comprised of cash amounts that were deferred by the participant or contributed by IBM (Basic Account), and all deferred shares, comprised of shares that were deferred by the participant (Deferred IBM Shares). Generally, amounts deferred and vested prior to January 1, 2005 are not subject to Section 409A of the Internal Revenue Code, while amounts deferred and vested on and after January 1, 2005 are subject to Section 409A of the Internal Revenue Code.
•The Excess Savings Plan is an unfunded plan and a participant’s account balance is only payable once a participant separates from service with IBM.
•Certain IBM matching and automatic contributions are subject to forfeiture or rescission if a participant is terminated for cause or engages in competitive or other activity detrimental to IBM during or following employment.
•While Ms. Robinson was eligible for the plan in 2025, she did not elect to participate.
Compensation eligible for deferral under excess savings plan
•Participants may elect to defer up to 80% of salary and eligible performance pay, which includes annual incentive program payments.
Deferred IBM shares
•Prior to January 1, 2008, any executive could have elected to defer receipt of shares of IBM stock that otherwise would be paid as a result of the vesting of certain restricted stock unit awards granted on or before December 31, 2007, under IBM’s Long-Term Performance Plan (LTPP). Such deferral occurred when the awards vested.
•In addition, in accordance with Internal Revenue Service rules, an executive could have also elected to defer receipt of shares of IBM stock that otherwise would be paid on or before February 1, 2008, as a result of the vesting of Performance Share Unit (PSU) awards under IBM’s LTPP.
•Dividend equivalents on Deferred IBM Shares are paid in cash at the same rate and on the same date as the dividends paid to IBM stockholders and are contributed to the Basic Account.
IBM Matching contributions
•IBM credits matching contributions each pay period to the Basic Account of each eligible participant who deferred salary or eligible performance pay under the Excess Savings Plan.
•The matching contributions equal the percentage of the sum of (i) 5% times the amount the participant elects to defer under the Excess Savings Plan; and (ii) 5% times the eligible compensation after reaching the Internal Revenue Code compensation limits.
IBM Automatic contributions
•Automatic contributions ceased on December 31, 2023. However with respect to performance pay paid through April 9, 2024, IBM credited automatic contributions each pay period to the Basic Account of each eligible participant.
•The automatic contributions for such period equaled a percentage of the sum of: (i) the amount of performance pay the participant elected to defer under the Excess Savings Plan; and (ii) the participant’s eligible compensation after reaching the Internal Revenue Code compensation limits, through April 9, 2024. The automatic contribution percentage for a participant for this period with respect to performance pay is equal to the participant’s automatic contribution percentage they were eligible for under the IBM 401(k) Plus Plan as of December 31, 2023. The automatic contribution percentage was: 2% for Messrs. Krishna, Kavanaugh and Thomas; and 1% for Mr. Cohn.

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2025 Nonqualified deferred compensation narrative
Earnings measures
•A participant’s contributions to the Basic Account are adjusted for earnings and losses, until it has been completely distributed, based on investment choices selected by the participant.
•IBM does not pay guaranteed, above-market or preferential earnings in the Excess Savings Plan.
•The available investment choices are the same as the primary investment choices available under the IBM 401(k) Plan, which includes the IBM Stock Fund.
•A participant may change the investment selections for new payroll deferrals as frequently as each semi-monthly pay cycle and may change investment selections for existing account balances daily, subject to excessive trading restrictions.
•Effective January 1, 2008, the IBM match under the Excess Savings Plan is notionally invested in the investment options in the same manner participant contributions are notionally invested.
•Because Deferred IBM Shares are credited, maintained, and ultimately distributed only as shares of IBM’s common stock, they may not be transferred to any other investment choice at any time.
•On a quarterly basis, dividend equivalents are credited to a participant’s account with respect to all or a portion of such account that is deemed to be invested in the IBM Stock Fund at the same rate as dividends to IBM stockholders.
•Aggregate earnings on Deferred IBM Shares during the last fiscal year, as reported in column (d) of the 2025 Nonqualified Deferred Compensation Table are calculated as the change in the price of IBM’s common stock between December 31, 2024 and December 31, 2025, for all Deferred IBM Shares.
•Aggregate earnings reflect an $8 quarterly administrative fee.
Payouts, withdrawals, and other distributions
•No payouts, withdrawals or other distributions from the Basic Account are permitted prior to a separation from service from IBM.
•At termination, the balance in an eligible executive’s Basic Account that was deferred prior to January 1, 2005, is paid to the executive in an immediate lump sum unless: (a) the balance exceeds $25,000; and (b) the executive satisfies the following age and service criteria:
•At least age 55 with 15 years of service;
•At least age 62 with 5 years of service;
•At least age 65 with 1 year of service;
•Any age with at least 30 years of service, provided that, as of June 30, 1999, the executive had at least 25 years of service or was at least age 40 with 10 years of service; or
•Commencing benefits under the IBM Long-Term Disability Plan.
•As of December 31, 2025, Messrs. Krishna and Kavanaugh had satisfied the age and service criteria.
•If the participant has satisfied the age, service, and account balance criteria at termination, but has not made a valid advance election of another form of distribution, the amount of the participant’s Basic Account that was deferred prior to January 1, 2005, is paid in a lump sum in February of the year following separation.
•If the participant has satisfied the age, service, and account balance criteria at termination and has made a valid advance election, the amount of the participant’s Basic Account that was deferred prior to January 1, 2005, is paid as elected by the participant from among the following choices:
1.Lump sum upon termination;
2.Lump sum in February of the year following termination; or
3.Annual installments (beginning February 1 of the year following termination) for a number of years (between two and ten) elected by the participant.

62	IBM

2025 Nonqualified deferred compensation narrative
•The participant’s Basic Account with respect to amounts deferred on or after January 1, 2005, may be distributed in the following forms as elected by the participant:
1.Lump sum upon separation;
2.Lump sum in February of the year following separation; or
3.Annual installments (beginning February 1 of the year following separation) for a number of years (between two and ten) elected by the participant.
However, if the participant has elected annual installments and the total balance of the participant’s Basic Account upon a separation from service from IBM is less than 50% of the applicable Internal Revenue Code compensation limit (in 2025, 50% of this limit was $175,000), the amounts deferred on or after January 1, 2005 are distributed in a lump sum on the date installments would have otherwise begun.
•Distribution elections may be changed in advance of separation, in accordance with Internal Revenue Code rules.
•Distribution elections apply to both the Basic Account and the Deferred Shares Account, and different distribution elections are permitted to be made for the amounts that were deferred before January 1, 2005, and the amounts that were deferred on or after January 1, 2005 in each account.
•These distribution rules are subject to Section 409A of the Internal Revenue Code, including, for example, the rule that a “specified employee” may not receive a distribution of post-2004 deferrals until at least six months following a separation from service from IBM. All named executive officers were “specified employees” under Section 409A at the end of the last fiscal year.
2025 Nonqualified deferred compensation table

Name (a)	Plan	Executive contributions in last FY(1) ($) (b)		Registrant contributions in last FY(2) ($) (c)	Aggregate earnings in last FY(3) ($) (d)	Aggregate withdrawal/ distributions ($) (e)	Aggregate balance at last FYE(4) ($) (f)
A. Krishna	Basic Account	$267,500	Match	$250,000	$1,982,570	$0	$12,562,498
	Deferred IBM Shares	0		0	0	0	0
	Total	$267,500		$250,000	$1,982,570	$0	$12,562,498
J.J. Kavanaugh	Basic Account	$136,910	Match	$131,913	$2,299,527	$0	$12,635,856
	Deferred IBM Shares	0		0	11,381	0	44,135
	Total	$136,910		$131,913	$2,310,908	$0	$12,679,991
R.D. Thomas	Basic Account	$116,210	Match	$116,210	$320,477	$0	$2,139,314
	Deferred IBM Shares	0		0	0	0	0
	Total	$116,210		$116,210	$320,477	$0	$2,139,314
G. Cohn	Basic Account	$2,326,400	Match	$127,900	$1,340,896	$0	$8,431,082
	Deferred IBM Shares	0		0	0	0	0
	Total	$2,326,400		$127,900	$1,340,896	$0	$8,431,082
(1)A portion of the amount reported in this column (b) for each named executive officer’s Basic Account is included within the amount reported as salary for that officer in column (c) of the 2025 Summary Compensation Table. These amounts are: $75,000 for Mr. Krishna; $50,010 for Mr. Kavanaugh; $22,870 for Mr. Thomas; and $936,000 for Mr. Cohn.
(2)For each of the named executive officers, the entire amount reported in this column (c) is included within the amount reported in column (i) of the 2025 Summary Compensation Table.
(3)None of the amounts reported in this column (d) are reported in column (h) of the 2025 Summary Compensation Table because IBM does not pay above-market or preferential earnings on deferred compensation.
(4)Amounts reported in this column (f) for each named executive officer include amounts previously reported in IBM’s Summary Compensation Table in previous years when earned if that officer’s compensation was required to be disclosed in a previous year. Amounts previously reported in such years include previously earned, but deferred, salary and incentive and IBM contributions. This total reflects the cumulative value of each named executive officer’s deferrals, IBM contributions and investment experience, including an $8 quarterly administrative fee.

2026 Notice of Annual Meeting & Proxy Statement	63

2025 Potential payments upon termination narrative
Introduction
IBM does not have any plans, programs, or agreements under which payments to any of the named executive officers are triggered by a change of control of IBM, a change in the named executive officer’s responsibilities or a constructive termination.
The only payments or benefits that would be provided by IBM to a named executive officer following a termination of employment would be provided under the terms of IBM’s existing compensation and benefit programs (as described below).
The 2025 Potential Payments Upon Termination Table that follows this narrative reports such payments and benefits for each named executive officer assuming termination on the last business day of the fiscal year end.
As explained below, certain of these payments and benefits are enhanced by or dependent upon the named executive officer’s attainment of certain age and service criteria at termination. Additionally, certain payments or benefits are not available following a termination for cause and/or may be subject to forfeiture and clawback if the named executive officer engages in certain activity that is detrimental to IBM. In addition, performance pay paid to executive officers, including each named executive officer, are subject to repayment under IBM’s recovery policy.
This 2025 Potential Payments Upon Termination Narrative and the 2025 Potential Payments Upon Termination Table do not reflect payments that would be provided to each named executive officer under (i) the Qualified Plan; (ii) the Nonqualified Plan; (iii) the IBM 401(k) Plan; (iv) the IBM Individual Separation Allowance Plan; or (v) with respect to retiree medical or life insurance benefits, following termination of employment on the last business day of the fiscal year end because these plans are generally available to all U.S. regular employees similarly situated in age, years of service and date of hire and do not discriminate in favor of executive officers.
The 2025 Potential Payments Upon Termination Table does not contain a total column because the Retention Plan payment is paid as an annuity, not a lump sum. Therefore, a total column would not provide any meaningful disclosure.
Annual incentive program (AIP)
•The AIP may provide a lump sum, cash payment in April of the year following resignation, retirement or involuntary termination without cause. An AIP payment may not be paid if an executive engages in activity that is detrimental to IBM.
•This payment is not triggered by termination; the existence and amount of any AIP payment is determined under the terms of the AIP applicable to all eligible executives, who are employed through December 31 of the previous year.
•AIP payments to executive officers are subject to clawback.
•For purposes of the 2025 Potential Payments Upon Termination Table below, it is assumed that the AIP payment made to each named executive officer following termination of employment on the last business day of the fiscal year end would have been the same as the actual payment made in April 2026.
IBM Long-term performance plans (LTPP)
•The named executive officers have certain outstanding equity grants under the LTPP including:
•Stock Options;
•Restricted Stock Units (RSUs);
•Retention Restricted Stock Units (RRSUs); and/or
•Performance Share Units (PSUs)
•The LTPP and/or the named executive officers’ equity award agreements contain the following terms:
•Generally, unvested Stock Options, RSUs, RRSUs, and PSUs are cancelled upon termination; and
•Vested Stock Options may be exercised only for 90 days following termination.

64	IBM

2025 Potential payments upon termination narrative

•Payment of these awards is not triggered by termination of employment (because the awards would become payable under the terms of the LTPP if the named executive officer continued employment), but if he or she resigns, retires or is involuntarily terminated without cause after attaining age 55 with at least 15 years of service (for Ms. Robinson, pursuant to her offer letter, she must be employed through December 31, 2027, regardless of age and service at termination), the following terms apply:
•Vested Stock Options continue to be exercisable for the remainder of their ten-year term; and
•IBM prorates a portion of eligible unvested PSU awards to continue to vest under their original vesting schedules.
•If an executive dies, outstanding Stock Options, RSU awards and RRSU awards vest immediately, and outstanding PSU awards would remain outstanding and continue to vest under their original vesting schedules.
•If an executive becomes disabled, unvested Stock Options, RSUs and RRSUs would continue to vest under their original vesting schedules, and unvested PSUs would remain outstanding and continue to vest under their original vesting schedules.
•In cases other than death or disability, certain executives may be eligible for continued vesting of these awards after separation, other than RRSUs.
•To ensure that the interests of the members of the Performance Team are aligned with IBM’s long-term interests as these leaders approach retirement, these executives, including the named executive officers, may be eligible to receive payouts of their full unvested PSU and RSU awards upon termination, and effective for Stock Options granted after 2021, unvested Stock Options may continue to vest upon termination, if the following criteria are met:
•The executive is on the Performance Team at the time of departure;
•For RSU awards and Stock Options, at least one year has passed since the award grant date; and for PSU awards, at least one year has passed in the performance period;
•The executive has reached age 55 with 15 years of service at the time of departure (for Ms. Robinson, pursuant to her offer letter, she must be employed through December 31, 2027, regardless of age and service at termination); and
•The payout has been approved by appropriate senior management, the Compensation Committee, or the Board, in their discretion.
•The Chairman, President and CEO is also eligible for the payouts described upon termination, but instead must reach age 60 with 15 years of service, and the payout must be approved by the Board, in its discretion.
•Payouts of PSU awards after termination as described above will be made in February after the end of the three-year performance period based on the final program score. Payouts of RSU awards after termination, as described above, will be made in accordance with the original vesting schedule. Unvested Stock Options will continue to vest and vested Stock Options (including those that vest after termination of employment) will be exercisable for the remainder of the original contractual term of the Stock Option.
•The 2025 Potential Payments Upon Termination Table assumes the following:
•Amounts shown include the payout of the 2023 PSU awards calculated using the actual performance achieved for the 2023-2025 performance period and the 2025 fiscal year-end closing price of $296.21 for IBM common stock; and
•Outstanding 2024 and 2025 PSU awards were not included because there is no guarantee of payment on these awards as they are subject to meeting threshold performance criteria.
•Amounts shown include the value of 2022, 2023 and 2024 RSU awards and 2022, 2023 and 2024 Stock Options, if the required retirement criteria are met, at the fiscal year-end closing price of $296.21 for IBM common stock because the one-year service requirement from grant has been completed; and
•Outstanding 2025 RSU awards and Stock Options are not included because the required service of at least one year since the award date of grant has not been completed.
•Outstanding vested but unexercised options are not included, because termination does not change the ability to exercise the vested options at year-end.
•LTPP awards for executive officers are subject to forfeiture and rescission if an executive is terminated for cause or engages in activity that is detrimental to IBM prior to or within 12 months following release, exercise, or payment (or within 36 months for RRSU awards). LTPP awards granted prior to February 1, 2023 for executive officers also contain a covenant that the recipient will not solicit IBM clients for a period of one year or employees for a period of two years following termination of employment. In addition, PSU payouts to executive officers are subject to clawback as described in Section 4 of the 2025 Compensation Discussion and Analysis.

2026 Notice of Annual Meeting & Proxy Statement	65

2025 Potential payments upon termination narrative
IBM Supplemental executive retention plan (Retention plan)
•Payments under the Retention Plan are triggered by resignation, retirement, or involuntary termination without cause after attainment of eligibility criteria.
•Eligibility criteria are described in the 2025 Retention Plan Narrative.
•Retention Plan payments are paid as an annuity beginning on the first day of the month following termination of employment (subject to a six-month delay for “specified employees” as required under Section 409A of the Internal Revenue Code).
•At termination, the executive chooses either a single life annuity or an actuarially equivalent joint and survivor annuity.
•The 2025 Potential Payments Upon Termination Table reflects the annual amount payable as a single life annuity.
•This table does not reflect the following provisions that would apply in accordance with Section 409A of the Internal Revenue Code:
•The payment would be delayed six months following termination; and
•Amounts not paid during the delay would be paid (with interest) in July 2026.
•Retention Plan payments are subject to forfeiture and rescission if an executive is terminated for cause or engages in activity that is detrimental to IBM at any time prior to or following commencement of Retention Plan payments.
IBM Excess savings plan
•As described in the 2025 Nonqualified Deferred Compensation Narrative, payment of the named executive officers’ Excess Savings Plan accounts (Basic Accounts and any Deferred IBM Shares) is triggered by resignation, retirement, or involuntary termination.
•With respect to IBM contributions made to a participant’s account after March 31, 2010, if a participant engages in activity that is detrimental to IBM, the Excess Savings Plan allows the clawback of such IBM contributions made during the 12-month period prior to the detrimental activity through the date of termination.
•The 2025 Potential Payments Upon Termination Table indicates the estimated amount and the time and form of payment, determined by either the executive’s distribution election in effect, if any, or the plan’s default distribution provision.
•Estimated payments were calculated using the aggregate account balance as of the last business day of the fiscal year end, without assumptions for the following between such date and the distribution date(s):
•Investment gains and losses on the Basic Account (including dividend equivalent reinvestment for the IBM Stock Fund); and
•Fluctuations in the market price of IBM stock for Deferred IBM Shares.
•The tables do not reflect:
•That payment of amounts deferred after December 31, 2004 (and the associated earnings) are subject to a six-month delay for “specified employees” as required under Section 409A of the Internal Revenue Code; or
•Any other restriction on such payments imposed by the requirements of Section 409A of the Internal Revenue Code.

66	IBM

2025 Potential payments upon termination narrative

2025 Potential payments upon termination table

			LTPP			Nonqualified deferred compensation excess savings(6)
Name	Termination scenario	Annual incentive program(2) ($)	Stock options(3) ($)	Stock awards(4) ($)	Retention plan(5) ($)	Basic account ($)		Deferred IBM shares ($)
A. Krishna	Termination(1)	$5,250,000	$27,905,971	$34,739,805	N/A	$12,562,498	(7)	N/A
	For Cause	0	0	0	N/A	12,312,498	(7)	N/A
J.J. Kavanaugh	Termination(1)	2,584,500	16,038,344	20,034,164	$10,904	12,635,856	(8)	$44,135	(8)
	For Cause	0	0	0	0	12,503,943	(8)	44,135	(8)
R.D. Thomas	Termination(1)	2,370,000	0	12,513,984	N/A	2,139,314	(9)	N/A
	For Cause	0	0	0	N/A	2,023,104	(9)	N/A
G. Cohn	Termination(1)	2,370,000	0	10,488,796	N/A	8,431,082	(10)	N/A
	For Cause	0	0	0	N/A	8,303,182	(10)	N/A
A. Robinson	Termination(1)	2,068,500	0	1,871,455	N/A	0		N/A
	For Cause	0	0	0	N/A	0		N/A
(1)Termination generally includes the following separation scenarios: resignation, retirement, and involuntary termination without cause (in all cases, assuming the executive is not entering into competitive or other activity detrimental to IBM).
(2)Assumes that the AIP payment made to each named executive officer following termination of employment on the last business day of the fiscal year end would have been the same as the actual payment made in April 2026.
(3)While unvested 2022, 2023, and 2024 Stock Options are included if required retirement criteria are met and assuming exercise at $296.21, unvested 2025 Stock Options are not included because the required service of at least one year since the award date of grant had not been completed.
(4)Assumes IBM released each named executive officer’s PSU award, granted in 2023 according to its policy, for the three-year performance period ending December 31, 2025. PSU awards are adjusted for performance and released in shares of IBM common stock (with any fractional shares rounded to the nearest whole share) in February in the year following the end of the performance period. While outstanding 2022, 2023, and 2024 RSU awards are included if required retirement criteria is met, 2025 RSU awards are not included because the required service of at least one year since the award date of grant had not been completed.
(5)Reflects the Retention Plan benefit payable for eligible named executive officers as an immediate annual single life annuity. See the IBM Supplemental Executive Retention Plan section above for more details.
(6)Estimated payments to each named executive officer were calculated using the aggregate account balance as of the last business day of the fiscal year end, and are based on their distribution elections under the plan. See the IBM Excess Savings Plan section above for more details.
(7)The amount deferred prior to January 1, 2005 is payable in a lump sum in February 2026. The amount deferred on or after January 1, 2005 is payable in a lump sum immediately following separation. For Cause, the termination payment from the Basic Account is reduced to reflect forfeiture of IBM Contributions made during the last 12 months under plan terms. See column (c) in 2025 Nonqualified Deferred Compensation Table.
(8)Sum of the approximate annual amount of Basic Account deferred prior to January 1, 2005 payable for 2 years starting in February 2026 ($817,240) and the amount of the Basic Account deferred on or after January 1, 2005 payable in 10 annual installments in February 2026 ($1,100,138). Deferred shares are paid as shares of IBM common stock payable in 10 annual installments. For Cause, the termination payment from the Basic Account is reduced to reflect forfeiture of IBM Contributions made during the last 12 months under plan terms. See column (c) in 2025 Nonqualified Deferred Compensation Table.
(9)Payable in a lump sum in February 2026. For Cause, the termination payment from the Basic Account is reduced to reflect forfeiture of IBM Contributions made during the last 12 months under plan terms. See column (c) in 2025 Nonqualified Deferred Compensation Table.
(10)Payable in 10 annual installments starting in February 2026. For Cause, the termination payment from the Basic Account is reduced to reflect forfeiture of IBM Contributions made during the last 12 months under plan terms. See column (c) in 2025 Nonqualified Deferred Compensation Table.
Pay ratio
The ratio of the Chairman, President and CEO’s annual total compensation to that of the median employee’s annual total compensation is 765:1. This ratio is based on annual total compensation of $37,989,685 for the Chairman, President and CEO (as reported in the Summary Compensation Table) and $49,630 for the median employee. The base salary for the median employee was $48,001. The median employee used for the pay ratio disclosure was determined as of October 1, 2025 using annual base pay for IBM employees on that date; all foreign currencies were converted to U.S. dollars.

2026 Notice of Annual Meeting & Proxy Statement	67

Pay versus performance

Year (a)	Summary compensation total for the principal executive officer (PEO) (b)(1)	Compensation actually paid to the PEO (c)(1)(6)	Average summary compensation table total for Non-PEO named executive officers (Non-PEO NEOs) (d)(2)	Average compensation actually paid to Non-PEO NEOs (e)(2)(6)	Value of initial fixed $100 investment based on:
					Total shareholder return (f)	Peer group total shareholder return (g)(3)	Net income (in $M) (h)(4)	Revenue (in $M) (i)(5)
2025	$37,989,685	$83,586,950	$16,256,711	$34,963,438	$303	$210	$10,593	$67,535
2024	25,143,682	57,111,357	11,495,421	24,996,829	219	169	6,023	62,753
2023	20,398,426	32,769,352	9,916,713	14,444,039	157	135	7,502	61,860
2022	16,580,075	23,935,007	8,318,193	10,496,901	129	92	1,639	60,530
2021	17,550,959	23,798,901	8,706,301	9,116,435	117	130	5,743	57,350
(1)Mr. Krishna was the PEO for all five years in the table. For 2025, amounts deducted from the PEO’s Summary Compensation Table (SCT) total to calculate Compensation Actually Paid (CAP) to the PEO for 2025 and 2024, respectively, include ($30,594,898) and ($19,327,466) for the date of grant fair value of stock awards and stock options for each year, as well as ($42,970) and ($34,056) for the Change in Pension Value for each respective year. Amounts added to (or subtracted from) the PEO’s SCT total for 2025 and 2024, respectively, include: $39,026,638 and $26,653,322 for the fair value of stock awards and stock options that were granted in the year and which remained outstanding at the end of the respective year; $23,525,543 and $18,253,467 for the change in fair value of stock awards and stock options that were granted in prior years and which remained outstanding at the end of each respective year; and $13,667,975 and $6,406,779 for the change in fair value of stock awards and stock options that were granted in prior years and vested during each respective year; and $14,978 and $15,627 for Retirement Benefit Account service cost for each respective year. CAP for 2024 has been updated to reflect corrected 2024 option vest‑date and fiscal year‑end fair values.
(2)The non-PEO NEOs were, for both 2025 and 2024, Mr. Kavanaugh, Mr. Thomas, Mr. Cohn, and Ms. Robinson; for 2023, Mr. Kavanaugh, Mr. Thomas, Mr. Cohn, and Ms. Michelle Browdy; and for 2022 and 2021, Mr. Kavanaugh, Mr. Cohn, Mr. Thomas Rosamilia, and Ms. Michelle Browdy. Amounts subtracted from the average SCT totals for the Non-PEO NEOs (Average Non-PEO SCT) to calculate Average CAP to the Non-PEO NEOs (Average Non-PEO CAP) for 2025 and 2024, respectively, include ($12,574,664) and ($8,687,343) for the average value at the date of grant of stock awards and stock options granted for each respective year as well as ($25,434) and ($20,395) for the average Change in Pension and Retention Plan Values for each respective year. Amounts added to (or subtracted from) the Average Non-PEO SCT to calculate Average Non-PEO CAP for 2025 and 2024, respectively, also include: $16,040,136 and $11,586,703 for the average fair value of stock awards and stock options that were granted in the year and which remained outstanding at the end of each respective year; $9,498,668 and $7,706,789 for the average change in fair value of stock awards that were granted in prior years and which remained outstanding at the end of each respective year; $5,756,778 and $2,756,930 for the average change in fair value of stock awards that were granted in prior years and vested during each respective year; $0 and $147,195 for Ms. Robinson’s 2022-2024 PSU which was both granted and vested in 2024; and $11,243 and $11,529 for the Retirement Benefit Account Service cost for each respective year. CAP for 2024 has been updated to reflect corrected 2024 option vest date and fiscal year-end date fair values.
(3)Peer Group Total Shareholder return is calculated based on IBM’s Proxy Peer Group that was disclosed in the Compensation Discussion & Analysis section of IBM’s Proxy Statement for 2025, shown in the table, weighted based on the Peer Group’s Market Capitalization as of each fiscal year-end date. For 2025, VMware and General Electric were removed, and Broadcom and Elevance Health were added. In comparison, the value of $100 invested in a market-capitalization weighted index of the 2024 peer group would be the following: 2025: $199, 2024: $161, 2023: $132, 2022: $90, 2021: $129.
(4)Net Income in 2021 includes the Managed Infrastructure business, which separated from IBM on November 3, 2021 as Kyndryl. Net Income from Continuing Operations, which excluded the Managed Infrastructure business, was $4,712 million for 2021. Net Income in 2024 includes the impacts of pension settlement charges of $3.1 billion ($2.4 billion net of tax). Net Income in 2022 includes a pension settlement charge of approximately $4.4 billion, net of tax.
(5)Revenue metric reflects Revenue from Continuing Operations to provide for consistent comparison before and after the separation of the Managed Infrastructure business as Kyndryl on November 3, 2021.
(6)The fair value of stock awards and stock options included in CAP to PEO and Average Non-PEO CAP are calculated at the required measurement dates, consistent with the approach used to value the awards at the grant date as described in IBM’s Annual Report. Any changes to stock award fair values from the grant date (for current year grants) and from prior year-end (for prior year grants) are based on IBM’s stock price at the respective measurement dates (less the present value of foregone dividends), and the performance metric scoring projections (if applicable) at the respective measurement dates. Changes to stock option fair values are based on IBM’s stock price at the respective measurement dates, in addition to an updated expected option term, volatility of the company’s stock over the updated expected option term, expected dividend yield, and risk-free rate assumptions. For each of 2022, 2023, 2024, and 2025, the year-end stock option fair value increased meaningfully from the fair value on grant date, primarily driven by an increase in IBM’s stock price, and, for 2022, an increase in the risk-free interest rate to approximately 4% at year-end from approximately 2% on the grant date.

68	IBM

Pay versus performance
Relationship between compensation actually paid disclosed in the pay versus performance table, and other table elements
Both CAP to Mr. Krishna and cumulative total shareholder return increased over the prior year in each of 2025, 2024, 2023, 2022, and 2021. As there were no changes to Mr. Krishna’s base salary, target annual incentive, or target equity grant planned value since Mr. Krishna became Chairman, President and CEO in April 2020 through 2022, the increase in PEO CAP was largely the result of the increase in IBM’s stock price over that same time period. In addition to IBM’s stock price increase from 2022 to 2023, the PEO CAP increase in 2023 also resulted from the increase in Mr. Krishna’s 2023 target equity granted, which was in line with the median 2023 benchmark group. The average Non-PEO NEO increases in each of 2022, 2023, 2024, and 2025 is also largely the result of IBM’s increased stock price in each of those years.
The increase in IBM’s stock price that largely contributed to the increased PEO CAP also drove the increase in IBM’s Total Shareholder Return (TSR) in 2025, 2024, 2023, 2022, and 2021.
The five-year cumulative total shareholder return for IBM was 203%, which outperformed the five-year cumulative total shareholder return of IBM’s Peer Group of 110%. An initial fixed investment value of $100 at the beginning of 2021 would have been valued at $303 for IBM at the end of 2025 compared to a value of $210 for IBM’s Peer Group at the end of 2025.
IBM’s Revenue from Continuing Operations increased in 2025, 2024, 2023, 2022, and 2021, and was directionally aligned with PEO CAP for the reported period. Meanwhile, Net Income has fluctuated year-over-year. Net Income in 2024 includes the impacts of pension settlement charges of $3.1 billion ($2.4 billion net of tax). Without this charge, 2024 Net Income would have increased from 2023, following increases from 2022 and 2021, directionally in line with the PEO CAP. Net Income in 2022, which included a pension settlement charge of $4.4 billion (net of tax), decreased in 2022. Without this charge, 2022 Net Income would have increased from 2021 to 2022 as well.
Tabular list of IBM’s most important metrics that link compensation actually paid to the PEO and other NEOs
We consider the list below to be IBM’s most important metrics that link CAP to our named executive officers to IBM’s performance, as they are the key metrics that determine the payout of IBM’s Annual Incentive Program and Performance Share Units.

Revenue
Operating cash flow
Operating EPS
Free cash flow

2026 Notice of Annual Meeting & Proxy Statement	69

Report of the Audit Committee of the Board of Directors
The Audit Committee hereby reports as follows:
1.Management has the primary responsibility for the financial statements and the reporting process, including the system of internal accounting controls. The Audit Committee, in its oversight role, has reviewed and discussed the audited financial statements with IBM’s management.
2.The Audit Committee has discussed with IBM’s internal auditors and IBM’s independent registered public accounting firm the overall scope of, and plans for, their respective audits. The Audit Committee has met with the internal auditors and independent registered public accounting firm, separately and together, with and without management present, to discuss IBM’s financial reporting process and internal accounting controls in addition to other matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (PCAOB).
3.The Audit Committee has received the written disclosures and the letter from PricewaterhouseCoopers LLP (PwC) required by applicable requirements of the PCAOB regarding PwC’s communications with the Audit Committee concerning independence, and has discussed with PwC its independence.
4.The Audit Committee has an established charter outlining the practices it follows. The charter is available on IBM’s website at https://www.ibm.com/auditcommcharter.
5.IBM’s Audit Committee has policies and procedures that require the pre-approval by the Audit Committee of all fees paid to, and all services performed by, IBM’s independent registered public accounting firm. At the beginning of each year, the Audit Committee approves the proposed services, including the nature, type, and scope of service contemplated and the related fees, to be rendered by the firm during the year. In addition, pursuant to authority delegated by the Audit Committee, the Audit Committee chair may approve engagements that are outside the scope of the services and fees approved by the Audit Committee, which are later presented to the Committee. For each category of proposed service, the independent registered public accounting firm is required to confirm that the provision of such services does not impair its independence. Pursuant to the Sarbanes-Oxley Act of 2002, the fees and services provided as noted in the table below were authorized and approved by the Audit Committee in compliance with the pre-approval policies and procedures described herein.
6.Based on the review and discussions referred to in paragraphs (1) through (5) above, the Audit Committee recommended to the Board of Directors of IBM, and the Board has approved, that the audited financial statements be included in IBM’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025, for filing with the Securities and Exchange Commission.
P.R. Voser (Chair)
D.N. Farr
M.J. Howard
F.W. McNabb III

70	IBM

Report of the Audit Committee of the Board of Directors
Audit and non-audit fees
Set forth below are the fees for services provided to IBM by its independent registered public accounting firm, PricewaterhouseCoopers LLP (PwC) for the fiscal periods indicated.

(Dollars in millions)	2025	2024
Audit Fees	$49.0	$48.2
Audit Related Fees	20.2	23.2
Tax Fees	0.6	0.5
All Other Fees	0.8	0.7
Total	$70.6	$72.6
Description of services
Audit Fees: comprise fees for professional services necessary to perform an audit or review in accordance with the standards of the Public Company Accounting Oversight Board, including services rendered for the audit of IBM’s annual financial statements (including services incurred with rendering an opinion under Section 404 of the Sarbanes-Oxley Act of 2002) and review of quarterly financial statements. Also includes fees for services that are normally incurred in connection with statutory and regulatory filings or engagements, such as comfort letters, statutory audits, attest services, consents, and review of documents filed with the SEC.
Audit-Related Fees: comprise fees for services that are reasonably related to the performance of the audit or review of IBM’s financial statements, including the support of business acquisition and divestiture activities, independent assessments for service organization control reports, and audit and review of IBM’s retirement and other benefit-related programs. For 2025 and 2024, these services included approximately $14 million and $17 million, respectively, for independent assessments for service organization control reports.
Tax Fees: comprise fees for tax compliance, tax planning and tax advice. Corporate tax services encompass a variety of permissible services, including technical tax advice related to U.S. international tax matters; assistance with foreign income and withholding tax matters; assistance with sales tax, value-added tax and equivalent tax-related matters in local jurisdictions; preparation of reports to comply with local tax authority transfer pricing documentation requirements; and assistance with tax audits.
All Other Fees: comprise fees primarily in connection with technical accounting and other software licenses, training services, certain benchmarking work, and other permissible advisory services, including general information services.

2026 Notice of Annual Meeting & Proxy Statement	71

2	Ratification of appointment of independent registered public accounting firm

Board’s Recommendation: Vote FOR the ratification of the appointment of PricewaterhouseCoopers LLP (PwC) as our independent registered public accounting firm for 2026.
Vote Required: Approval by a majority of the voting power of the shares present in person or by proxy and entitled to vote on the proposal.

IBM’s Audit Committee is directly responsible for the appointment, compensation (including advance approval of audit and non-audit fees), retention and oversight of the independent registered public accounting firm that audits IBM’s consolidated financial statements and its internal controls over financial reporting. In accordance with its charter, the Audit Committee has selected the firm of PwC, an independent registered public accounting firm, to be IBM’s auditors for the year 2026. With the endorsement of the Board of Directors, the Audit Committee believes that this selection is in the best interests of IBM and its stockholders and, therefore, recommends to stockholders that they ratify that appointment. PwC served in this capacity for the year 2025.

Independent auditor engagement
The Audit Committee annually reviews PwC’s independence and performance in deciding whether to retain PwC or engage a different independent auditor. Prior to the selection of the independent auditor, the Committee considers many factors, including:
•PwC’s capability and expertise in addressing and advising on the breadth and complexity of IBM’s global operations;
•PwC’s independence and tenure as IBM’s auditor;
•PwC’s strong performance on the IBM audit, including the extent and quality of PwC’s communications with the Audit Committee and the results of an internal, worldwide survey of PwC’s service and quality;
•Analysis of known litigation or regulatory proceedings involving PwC;
•Public Company Accounting Oversight Board (PCAOB) reports;
•Appropriateness of PwC’s fees for audit and non-audit services; and
•PwC’s reputation for integrity and competence in the fields of accounting and auditing.
Auditor independence controls
The Audit Committee and IBM management have robust policies and procedures in place to monitor and verify PwC’s independence from IBM on a continual basis. These policies and procedures include:
•Private meetings between the Audit Committee and PwC throughout the year;
•Annual evaluation by the Audit Committee;
•Pre-approval by the Audit Committee of PwC services;
•Lead engagement partner rotation at least every 5 years; the Audit Committee selects a new lead audit engagement partner after a rigorous process, including candidate interviews;
•Concurring audit partner rotation at least every 5 years;
•Auxiliary engagement partner rotation at least every 7 years;
•Hiring restrictions for PwC employees at IBM; and
•Internal quality reviews by, or of, PwC, including the performance of procedures to monitor and assess PwC’s independence from its audit clients, as well as the results of peer reviews by other public accounting firms and PCAOB inspections.

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2 - Ratification of appointment of independent registered public accounting firm
Accountability to stockholders
•PwC’s representative will be present at the annual meeting and will have an opportunity to make a statement and be available to respond to appropriate questions.
Benefits of long-tenured auditor
PwC has been the independent auditor of IBM since 1958. From 1923 until 1958, the independent auditors of IBM were firms that were ultimately acquired by PwC. The Audit Committee believes that having a long-tenured auditor is in the best interests of IBM and its stockholders in consideration of the following:
•Institutional knowledge and deep expertise necessary for a large, multinational company with IBM’s breadth of global operations and business;
•Higher audit quality developed through experience with more than 250 annual statutory audits in almost 100 countries; and
•No onboarding or educating a new auditor, which would require a significant time commitment and expense, and distract from management’s focus on operational execution, financial reporting and internal controls.

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3	Advisory vote on executive compensation (Say on Pay)

Board’s Recommendation: Vote FOR this proposal. Vote Required: Approval by a majority of the voting power of the shares present in person or by proxy and entitled to vote on the proposal.

IBM is asking that you APPROVE the compensation of the named executive officers as disclosed in this Proxy Statement.
IBM delivered $67.5 billion in revenue and $13.2 billion cash from operations. Revenue increased for the third consecutive year, growing 6% at constant currency(1). The Company’s portfolio mix reinforces our high value business model, as IBM shifted to higher growth areas, with over 75% of our business mix in Software and Consulting. The Company also returned more than $6 billion to stockholders through dividends, and ended the year with a solid investment grade balance sheet that continues to provide financial flexibility to support our strategic priorities and long-term value creation.
IBM continues to demonstrate significant advancements in hybrid cloud and AI, reflecting actions we have taken to strategically position IBM as a high value growth company.
In 2025, we once again engaged in a robust program to gather investor feedback. IBM’s Chairman, President and CEO, and independent Lead Director, participated in this engagement along with members of IBM’s senior management. IBM offered to engage with investors representing more than 75% of the shares that voted on Say on Pay at its 2025 Annual Meeting. Through our discussions with investors and our formal Say on Pay vote results, investors reaffirmed their support for the Company’s compensation policies and programs, which focus on long-term financial performance that drives stockholder value.
In the context of investor feedback, pay decisions continued to be made based on our financial performance relative to our goals, while taking into consideration the significant reshaping of IBM’s portfolio as a hybrid cloud and AI company. After careful consideration by the Committee, we introduced a relative Total Shareholder Return (rTSR) modifier to our long-term incentive plan in 2025. This enhancement reinforces IBM's commitment to sustained strategic growth and underscores our high-value business model by directly linking executive incentives to long-term stockholder outcomes.
IBM’s named executive officers are identified in the 2025 Summary Compensation Table, and pages 33-69 describe the compensation of these officers. In 2025, approximately 95% of target pay for the Chairman, President and CEO, and 91% of target pay for the other named executive officers, was at risk and subject to rigorous performance targets and stock price growth.
For 2025 performance, the Board approved an annual incentive payment of $5.25 million for Mr. Krishna, which was 150% of target and in line with the Company annual incentive score. In making this award, the Committee also considered Mr. Krishna’s overall performance against his objectives, which included strong free cash flow generation, sustainable revenue generation (at constant currency), and the continued optimization of the Company’s portfolio, with a strong mix of software and consulting revenue. In addition, the Committee considered Mr. Krishna’s personal leadership in AI and quantum computing, driving IBM’s high performance culture, as well as continued best in class employee engagement.
For the reasons expressed above and discussed in the Compensation Discussion and Analysis, the Executive Compensation and Management Resources Committee and the IBM Board of Directors believe that our compensation policies and programs are aligned with the interests of our stockholders and designed to reward for performance.
We are therefore requesting your nonbinding vote on the following resolution:
“Resolved, that the compensation of the Company’s named executive officers as disclosed in this Proxy Statement pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the executive compensation tables and the narrative discussion, is approved.”
(1)Non-GAAP financial metric. See Appendix A for information on how we calculate this performance metric.

Note: The Company is providing this advisory vote as required pursuant to Section 14A of the Securities Exchange Act (15 U.S.C. 78n-1). The stockholder vote will not be binding on the Company or the Board, and it will not be construed as overruling any decision by the Company or the Board or creating or implying any change to, or additional, fiduciary duties for the Company or the Board.

74	IBM

4	Approval of 2026 long-term performance plan

Board’s Recommendation: Vote FOR this proposal. Vote Required: Approval by a majority of the voting power of the shares present in person or by proxy and entitled to vote on the proposal.

Background
On February 24, 2026, after consideration of the recommendation by the Executive Compensation and Management Resources Committee (the Committee), our Board of Directors (the Board) unanimously approved the IBM 2026 Long-Term Performance Plan (the 2026 LTPP). The 2026 LTPP will become effective on April 28, 2026, subject to its approval by our stockholders at the Annual Meeting (the Effective Date).
The 2026 LTPP is intended to replace (i) the Company’s 1999 Long-Term Performance Plan (the 1999 LTPP), which was approved by the Company’s stockholders on April 27, 1999, (ii) the PWCC Acquisition Long-Term Performance Plan, dated February 28, 2003 and as amended August 1, 2007 (the PWCC Plan), (iii) the Company’s 2001 Long-Term Performance Plan (the 2001 LTPP), approved by the Board on October 30, 2001, and (iv) the IBM HashiCorp Acquisition Plan Long-Term Performance Plan, dated February 27, 2025 (the Hashi Plan, and together with the 1999 LTPP, the PWCC Plan and the 2001 LTPP, the Prior Plans).
As described in more detail below, the maximum number of shares of the Company’s common stock requested for stockholder approval under the 2026 LTPP is (i) 40,357,987 plus (ii) the number of shares remaining available for future issuance under the each of the Prior Plans, as of the Effective Date (subject to adjustment for certain corporate events, as described below). The shares remaining available for future issuance under the Prior Plans as of the Effective Date will roll over into the 2026 LTPP and will no longer be available for issuance under those plans.
As of February 23, 2026 (the Share Plan Record Date), the total number of shares remaining available for future issuance under the Prior Plans was 39,642,013 shares (which, when added to the requested incremental 40,357,987 shares, would result in a total share pool under the 2026 LTPP of 80,000,000 shares); however, such number is subject to change between such date and the Effective Date due to a number of factors, including without limitation, new awards granted under the Prior Plans during such period (which would reduce the number of shares available under the Prior Plans) and existing awards forfeited under the Prior Plans (which would be added back to the shares remaining available for issuance under the Prior Plans). The requested incremental 40,357,987 shares, together with the shares available and outstanding under the Prior Plans, would represent approximately 10.16% of the Company’s outstanding shares, on a fully diluted basis, as of the Share Plan Record Date. The Board and Committee determined the size of the share reserve under the 2026 LTPP after careful consideration of the Company’s historical equity compensation practices, potential dilution and anticipated future equity grant needs, with input and benchmarking from Semler Brossy, the Committee’s independent consultant.
If approved by the Company’s stockholders, the 2026 LTPP will become effective as of the Effective Date and will replace the Prior Plans for any new grants made after the Effective Date. Accordingly, upon approval of the 2026 LTPP by the stockholders, (i) no further awards will be granted under any of the Prior Plans, (ii) any shares remaining available under the Prior Plans as of the Effective Date will roll over to the 2026 LTPP, and (iii) any awards granted under the Prior Plans prior to the Effective Date will remain outstanding under such plans and will continue to vest and/or become exercisable in accordance with their original terms and conditions. Shares subject to awards under the 2026 LTPP and any of the Prior Plans that are forfeited or cancelled after the Effective Date will become available for issuance under the 2026 LTPP.
If stockholders do not approve the 2026 LTPP, then the Prior Plans will remain in effect in their current form, and we will continue to grant equity awards under the Prior Plans. We believe our future ability to issue stock-based awards under the 1999 LTPP will be limited to approximately two years, the PWCC Plan and Hashi Plan can only be utilized for a subset of our employees, and there are fewer than 184,000 shares that remain available for future awards under the 2001 Plan. Accordingly, after we are no longer able to issue stock-based awards under the 1999 Plan, we would be unable to maintain our current equity grant practices, and we will be at a significant competitive disadvantage in attracting, retaining and motivating talented individuals who contribute to our success. We may also be compelled to replace equity incentive awards with cash awards, which may not align the interests of our employees with those of our stockholders as effectively as equity incentive awards.

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4 - Approval of 2026 long-term performance plan
Reasons to approve the 2026 LTPP
The purpose of the 2026 LTPP is to attract, motivate and retain eligible employees and other individuals providing services to the Company, incentivizing them to continue to work in the best interests of the Company and its stockholders in driving a high-performance culture.
IBM’s strategy focuses on driving growth in AI and hybrid cloud. Approval of the 2026 LTPP is critical for the Company’s ability to (i) attract, motivate and retain talented individuals in an intensely competitive market for technical talent by granting stock awards at competitive levels, and (ii) continue pursuing strategic acquisitions, all of which is in the best interest of the Company and its stockholders.
The 2026 LTPP aligns employees’ interests with stockholders, encourages long-term ownership and retention, and provides flexibility to the Company to deliver stock-based compensation across the enterprise. The Company and the Board believe that paying a significant portion of annual variable compensation in the form of equity awards that vest over multiple years is an effective method of aligning the long-term interests of our employees, including senior leaders, with those of our stockholders, encouraging ownership in the Company, and retaining, attracting, and rewarding employee performance. In fiscal year 2025, the majority of our executive officers’ pay was awarded in the form of stock-based compensation, as described in the Compensation Discussion and Analysis. In fiscal year 2025, we granted equity awards to employees with respect to 8,907,892 shares.
We believe we have shown our commitment to sound equity compensation practices. The Company and the Board are thoughtful about the expense attributable to compensatory share awards, as well as dilution, and endeavor to maintain both at appropriate levels in order to realize the benefits that may be achieved from making such awards.
Key provisions in the 2026 LTPP
The 2026 LTPP contains updated terms from the 1999 LTPP, with changes and clarifications, to reflect state of the art policies and practices to align with current IBM strategy and structure, as well as market practice. The key terms of the 2026 LTPP include:

No evergreen	The 2026 LTPP does not contain an “evergreen” feature pursuant to which the shares authorized for issuance under the 2026 LTPP can be increased automatically without stockholder approval.

No repricing or cash buyout of underwater options
The 2026 LTPP prohibits lowering the exercise price of outstanding stock options or replacing them with new awards at a reduced price. It also disallows cash buyouts of options where the exercise price exceeds the current market price, referred to as “underwater”, to ensure that awards remain at risk.

No discounted stock options
All stock options must be granted with an exercise price equal to or greater than the fair market value of the Company’s common stock on the grant date. This aligns participants’ rewards with future stockholder value creation.

No acceleration of vesting upon change in control	Awards will not automatically vest because of a change in control of the Company unless they are not continued, assumed, substituted or replaced in the change in control.

No dividends or dividend equivalents for unvested units	Dividends or dividend equivalents will not be paid on unvested stock awards to ensure participants do not receive stockholder-like benefits until the award has vested.

No liberal share recycling on options and full-value awards
Shares used to pay an option’s exercise price, shares withheld by or delivered to the Company to satisfy tax withholding obligations, and shares underlying exercised stock appreciation rights cannot be recycled back into the share reserve, which protects against inflating the pool and excessive dilution.

One-year minimum vesting requirement
Awards under the 2026 LTPP must have at least a one-year vesting requirement, with only narrow exceptions, to promote retention and discourage short-term windfalls, applicable except in the event of the participant’s death or disability, and the Committee may grant awards with a vesting period of less than one year in respect of 5% of the shares available for awards under the 2026 LTPP.

12-month holding period for CEO	The CEO must hold net shares acquired from equity awards for twelve (12) months after vesting, except if the CEO retires or otherwise terminates employment prior to the end of the 12-month period.

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4 - Approval of 2026 long-term performance plan
Share usage
Our Board believes that the Prior Plans have contributed significantly to our success by enabling us to attract and retain the services of top-level talent. In connection with the design and adoption of the 2026 LTPP, our Board and the Committee carefully considered our anticipated future equity needs, our historical equity compensation practices (including our historical “burn rate” under the Prior Plans) and the advice of Semler Brossy, the Committee’s independent consultant. The Committee also took into consideration the increasingly competitive labor market in which we compete for talent. Our Board believes that the proposed incremental share request represents a reasonable amount of potential equity dilution to accommodate our long-term strategic and growth priorities.
Our Board believes that the requested incremental 40,357,987 shares available for issuance under the 2026 LTPP, together with the approximately 39,642,013 shares remaining available for future issuance under the Prior Plans, would provide sufficient shares for the equity-based compensation needs of the Company for approximately five years after the date that it is adopted by stockholders. This estimate is based on our average burn rate of Prior Plans over the past three years. The actual amount of time will vary depending on factors such as changes in employee headcount, future forfeitures and cancellations, future acquisitions, and the Company’s stock price.
The following share usage information assumes that all PSUs will be earned at the target performance level. Actual shares issued may vary based on final performance outcomes.
Burn rate
Our three-year average burn rate of 1.38% demonstrates our sound approach to the grant of equity incentive compensation and our commitment to aligning our equity compensation program with the interests of our stockholders. We are committed to effectively monitoring our equity compensation share reserve, including our share usage rate, to ensure that we maximize stockholder value by granting the appropriate number of equity awards necessary to attract, reward and retain employees. The following table sets forth information regarding equity awards granted over each of the last three fiscal years.

	2025	2024	2023	3-year average
RSUs granted	6,073,739	8,220,339	10,915,958	8,403,345
PSUs granted(1)	884,271	1,110,929	1,295,937	1,097,046
Options granted	1,949,882	3,156,770	4,574,756	3,227,136
Weighted-Average basic common shares outstanding	932,293,927	921,767,834	911,210,319	921,757,360
Share usage rate	0.96%	1.35%	1.84%	1.38%
(1)For purposes of this table, we calculate the share usage rate based on the target number of PSUs granted during each applicable year.

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Overhang
The following table sets forth certain information as of the Share Plan Record Date with respect to the Company’s outstanding equity awards and the number of shares remaining available for issuance under the Prior Plans. The closing price per share of our common stock on the Share Plan Record Date was $223.35.

Shares available for issuance under Prior Plans(1) (a)	39,642,013
Additional shares requested for approval under the 2026 LTPP (b)	40,357,987
Shares subject to outstanding stock options	3,791,957
Weighted-average exercise price of outstanding stock options ($)	$198.87
Weighted-average remaining term of outstanding stock options (in years)	8.1
Number of options vested and exercisable (c)	5,688,240
Weighted-average exercise price of options vested and exercisable ($)	$149.10
Weighted-average remaining term of options vested and exercisable (in years)	7.0
Shares subject to outstanding RSUs and PSUs(2)	16,687,964
Total shares subject to outstanding RSUs, PSUs and stock options(2) (d)	20,479,921
Shares of common stock outstanding as of the Share Plan Record Date (e)	938,409,072
Fully-diluted Overhang: (a+b+c+d) divided by (a+b+c+d+e)	10.16%
(1)As of the Share Plan Record Date, 39,642,013 shares remained available for issuance under the Prior Plans. Of this amount, the number of shares remaining available for future grant under the 1999 LTPP was 23,538,036, the PWCC Plan was 10,567,356, the Hashi Plan was 5,352,870 and the 2001 LTPP was 183,751. The actual number of shares to be rolled over into the 2026 LTPP will be equal to the actual number of shares which remain available for issuance under the Prior Plans as of the Effective Date, and such shares will cease to be issuable under the Prior Plans.
(2)The number of PSUs included assumes payout at target performance level.
Our Board recognizes the impact of dilution on our stockholders and has evaluated this share request carefully in the context of the need to motivate, retain and ensure that our leadership team and key employees are focused on our strategic priorities. Our Board believes that the proposed share reserve represents a reasonable amount of potential equity dilution to accommodate our long-term strategic and growth priorities.
Summary of the 2026 LTPP
The following is a summary of the principal features of the 2026 LTPP. This summary does not purport to be complete and is subject to, and qualified in its entirety by, the 2026 LTPP, a copy of which is being filed with this Proxy Statement. See Appendix B.
Purpose
The purpose of the 2026 LTPP is to attract, motivate and retain eligible employees and other individuals providing services to the Company or any subsidiary of the Company, and to provide additional incentives to those persons to continue to work in the best interests of the Company and its stockholders.
As of the Share Plan Record Date, there were approximately 250,000 employees and consultants eligible to participate. The basis for participation in the 2026 LTPP is the Committee’s (or its authorized delegate’s) decision, in its sole discretion, that an award to an eligible participant will further the purposes of the 2026 LTPP as described above.
Eligibility to receive awards
Employees (including officers), and independent contractors providing services to the Company and its subsidiaries are eligible to be granted awards under the 2026 LTPP. Non-employee directors were not eligible to participate in the 1999 LTPP and are not eligible to participate in the 2026 LTPP.

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4 - Approval of 2026 long-term performance plan
Administration
The 2026 LTPP is administered by a committee designated by the Board, currently the Executive Compensation and Management Resources Committee of the Board (the Committee). The Committee is composed entirely of outside directors, who are elected annually to hold office until the following Annual Meeting of Stockholders and until their successors shall have qualified. The Committee has broad authority to select participants, interpret the plan, establish rules and guidelines, and determine the terms and conditions of awards. All actions and decisions by the Committee with respect to the 2026 LTPP and any awards are made in its sole discretion and are final and binding on all persons having or claiming any interest in the 2026 LTPP or in any award. To the extent permitted by applicable law, the Board or the Committee may delegate to one or more officers of the Company the power to grant awards (except that no officer may grant awards to any officer (as defined in Rule 16a-1(f) of the Securities Exchange Act of 1934) of the Company).
Number of shares available for awards
Subject to certain adjustment events set forth in the 2026 LTPP (and except for Substitute Awards, as defined below), the aggregate maximum number of shares authorized for issuance pursuant to awards will equal the sum of (i) 40,357,987 shares and (ii) the total number of shares that remained available for issuance under the Prior Plans as of the Effective Date. As of the Share Plan Record Date, approximately 39,642,013 shares remained available for issuance under the Prior Plans.
If any award under the 2026 LTPP or any of the Prior Plans expires, terminates or is otherwise surrendered, cancelled, forfeited or terminated without the delivery of shares, the unused shares covered by such award will again be available for grant. However, any shares under an award under the 2026 LTPP or any of the Prior Plans that are (i) tendered or withheld in payment of an option or SAR’s exercise price, (ii) covered by a stock-settled SAR that are not issued upon settlement of the SAR, (iii) delivered to or withheld by the Company to satisfy tax withholding obligations with respect to any award, or (iv) repurchased by the Company with proceeds received from the exercise of an option, will not be added back to the number of shares available for issuance.
In addition, consistent with applicable stock exchange rules, the 2026 LTPP provides that the share reserve may be increased without stockholder approval by the corresponding number of awards assumed or substituted in connection with mergers, reorganizations, separations, or other corporate transactions (Substitute Awards).
Award limits
The maximum number of shares that may be issued pursuant to incentive stock options is 40,357,987.
Types of awards
The 2026 LTPP provides for the grant of stock options, SARs, restricted stock, RSUs, PSUs, and other stock-based or cash-based awards.
Incentive stock options (ISOs) and nonqualified stock options.
An option is the right to purchase a specified number of shares of common stock at a specified exercise price, subject to other terms and conditions as are specified in connection with the option grant. Options may not be granted at an exercise price less than the fair market value per share on the grant date (except with respect to Substitute Awards) and may not be granted for a term in excess of ten years. In accordance with tax rules, ISOs may only be granted to employees.
Stock appreciation rights (SARs).
A SAR entitles the holder, upon exercise, to receive an amount of common stock, cash or a combination thereof (as determined by the Committee) the value of which is the difference between the appreciation, from and after the grant date, in the fair market value of a share of common stock over the exercise price, subject to other terms and conditions as are specified in connection with the SAR grant. SARs may not be granted at an exercise price less than the fair market value per share on the grant date (except with respect to Substitute Awards) and may not be granted for a term in excess of ten years.
Restricted stock.
Restricted stock represents an award of shares that is subject to restrictions on transferability and subject to vesting and forfeiture conditions as determined by the Committee.

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Restricted stock units (RSUs) and performance share units (PSUs).
RSUs represent the right to receive shares of common stock (or an equivalent value in cash or other property, as specified in the award agreement) at a designated time in the future and are subject to service-based vesting conditions and forfeiture conditions as determined by the Committee. PSUs represent the right to receive shares of common stock (or an equivalent value in cash or other property, as specified in the award agreement) at a designated time in the future and are subject to performance-based and service-based vesting conditions and forfeiture conditions as determined by the Committee.
Other stock-based or cash-based awards.
Other stock-based and cash-based awards may be granted in the discretion of the Committee, subject to the terms of the 2026 LTPP.
Vesting requirements
All awards under the 2026 LTPP must have at least a one-year vesting requirement to promote retention and discourage short-term windfalls, except that the one-year vesting requirement will not apply in the event of the participant’s death or disability, and the Committee may grant awards with a vesting period of less than one year in respect of 5% of the shares available for awards under the 2026 LTPP.
Holding period
The CEO must hold net shares acquired from equity awards for twelve (12) months after vesting, except if the CEO retires or otherwise terminates employment prior to the end of the 12-month period.
No repricing or cash buyouts
Unless approved by the Company’s stockholders, the Company may not (i) amend any outstanding stock option, SAR or similar stock-based award to provide an exercise price that is lower than the then-current exercise price per share, (ii) cancel any underwater stock option, SAR or similar stock-based award and grant replacement awards having an exercise price per share lower than the then-current exercise price per share of such cancelled award or restricted shares, RSUs, PSUs or other share-based awards in exchange, (iii) cancel in exchange for a cash payment or other securities any outstanding stock option, SAR or similar stock-based award with an exercise price per share above the then-current fair market value, or (iv) take any other action under the 2026 LTPP that constitutes a “repricing” within the meaning of the stock exchange rules.
Payment of awards; transferability; dividends and dividend equivalents
Payment of awards may, if so determined by the Committee, be made in the form of cash, stock or combinations thereof.
No award shall be transferable or assignable except by law, will or the laws of descent and distribution, or as a result of a participant’s disability.
A stock option, SAR or restricted share award may not provide for any dividend or dividend equivalents to be payable to the participant in respect of such award prior to the time at which such award (or applicable portion thereof) vests (and, in the case of a PSU, the applicable performance condition is achieved). Awards of RSUs or PSUs will not accumulate dividend equivalents or other distributions unless otherwise determined by the Committee. If the Committee determines that awards of RSUs or PSUs will accumulate dividend equivalents or other distributions, then no such dividends or distributions will be paid unless and until the underlying award vests or settles, as applicable.
Adjustments
In the event of any change in the outstanding shares of the Company by reason of a stock split, stock dividend, combination or reclassification of shares, recapitalization, merger, or similar event, and the Committee determines that certain adjustments are appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the 2026 LTPP, the Committee is authorized to and may adjust: (a) the number of shares available for issuance under the 2026 LTPP or the number of shares covered by outstanding awards denominated in stock or units of stock; (b) the exercise and grant prices related to outstanding awards; and (c) the appropriate fair market value and other price determinations for outstanding awards. In the event of any change in the outstanding shares of the Company by reason of a stock split or a reverse stock split, the Committee is required to make such equitable adjustments.

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4 - Approval of 2026 long-term performance plan
In the event of any other change affecting the outstanding shares of the Company or any distribution to stockholders (other than normal cash dividends), the Committee is authorized to make equitable adjustments in the number and kind of shares and the exercise, grant and conversion prices of any awards in the Committee’s discretion, including adjustments to avoid fractional shares.
Termination of service and change in control
If the employment of a participant terminates, other than as a result of death or disability, all unexercised, deferred and unpaid awards shall be canceled unless the award agreement provides otherwise.
In the event of a “change in control” (as defined in the 2026 LTPP and summarized below), outstanding awards will be treated as follows, unless otherwise provided in the applicable award agreement or unless otherwise provided by the Committee at the time of grant:
•Awards may be continued or assumed by IBM or the successor or surviving entity (or its parent);
•Awards may be substituted or replaced by the successor or surviving entity (or its parent) with cash, securities, rights or other property to be paid or issued with substantially the same terms and value as such award (including any applicable performance targets or criteria), in each case as determined by the Committee in its sole discretion; or
•If awards are not continued, assumed, substituted or replaced by IBM or the successor or surviving entity (or its parent), such awards will be canceled in consideration of a payment equal to the value of the award (as determined in the discretion of the Committee), provided that the Committee may, in its sole discretion, terminate without the payment of any consideration, any stock options or SARs for which the exercise price is equal to or exceeds the per share value of the consideration to be paid in the change in control transaction and, with respect to awards subject to performance criteria (including PSUs), performance goals will be deemed achieved at a minimum of 100% of the target level upon the change in control.
Under the 2026 LTPP, a “change in control” generally means the occurrence of one or more of the following events, subject to exceptions described in the 2026 LTPP:
•any person or entity is (or becomes, during any 12-month period) the beneficial owner of 50% or more of the total voting power of the Company’s stock;
•the replacement of more than 50% of the Company’s directors during any 12-month period;
•the consummation of a merger, amalgamation or consolidation of the Company or any of its subsidiaries with any other entity, or the issuance of voting securities in connection with such transaction (unless (i) the voting securities of the Company outstanding immediately before such transaction continue to represent at least 50% of the voting power and total fair market value of the stock of the successor or surviving entity (or its parent) or (ii) such transaction is effected to implement a recapitalization (or similar transaction) and no person or entity is or becomes the beneficial owner of 50% or more of either the Company’s then-outstanding shares or the combined voting power of the Company’s then-outstanding voting securities); or
•the sale or disposition of all or substantially all of assets of the Company in which any person or entity acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such person or entity) assets from the Company that have a total gross fair market value equal to more than 50% of the total gross fair market value of all of the Company’s assets immediately prior to such acquisition(s).
Cancellation and rescission of awards
Unless otherwise specified in an award agreement, the Committee may cancel, rescind, suspend, withhold or otherwise limit or restrict any unexpired, unpaid, or deferred awards at any time if the participant fails to comply with the terms of the award agreement, the 2026 LTPP, or if the participant engages in any “Detrimental Activity.” “Detrimental Activity” generally means (i) the rendering of services for any organization that is or becomes competitive with, or which services are otherwise prejudicial to, the Company; (ii) acceptance of an offer to engage in or associate with any business which is or becomes competitive with the Company; (iii) unauthorized disclosure of confidential information relating to the business of the Company; (iv) the failure or refusal to disclose promptly and to assign to the Company all right, title and interest in any invention or idea made or conceived by the participant during employment by the Company or relating in any manner to the actual or anticipated business, research or development work of the Company or the failure or refusal to do anything reasonably necessary to enable the Company to secure a patent where appropriate in the United States and in other countries; (v) activity that results in termination of the participant’s employment for cause; (vi) a violation of any rules, policies, procedures or guidelines of the Company; (vii) any attempt directly or indirectly to induce any employee of the Company to be employed or perform services elsewhere or any attempt directly or indirectly to solicit the trade or business

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of any current or prospective customer, supplier or partner of the Company; (viii) the participant being convicted of, or entering a guilty plea with respect to, a crime, whether or not connected with the Company; or (ix) any other conduct or act determined to be injurious, detrimental or prejudicial to any interest of the Company.
Clawback
The Committee has full authority to implement from time to time any policies and procedures regarding the reduction, cancellation, forfeiture or recoupment of any award upon the occurrence of certain specified events, including as necessary to comply with applicable law and stock exchange rules. Any awards granted under the 2026 LTPP will be subject to any such clawback or recoupment arrangements or policies of the Company in place from time to time, including the International Business Machines Corporation Executive Officer Compensation Recovery Policy.
Amendment and termination
The Board may amend, alter, suspend, discontinue or terminate the 2026 LTPP, subject to approval of the Company’s stockholders if required by applicable law or the rules of the stock exchange on which the Company’s shares are principally traded. The Committee may also amend, alter, suspend, discontinue or terminate, or waive any conditions or rights under, any outstanding award. However, subject to the adjustment provision and change in control provision (each summarized above), any such action by the Committee that would materially adversely affect the rights of a holder of an outstanding award may not be taken without the holder’s consent, except (i) to the extent that such action is taken to cause the 2026 LTPP to comply with applicable law, stock market or exchange rules and regulations, or accounting or tax rules and regulations, or (ii) to impose any “clawback” or recoupment provisions on any awards (including any amounts or benefits arising from such awards) in accordance with the 2026 LTPP.
Effectiveness and term
The 2026 LTPP will become effective on the date of approval by the Company’s stockholders at the 2026 Annual Meeting. ISOs may be granted under the 2026 LTPP at any time prior to February 23, 2036, which is the tenth anniversary of the date that the Board approved the 2026 LTPP, unless the Board earlier terminates the 2026 LTPP or the maximum number of shares available for issuance has been issued. Awards granted prior to the termination of the 2026 LTPP will remain outstanding in accordance with their terms (including the administration, adjustment, and amendment provisions).
U.S. Federal Income Tax consequences
The following is a general summary under current law of certain United States federal income tax consequences to the Company and participants who are citizens or individual residents of the United States relating to awards granted under the 2026 LTPP. This summary deals with the general tax principles that apply to such awards and is provided only for general information. Certain kinds of taxes, such as foreign taxes, state and local income taxes, payroll taxes and the alternative minimum tax, are not discussed. This summary is not tax advice, and it does not discuss all aspects of federal taxation that may be relevant to the Company and participants. Accordingly, the Company urges each participant to consult his or her own tax advisor as to the specific tax consequences of participation in the 2026 LTPP under federal, state, local and other applicable laws.
Non-Qualified stock options
A non-qualified stock option is an option that does not meet the requirements of Section 422 of the Code. A participant generally will not recognize taxable income when granted a non-qualified stock option. When the participant exercises the stock option, he or she generally will recognize taxable ordinary income equal to the excess of the aggregate fair market value of the shares received on the exercise date over the aggregate exercise price of the shares. The participant’s tax basis in the shares acquired on exercise of the option will be increased by the amount of such taxable income. The Company generally will be entitled to a federal income tax deduction in an amount equal to the ordinary income that the participant recognizes. When the participant sells the shares acquired on exercise, the participant generally will realize long-term or short-term capital gain or loss, depending on whether the participant holds the shares for more than one year before selling them. Special rules apply if all or a portion of the exercise price is paid in the form of shares.

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Incentive stock options
An incentive stock option is an option that meets the requirements of Section 422 of the Code. A participant generally will not have taxable income when granted an incentive stock option or when exercising the option. If the participant exercises the option and does not dispose of the shares until the later of two years after the grant date and one year after the exercise date, the entire gain, if any, realized when the participant sells the shares generally will be taxable as long-term capital gain. The Company generally will not be entitled to any corresponding tax deduction. If a participant disposes of the shares received upon exercise of an incentive stock option within the one-year or two-year periods described above, it will be considered a “disqualifying disposition,” and the option will be treated as a non-qualified stock option for federal income tax purposes.
Restricted shares
Unless a participant makes an election to accelerate recognition of the income to the date of grant as described below, the participant generally will not recognize income, and the Company generally will not be allowed a tax deduction, at the time restricted shares are granted. When the restrictions lapse, the participant generally will recognize ordinary income equal to the fair market value of the shares as of that date, less any amount paid for the shares, and the Company generally will be allowed a corresponding tax deduction at that time. If the participant files an election under Section 83(b) of the Code within 30 days after the date of grant of the restricted shares, the participant generally will recognize ordinary income as of the date of grant equal to the fair market value of the common shares as of that date, less any amount the participant paid for the shares, and the Company generally will be allowed a corresponding tax deduction at that time. Any future appreciation in the shares generally will be taxable to the participant at capital gains rates. However, if the restricted shares are later forfeited, the participant generally will not be able to recover the tax previously paid pursuant to his Section 83(b) election.
Restricted stock units
A participant generally does not recognize income, and the Company generally will not be allowed a tax deduction, at the time an RSU is granted. When the RSUs vest and are settled for cash or shares, the participant generally will be required to recognize as income an amount equal to the fair market value of the shares or the amount of cash on the date of settlement, and the Company generally will be allowed a corresponding tax deduction at that time. Any gain or loss recognized upon a subsequent sale or exchange of the shares (if settled in shares) is generally treated as capital gain or loss for which the Company is not entitled to a deduction.
New plan benefits
A new plan benefits table for the 2026 LTPP and the benefits or amounts that would have been received by or allocated to participants for the last completed fiscal year under the 2026 LTPP if the 2026 LTPP were then in effect, as described in the federal proxy rules, are not provided because all awards made under the 2026 LTPP will be made at the Committee’s discretion, subject to the terms of the 2026 LTPP. Therefore, the benefits and amounts that will be received or allocated under the 2026 LTPP are not determinable at this time. However, please refer to the “2025 Summary Compensation Table and Related Narrative” on page 48 of this Proxy Statement which sets forth certain information regarding awards granted to our NEOs during the last completed fiscal year.

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4 - Approval of 2026 long-term performance plan
Equity compensation plan information
The following table presents a summary as of December 31, 2025 of the number of outstanding equity awards granted, as well as the number of equity awards remaining available for future issuance, under the Prior Plans and the DCEAP.

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights(1)	Weighted average exercise price of outstanding options, warrants and rights(1)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)	(b)	(c)
Equity compensation plan approved by security holders:
Options	8,932,132	$168.84
RSUs	14,613,935	N/A
PSUs	4,986,930	N/A
Subtotal	28,532,997	$168.84	24,457,466
Equity compensation plans not approved by security holders
Options	726,842	$163.32
RSUs	2,262,375	N/A
PSUs	409,285	N/A
DCEAP shares	231,675	N/A
Subtotal	3,630,177	$163.32	16,540,768
Total	32,163,174	$168.45	40,998,234
RSUs = Restricted Stock Units, including Retention Restricted Stock Units
PSUs = Performance Share Units
DCEAP Shares = Promised Fee Shares under the DCEAP (refer to plan description below)
(1)In connection with 18 acquisition transactions, 732,607 additional RSUs and 293,968 additional stock options were outstanding at December 31, 2025 as a result of the Company’s assumption of pre-acquisition awards granted by the acquired entities. The weighted-average exercise price of stock options was $96.41. The Company has not made, and will not make, any further grants or awards of equity securities under the plans of these acquired companies. The Prior Plans are not among these plans.
(2)The numbers included for PSUs in column (a) above reflect the maximum number payout. Assuming target number payout, the number of securities to be issued upon exercise of PSUs for equity compensation plans approved by security holders is 2,679,447 and for equity compensation plans not approved by security holders is 230,901. For additional information about PSUs, including payout calculations, refer to the information under “2025 Summary Compensation Table and Related Narrative” on page 48 of this Proxy Statement.
The material features of each equity compensation plan under which equity securities are authorized for issuance that was adopted without stockholder approval are described below.
2001 LTPP
The 2001 LTPP has been used to fund awards for employees other than senior executives of the Company. Awards for senior executives of the Company have been and will continue to be funded from the 1999 LTPP; the 1999 LTPP is also used to fund awards for employees other than senior executives, otherwise, the provisions of the 2001 LTPP are identical to the 1999 LTPP, including the type of awards that may be granted under the plan (stock options, restricted stock and unit awards and long-term performance incentive awards).
The 2001 LTPP is administered by the Committee, and the Committee may delegate to officers of the company certain of its duties, powers and authority. Payment of awards may be made in the form of cash, stock or combinations thereof and may be deferred with Committee approval. Awards are not transferable or assignable except (i) by law, will or the laws of descent and distribution, (ii) as a result of the disability of the recipient, or (iii) with the approval of the Committee.
If the employment of a participant terminates, other than as a result of the death or disability of a participant, all unexercised, deferred and unpaid awards shall be canceled immediately, unless the award agreement provides otherwise. In the event of the death of a participant or in the event a participant is deemed by the Company to be disabled and eligible for benefits under the terms of the IBM Long-Term Disability Plan (or any successor plan or similar plan of another employer),

84	IBM

4 - Approval of 2026 long-term performance plan
the participant’s estate, beneficiaries or representative, as the case may be, shall have the rights and duties of the participant under the applicable award agreement. In addition, unless the award agreement specifies otherwise, the Committee may cancel, rescind, suspend, withhold or otherwise limit or restrict any unexpired, unpaid, or deferred award at any time if the participant is not in compliance with all applicable provisions of the awards agreement and the 2001 LTPP. In addition, awards may be cancelled if the participant engages in any conduct or act determined to be injurious, detrimental or prejudicial to any interest of the company.
PWCC plan
The PWCC Plan was adopted by the Board of Directors in connection with the company’s acquisition of PricewaterhouseCoopers Consulting (PwCC) from PricewaterhouseCoopers LLP, as announced on October 1, 2002. The PWCC Plan has been used solely to fund awards for employees of PwCC who have become employed by the Company as a result of the acquisition. Awards for senior executives of the Company will not be funded from the PWCC Plan. The terms and conditions of the PWCC Plan are substantively identical to the terms and conditions of the 2001 LTPP, described above.
Amended and restated deferred compensation and equity award plan (the DCEAP)
The DCEAP was adopted in 1993 and amended and restated effective January 1, 2014. Under the Amended and Restated DCEAP, non-management directors receive Promised Fee Shares in connection with deferred annual retainer payments. Each Promised Fee Share is equal in value to one share of the Company’s common stock. Upon a director’s retirement or other completion of service as a director, amounts deferred into Promised Fee Shares are payable in either cash and/or shares of the Company’s stock either as lump sum or installments pursuant to the director’s distribution election. For additional information about the DCEAP, refer to “Director Compensation under the IBM Deferred Compensation and Equity Award Plan (DCEAP)” on page 27 of this Proxy Statement.
Hashi plan
The Hashi Plan was adopted by the Board of Directors in connection with the Company's acquisition of HashiCorp, Inc. on February 27, 2025. The Hashi Plan is used solely to fund awards for employees who were not employed by IBM immediately prior to the closing of the acquisition. The terms and conditions of the Hashi Plan are substantively identical to the terms and conditions of the 2001 LTPP, described above.
Registration with the SEC
If the Company’s stockholders approve the 2026 LTPP, the Company will file with the SEC a registration statement on Form S-8, as soon as reasonably practicable after the approval, to register shares available for issuance under the 2026 LTPP.

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Stockholder proposals
In accordance with SEC rules, we have set forth below the stockholder proposals that we received. The Board’s response to each proposal and voting recommendation are also set forth below. The Board recommends a vote against each proposal because it does not believe the proposals will drive or create long-term stockholder value. Each stockholder proposal will be voted on at the Annual Meeting only if properly presented at the meeting. We are not responsible for any inaccuracies contained in the proposals. In addition, some of the stockholder proposals contain assertions about IBM that we believe are incorrect. We have not attempted to refute these inaccuracies.

5	Stockholder proposal requesting a change to IBM’s outside director stock ownership guidelines

Board’s Recommendation: Vote AGAINST this proposal because:
•IBM’s current directors’ stock ownership guidelines substantially address the proponent’s underlying concern and the essential objective of the proposal.
•The deferred Promised Fee Shares that outside directors receive as part of their compensation are equivalent to owning common stock, except for voting rights.
•Making any changes to the current stock ownership guidelines would be an inefficient use of corporate resources.
Vote Required: Approval by a majority of the voting power of the shares present in person or by proxy and entitled to vote on the proposal.

Management has been advised that Theron Marshall Hoyt, 728 S. 2nd St., Steelton, PA 17113, the owner of at least 300 shares of IBM stock, intends to submit the following proposal at the meeting:
Proposal 5 — A Change to IBM’s Outside Director Stock Ownership Guidelines
Whereas, some outside directors don't own (or beneficially own) any non-deferred shares of IBM stock, a change to the stock ownership guidelines is needed to correct this perceived loophole.
Resolved: IBM stockholders request that the Directors and Corporate Governance Committee change the rules for outside director stock ownership to make owning personal shares of IBM stock (other than deferred stock) mandatory in some significant amount, after some amount of time.
Supporting Statement
It is distressing to see some directors who, year after year, don't personally own a single share of IBM stock. That means every stockholder has more of a current financial stake in IBM than that director.
The stock ownership guidelines for directors state that “... within five years of initial election to the Board, non-management directors are expected to have stock-based holdings in IBM equal in value to eight times the equity portion of the annual retainer initially payable to such director. Stock-based holdings mean (i) IBM shares owned personally or by members of the immediate family sharing the same household, and (ii) DCEAP PFS. Stock-based holdings do not include unexercised stock options.”
Because of this wording, a director can meet this obligation with only their DCEAP PFS shares. These are shares that the director cannot sell until after they retire from the Board, and are “bought” automatically by the director through his or her director compensation. These shares cannot even vote at a stockholder meeting.
The lack of personally owned shares shows no faith in the company or interest of the director in the interests of the stockholders.
Other companies specifically want their directors to be aligned with the interests of the stockholders. Personally owning shares of IBM would show this alignment with stockholder interests and faith in the company.

86	IBM

Stockholder proposals

Your Board of Directors recommends a vote AGAINST this proposal.

Your Board of Directors believes that a change in the stock ownership guidelines is not in the best interest of stockholders and recommends a vote AGAINST this proposal.
The Current Stock Ownership Guidelines Already Substantially Address the Proposal’s Request
Under the IBM Board Corporate Governance Guidelines, each outside director is expected to hold IBM stock equal in value to eight times the equity portion of the annual retainer within five years of joining the Board—this is among the strongest in our peer group. Based on this requirement, any new outside director is expected to have approximately $1.8 million in IBM common stock by the fifth anniversary of the director’s appointment to the board.
Under IBM’s Deferred Compensation and Equity Award Plan (DCEAP), at least 64% of outside directors’ compensation is required to be paid as Promised Fee Shares (PFS), which cannot be sold or transferred until the director leaves the Board of Directors (the Board). PFS are tied to IBM’s stock performance and accrue dividend equivalents, ensuring that the directors benefit when the Company succeeds. This deferred payout structure aligns directors with long-term stockholder interests more effectively than common stock, which could be sold at any time.
If only shares of common stock counted toward ownership, directors could divest holdings above the threshold, weakening the Board’s alignment with IBM’s stockholders. IBM’s policy prevents such divestment and requires directors to maintain or increase holdings if IBM’s stock price declines.
The guidelines and the director compensation program are reviewed periodically by the Directors and Corporate Governance Committee (the Committee), which also compares IBM’s practices to those of the largest U.S. companies by market capitalization. The Committee’s objective is to ensure that directors maintain a significant stake in the Company and that their interests remain closely aligned with those of IBM’s stockholders. The Committee also oversees the Company’s governance structure and recommends updates to the IBM Board Corporate Governance Guidelines as needed.
Deferred Stock Is Economically Treated the Same as Common Stock Under IBM’s Stock Ownership Guidelines
The proposal also seeks to exclude all “deferred stock” from IBM’s stock ownership guidelines for outside directors. However, this reflects a misunderstanding of the nature of deferred stock. As mentioned above, over 60% of an outside director’s annual retainer is required to be deferred as PFS, which are economically equivalent to IBM common stock. Upon leaving the Board, directors can choose to receive PFS in cash or IBM shares, with payouts based on IBM’s stock price at that time.
The only differences between PFS and personal shares are that PFS cannot be sold during the Director’s service on the Board of Directors and do not carry voting rights. In all other respects—including dividend equivalents—PFS mirror IBM common stock. Unlike other forms of deferred stock like unexercised stock options, which are not a part of the stock ownership guidelines, PFS represent a real economic stake in IBM.
IBM’s current policy ensures directors hold significant IBM equity and aligns their interests with stockholders. While the guidelines do not exclude deferred stock as the proposal suggests, IBM has substantially implemented the proposal’s underlying objective.
Making Changes to the Stock Ownership Guidelines Would be an Inefficient Use of Corporate Resources
As discussed, IBM’s current stock ownership guidelines substantially address the concerns raised by the proponent. Making any changes to the stock ownership guidelines or to the directors’ compensation program would be an inefficient use of corporate resources.
Conclusion
The Board views the proposal request to make changes to the current stock ownership guidelines as unnecessary and not in the best interests of its stockholders. The Company’s current guidelines already substantially address the concerns of the proponent.

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Stockholder proposals

6	Stockholder proposal requesting a right to act by written consent

Board’s Recommendation: Vote AGAINST this proposal because:
•All stockholders should have the opportunity to consider and vote on all matters requiring stockholder approval. This proposal would disenfranchise stockholders by denying them the ability to participate or vote in major decisions affecting the Company and their interests.
•Action by written consent could lead to confusion and disruption.
•IBM has already implemented a number of corporate governance best practices, providing for opportunities for stockholders to raise their concerns with the Board and management, to protect and enhance stockholder interests and drive board accountability, including the right for stockholders holding 25% of the outstanding stock to call a special meeting.
•IBM stockholders have consistently rejected this same proposal.
Vote Required: Approval by a majority of the voting power of the shares present in person or by proxy and entitled to vote on the proposal.

Management has been advised that John Chevedden, 2215 Nelson Ave., No. 205, Redondo Beach, CA 90278, the owner of at least 25 shares of IBM stock, intends to submit the following proposal at the meeting:
Proposal 6 — Shareholder Right to Act by Written Consent

Shareholders request that the board of directors take the necessary steps to permit written consent by the shareholders entitled to cast the minimum number of votes that would be necessary to authorize an action at a meeting at which all shareholders entitled to vote thereon were present and voting (without any discrimination or restriction based on length of stock ownership). This includes shareholder ability to initiate any appropriate topic for written consent.
IBM shareholders have a particular need for the right to act by written consent because it is considerably more difficult than necessary for IBM shareholders to call for a special shareholder meeting, a related shareholder right. Delaware law considers it reasonable for 10% of shareholders to call a special meeting - yet IBM made the threshold 25% of IBM shareholders based on all IBM shares outstanding.
Especially for a company as large as IBM, 25% is an unreachable figure.
If IBM disputes that 25% is an unreachable figure, IBM is welcome to give one example from anywhere in the universe where a special shareholder meeting was successfully called for by 25% shareholders at a company with more than $50 Billion in market capitalization during the last decade. The IBM market capitalization is $280 Billion.
Acting by written consent is hardly ever used by shareholders but the main point of having a right to act by written consent is that it gives shareholders greater standing to engage effectively with management when IBM is underperforming. Acting by written consent also gives IBM directors and management a greater incentive to perform because they will be held more accountable to IBM shareholders.
The proposal is of particular importance at IBM which has a long history of underperforming and stagnation. IBM stock was at $199 in 2014 and had a high of only $166 in 2023.
This proposal topic won 43% shareholder support at the 2024 IBM annual meeting without any special effort by the proponent. This 43% support likely represented more than 50% support from IBM shareholders who have access to independent proxy voting advice.
IBM shareholders, who do not have access to independent proxy voting advice, can consider voting in accordance with those IBM shareholders who do have access to independent proxy voting advice.
Please vote yes:
Shareholder Right to Act by Written Consent - Proposal 6

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Stockholder proposals

Your Board of Directors recommends a vote AGAINST this proposal.

Your Board of Directors believes that action by written consent without prior notice to all stockholders is not in the best interest of stockholders and recommends a vote AGAINST this proposal.
The Board Believes That All Stockholders Should Have the Opportunity to Consider and Vote on All Matters Requiring Stockholder Approval
This proposal would enable the owners of a bare majority of our outstanding shares to initiate an action without providing notice or disclosure to other stockholders or the Company. This would deprive stockholders the opportunity to deliberate in an open and transparent manner, and consider arguments for and against, including the opportunity to hear IBM’s position and to make an informed decision. Stockholders not in the voting group would be disenfranchised. The Board believes all stockholders should have the opportunity to consider, receive relevant information and vote on all matters requiring stockholder approval, and that all stockholders and the Company are entitled to notice as well.
Action by Written Consent of a Majority of Stockholders Could Lead to Confusion and Disruption
Permitting an action by written consent as proposed by the proponent could also lead to substantial confusion and disruption for our stockholders and the Company because multiple, even conflicting, written consents could be solicited by different stockholder groups at the same time. This would be impractical and unworkable. The Board does not believe that such a written consent right is an appropriate corporate governance model for a widely-held public company like IBM. This would also impose significant administrative and financial burdens on the Company.
IBM Has Existing Best Practices to Protect and Enhance Stockholder Interests and Ensure Board Accountability that Align with Market Practice
IBM has long demonstrated its commitment to sound principles of corporate governance, working to ensure that its practices protect and further the interests of its stockholders and drive board accountability. The Company’s existing corporate governance practices provide a number of ways for stockholders to communicate their priorities and concerns with the Board, management and other stockholders.
First, the IBM by-laws permit stockholders owning 25% or more of IBM stock to call a special meeting, which would allow our stockholders to call meetings on an expedited basis, without waiting until the next annual meeting. Unlike the proposal from the proponent, a special meeting would require proper notice to all stockholders and allow all stockholders to deliberate and discuss the proposed actions, consider the Company’s position and then make an informed decision. The Board believes this is the most transparent and fair way for stockholders to take stockholder action. A meeting of stockholders ensures that all stockholders receive notice and have an opportunity to be heard and deliberate before the vote occurs, enabling meaningful discourse to occur before important decisions are made affecting the Company.
The Company has also implemented a number of other corporate governance best practices to further protect stockholder interests, including:
•a proxy access by-law provision, which allows stockholders to nominate directors to IBM’s Board;
•annual election of directors and right to remove directors without cause, in each case by majority vote of stockholders, which ensures board member accountability;
•a lead independent director with robust responsibilities;
•no supermajority voting requirements in our charter documents;
•enhanced proxy disclosure that provides stockholders with extensive insight into the Board’s oversight of management; and
•best-in-class, year-round, comprehensive engagement with our stockholders.
Taken together, the special meeting right and the other corporate governance practices implemented by IBM demonstrate its commitment to stockholder rights and high standards of board accountability.
Similar Written Consent Proposals Have Already been Rejected Multiple Times by IBM Stockholders
IBM has received this proposal nine times since 2013, and it has never been successful. The proponent makes no new arguments in favor of the proposal and relies on outdated share price information to support his argument about IBM’s performance. Our stockholders, over more than ten years, have clearly agreed with the Board’s recommendation that implementing written consent procedures is not in the best interest of IBM.
Conclusion
The Board views the proposal calling for action by written consent without prior notice to all stockholders as unnecessary and not in the best interests of its stockholders. The Company’s current approach, including the right of shareholders to call a special meeting, provides appropriate opportunities for stockholders to be heard throughout the year.

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Stockholder proposals

7	Stockholder proposal requesting a report on AI bias

Board’s Recommendation: Vote AGAINST this proposal because:
•IBM proactively promotes responsible use of AI through its Principles for Trust and Transparency and Pillars of Trust, embedding fairness, transparency, and other responsible technology standards into AI design and workflows to enable transparency, accountability, and equitable outcomes.
•IBM already publicly discloses information about how it addresses bias in AI technologies, how it manages the risks, and the oversight that it employs.
•The IBM models are open source, which promotes maximum transparency.
•Producing a report that includes information that is already publicly available would be an inefficient use of corporate resources.
Vote Required: Approval by a majority of the voting power of the shares present in person or by proxy and entitled to vote on the proposal.

Management has been advised that National Center for Public Policy Research, 2005 Massachusetts Ave. NW, Washington, DC 20036, the owner of at least 7 shares of IBM stock, intends to submit the following proposal at the meeting:
Proposal 7 — AI Bias Audit
Whereas: IBM has publicly stated that “AI must be designed to … promote inclusive representation.”1
Whereas: Real-world data often reflects actual outcome inequalities and correcting these disparities through model adjustments risks replacing accuracy with outcomes that are, in fact, less representative of reality.
Whereas: Evidence of political bias in widely used LLM models exists. For example, Stanford researchers found that four broadly used AI models exhibited what was perceived as a “left-leaning slant” by bipartisan respondents.2
Whereas: The White House has issued an executive order specifically seeking to combat “woke” AI, committing “not to procure models that sacrifice truthfulness and accuracy to ideological agendas.”3
Whereas: IBM has stated that powerful AI technologies “must be transparent.”4
Resolved: Shareholders request that the Board of Directors of IBM issue a report, within the next year, on the methods used to eliminate bias from the Company’s artificial intelligence (AI) models, including an assessment of the risk that seeking to avoid “disparate impact” in outputs will undermine the accuracy of, and trust in, those outputs.
Supporting Statement
The requested report could consider:
1.How IBM distinguishes between inaccurate bias and real-world outcome disparities.
2.The safeguards IBM employs to ensure that corrections for bias do not distort data.
3.Whether disparate impact-driven fairness metrics are balanced against accuracy and reliability of AI outputs.
4.Potential business and reputational risks if AI outputs are perceived as less accurate due to over-correction to avoid disparate impact in outputs.
We recognize IBM’s attempt to demonstrate leadership in promoting fairness in AI, including development of the open-source AI Fairness 360 toolkit and its asserted commitment to transparency.5 However, as IBM itself has noted, “without the right safeguards, AI could cause harm.”6 Those harms could arise not only from failing to address biased inaccurate outputs, but also from correcting accurate output in ways that reduce accuracy and reliability in the name of equity. As stewards of long-term shareholder value, we believe an assessment of this risk is necessary to ensure IBM remains trusted for transparency and accuracy.
(1)    https://www.ibm.com/design/ai/ethics/fairness/
(2)    https://news.stanford.edu/stories/2025/05/ai-models-llms-chatgpt-claude-gemini-partisan-bias-research-study
(3)    https://www.whitehouse.gov/presidential-actions/2025/07/preventing-woke-ai-in-the-federal-government/
(4)    https://newsroom.ibm.com/Principles-and-Practices-for-Building-More-Trustworthy-AI
(5)    https://research.ibm.com/blog/ai-fairness-360
(6)    https://www.studocu.com/ru/document/aleksei-nikolaevich-kosygin-russian-state-university/froh-gnlfoxnbf/ibm-policy-lab-mitigating-bias-in-artificial-intelligence/121557100

90	IBM

Stockholder proposals

Your Board of Directors recommends a vote AGAINST this proposal.

Your Board of Directors believes that a report on the methods used to eliminate bias from the Company’s AI models is not in the best interest of stockholders and recommends a vote AGAINST this proposal.
IBM Is Committed to Responsible AI
IBM recognizes the risks of bias in AI. Biased training data and algorithms can distort outputs and cause harmful, unfair outcomes, and unaddressed bias can reduce accuracy and damage organizational reputation and trust. IBM also recognizes that steps taken to address bias should not undermine the accuracy and completeness of the data used.
IBM’s mission is to advance safe, transparent, and accountable AI through a multidisciplinary, integrated approach aligned with global regulation. The Principles for Trust and Transparency are the guiding values that distinguish the IBM approach to responsible AI.
Responsible AI is a set of principles that guide the design, development, and use of AI to build trust and ensure alignment with ethical standards, legal requirements, and stakeholder values. It emphasizes considering the broader societal impact of AI technologies and embedding these principles into workflows to reduce risks and negative outcomes while maximizing benefits.
IBM has developed five pillars to guide responsible AI adoption and use of AI technologies, which include: explainability, fairness, robustness, transparency, and privacy. These pillars show what it really takes to trust an AI model’s output. While trusted AI is a top priority for IBM, these pillars aren’t just for us—they’re practical guidelines any organization can use to build AI that’s reliable, ethical, and aligned with business goals.
Fairness in AI addresses situations in which machine learning models may create systematic advantages for some groups or disadvantages for others or produce other inaccuracies. To reduce the risk of producing inaccurate or biased content, organizations should use diverse and representative training data, apply bias-aware algorithms, and implement mitigation techniques like re-sampling and re-weighting. IBM developed several methods like FairIJ, Equi-tuning, and FairReprogram. Ultimately, these methods can help properly calibrate AI in order to allow it to assist humans in making more unbiased choices. Establishing responsible technology review boards further help identify and address biases, ensuring AI systems deliver accurate outcomes appropriate to defined use cases. IBM recognizes that efforts to address fairness must not compromise the model’s overall reliability and accuracy. IBM’s transparency pillar, which helps reinforce trust in AI technologies, provides that users should be provided sufficient information to evaluate AI’s functionality and assess its strengths and limitations.
The Information Requested Is Already Publicly Available to All Stockholders
Since releasing its first Granite model, IBM has been transparent with its data management and training procedures via technical reports, model cards, and other model documentation. The IBM models are open source in order to foster transparency.
Moreover, IBM publicly provides the information sought by this proposal in its submissions to Stanford University’s Foundation Model Transparency Index (FMTI). FMTI is a benchmarking initiative that evaluates how transparent companies are about their foundation models. It measures disclosure across areas like data sources, training methods, evaluation metrics, risks, and governance practices, helping stakeholders understand how responsibly and openly these models are developed and deployed.
In the latest FMTI report, IBM earned the top score of 95%, making Granite one of the world’s most transparent models. This milestone represents the highest rating in FMTI’s three-year history and the largest year-over-year improvement among all evaluated developers. While most organizations saw transparency scores decline, IBM advanced in the opposite direction. This level of transparency demonstrates IBM’s commitment to earn the trust of its clients and users. Transparency regarding a foundation model such as Granite empowers businesses to deploy AI with greater reliability, accuracy, and control by providing insights into how models are built and governed. IBM customers may build hundreds of AI solutions upon a foundation model such as Granite. However, the transparency IBM promotes with Granite models enables its customers to better evaluate and address bias within their specific solutions and use cases. Producing additional reports reflecting information already publicly available will not lead to additional improvements in a model or solution.
Furthermore, it is worth noting that only half as many companies submitted their own transparency reports to FMTI in 2025 as in 2024. This trend reflects an increasing reluctance among other developers to embrace transparency—an area where IBM leads with confidence and commitment.

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Stockholder proposals
IBM Clients Are Enabled to Address Bias as They Train AI
IBM models are smaller and targeted towards enterprise clients and use cases. These models are not general purpose, consumer-facing models. Therefore, our open-source models are built in a manner that allows our clients to build an AI solution that will address their specific needs.
To assist clients in this, as mentioned before, IBM developed several methods to allow clients to address bias issues that may arise as they train the AI system. In other words, IBM not only provides the building blocks for its clients’ AI solutions, but also provides the tools to help more clients address bias.
Producing a Report on a Topic the Company Has Already Publicly Disclosed Would Be an Inefficient Use of Corporate Resources
As discussed, information related to mitigating bias that the proponent requests is largely already publicly available for consideration by stockholders. Therefore, preparing a report that reviews IBM’s public disclosure on its commitment to responsible AI would not provide new meaningful information and it is not in the best interests of IBM stockholders as it will divert management’s attention and would be an inefficient use of corporate resources.
Conclusion
The Board views the proposal request for a report on IBM’s AI models as unnecessary and not in the best interests of its stockholders.

92	IBM

Stockholder proposals

8	Stockholder proposal requesting a report on discrimination in charitable support

Board’s Recommendation: Vote AGAINST this proposal because:
•IBM has robust and effective governance processes in place that provide for regular review and evaluation of its charitable initiatives to ensure they continue to align with its overall mission to support education and skills, social innovation and employee giving/volunteerism.
•IBM already publicly discloses information regarding its charitable initiatives that substantially addresses the requests in this proposal.
•The proposal seeks to micromanage IBM’s management of its charitable initiatives, which are not financially material to IBM’s overall business operations.
•Producing such a report is unnecessary and would be an inefficient use of corporate resources.
Vote Required: Approval by a majority of the voting power of the shares present in person or by proxy and entitled to vote on the proposal.

Management has been advised that The Heritage Foundation, 214 Massachusetts Ave. NW, Washington, DC 20002, the owner of at least 114 shares of IBM stock, represented by Bowyer Research, intends to submit the following proposal at the meeting:
Proposal 8 — Report on Discrimination in Charitable Support
Supporting Statement
Corporations routinely use their platforms to voice support for humanitarian causes and human rights. Unfortunately, many companies provide funds, data, or other resources to advocacy groups leading highly controversial social campaigns — particularly on gender and sexuality— often backing only one side of the debate. Such one-sided giving alienates significant portions of their customers, employees, and shareholders and exposes companies to reputational, market, and legal risk.
IBM has a perfect score1 on the Human Rights Campaign’s Corporate Equality Index. A perfect score from the Human Rights Campaign is a key indicator of a company’s promotion of transgender activism. To get 100 points on its Corporate Equality Index,2 IBM agreed to adopt radical adolescent transgender treatments recommended by the World Professional Association for Transgender Health (WPATH),3 a group widely criticized for its ideological bias and lack of scientific rigor.4 These treatments include gender transition surgery, cross-sex hormone therapy, menstruation suppression, and puberty blockers. These divisive policies may also alienate IBM employees who have religious or other moral objections to supporting these kinds of radical treatments with their healthcare premiums.
HRC also pressures companies to take sides on political engagement. It rewards companies that support legislation like the Equality Act, which would pose serious threats to religious freedom, free speech, and women’s rights.5 This kind of pressure induced corporations like Disney,6 InBev (Bud Light),7 and Target8 into marketing decisions that have significantly and permanently harmed their brand value.
Many companies, including John Deere, Jack Daniels, Harley Davidson, Lowes, Home Depot, Ford, and Coors, have already refocused their charitable support in a manner that acknowledges the diverse views held by their customers and employees.9 While IBM is no longer an official partner10 with the Human Right Campaign, its perfect score indicates that many of the divisive stances demanded by its HRC partnership, including covering the provision of puberty blockers to children of employees through IBM’s healthcare plans, are still part of the company’s corporate policy.
Given IBM’s stated assertion11 that “diverse perspectives are critical to IBM’s success in the marketplace,” shareholders are right to ask whether the company’s partnerships have led to divisive side-taking in IBM’s policies. As the Good for Business Coalition recently stated, companies should not be at the “forefront of political controversies,” but should focus on “creating economic value through excellence in the provision of goods and services.”12
Resolved: Shareholders request that IBM conduct an evaluation and issue a report within the next year, at reasonable expense and excluding proprietary and confidential information, analyzing the benefits, costs, and legal, reputational, competitive, and other relevant risks of the company’s charitable support.
(1)    https://www.hrc.org/resources/corporations/s-p-global-inc.
(2)    https://reports.hrc.org/corporate-equality-index-2025#scoring-criteria
(3)    https://www.tandfonline.com/doi/pdf/10.1080/26895269.2022.2100644
(4)    https://adflegal.org/article/leaked-files-reveal-ethical-concerns-pseudoscience-wpath-standards-care/
(5)    https://www.heritage.org/religious-liberty/commentary/misguided-fairness-all-act-wouldundermine-religious-liberty
(6)    https://bowyerresearch.com/docs/Corporate%20Political%20Activism%20and%20Shareholder%20Value.pdf
(7)    https://www.newsweek.com/anheuser-busch-stock-drops-20-percent-bud-light-sales-struggle-1803680
(8)    https://nypost.com/2023/05/28/target-loses-10b-following-boycott-calls-over-lgbtq-friendly-clothing/
(9)    https://www.dailymail.co.uk/news/article-13812241/american-brand-dei-rules-backlash.html
(10)    https://www.hrc.org/resources/corporations/ibm-corp.
(11)    https://ibmorg-public.s3.us-east.cloud-object-storage.appdomain.cloud/responsibility/reports-andpolicies/Diversity%20&%20InclusionIBM_Diversity_Inclusion_Report_2020.pdf
(12)    https://g4bcoalition.com/statement-of-principles/

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Stockholder proposals

Your Board of Directors recommends a vote AGAINST this proposal.

Your Board of Directors believes that a report on the Company’s charitable support is not in the best interest of stockholders and recommends a vote AGAINST this proposal.
IBM Regularly Reviews and Evaluates Its Charitable Initiatives and Has Robust and Effective Governance Processes in Place
IBM is dedicated to making a difference in the world. Its mission is focused on three key areas: education and skills, social innovation, and employee giving/volunteerism. These initiatives are accomplished through three programs:
•IBM SkillsBuild
•IBM Impact Accelerator
•Giving and Volunteerism
IBM SkillsBuild provides a free education platform with over 1,000 online courses and shareable digital credentials, focused on workplace and technical skills such as AI, cybersecurity, data analytics, hybrid cloud, and project management. Accessible to the public via SkillsBuild.org and through partner organizations, the program supports high school, university and adult learners and provides a range of educational offerings, from foundational job-readiness training for early-career learners to advanced AI upskilling for working professionals, through a variety of educational methods, such as structured learning pathways, experiential learning and hackathons. IBM has committed to skill 30 million people by 2030, with over 22 million reached as of December 2025. IBM has also committed to skill 2 million U.S. learners in AI by 2028 in alignment with U.S. federal AI education goals.
IBM Impact Accelerator is a social innovation program designed to support communities facing environmental and economic challenges by providing technology, expertise, and cash grants to non-profits and government organizations. IBM has committed up to $45 million in cash and in-kind donations over five years, supporting 25 organizations and impacting 2.5 million people globally. Some of the AI tools developed through this program have addressed heat event prediction, flood forecasting, water quality monitoring, and sanitation planning.
Through its support of giving and volunteerism, IBM empowers employees to contribute time, talent, and resources to global causes through a year-round giving platform that connects to over two million non-profits in over 30 currencies. Key features include paid volunteer hours, volunteer rewards, matching gifts to non-profit causes, and skills-based volunteering in areas like AI, cybersecurity, and cloud.
IBM’s charitable initiatives program is led by IBM’s Chief Impact Officer, a direct report to IBM’s Senior Vice President, Marketing, Communications and Corporate Social Responsibility. The Chief Impact Officer, along with the Corporate Social Responsibility (CSR) team, regularly reviews IBM’s charitable initiatives. The CSR team maintains a robust compliance program that regularly evaluates the risks related to IBM’s charitable initiatives. Adjustments to IBM’s approach, as needed, are made to ensure continued alignment to IBM’s commitment to tackling pressing challenges and improving lives in communities around the world.
The IBM Directors and Corporate Governance Committee (the Committee) actively oversees the policies, practices and governance related to the Company’s charitable initiatives. On a regular basis, the Chief Impact Officer provides updates to the Committee regarding the Company’s charitable initiatives, the associated risks and IBM’s performance against stated goals. The Committee and the Board believe that our current governance and oversight processes are effective and ensure IBM is undertaking responsible charitable activities.
IBM Already Provides Extensive Disclosure Regarding Its Charitable Initiatives
IBM provides clear and comprehensive public disclosures regarding its guiding principles for its charitable efforts and the specific initiatives it develops and supports. IBM’s corporate website (https: www.ibm.com/responsibility) provides detailed information regarding the programs and the support it provides to the initiatives. Stockholders have the necessary information to assess how these initiatives align with the interests of IBM.

94	IBM

Stockholder proposals
The Proposal Inappropriately Attempts to Micromanage IBM’s Management of its Charitable Initiatives
The proposal inappropriately attempts to micromanage IBM’s management of its charitable initiatives, which are not financially material to IBM’s overall business operations. IBM’s approach reflects careful determinations by IBM management, with oversight by the Committee and the Board, that require complex analysis and judgments as to the initiatives best suited to allow IBM to tackle pressing challenges and improve lives in communities around the world. This proposal seeks to micromanage IBM’s management of its day-to-day ordinary business decisions.
IBM’s Charitable Initiatives Are Neither One-sided nor Divisive.
IBM is committed to tackling pressing challenges and improving lives in communities around the world. IBM’s charitable initiatives are focused on (i) providing free education focused on workplace and technical skills such as AI, cybersecurity, data analytics, hybrid cloud, and project management, (ii) supporting communities facing environmental and economic challenges by providing technology, expertise, and cash grants to non-profits and government organizations and (iii) empowering employees to contribute time, talent, and resources to global causes. None of these focus areas are divisive or one-sided.
Producing a Report Would Be Unnecessary and a Costly Use of Corporate Resources
Preparing a report on IBM’s charitable initiatives would be a costly use of corporate resources given the Company’s extensive public disclosures on its charitable initiatives and its robust governance processes that are already available.
Conclusion
The Board of Directors views the request for a report on the Company’s charitable initiatives to be not in the best interests of its stockholders. The Company’s current disclosures and processes already substantially address the matters raised by the proponent.

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Frequently asked questions
1.What is a “stockholder of record”?
A stockholder of record or registered stockholder (record owner) is a stockholder whose ownership of IBM common stock is reflected directly on the books and records of our transfer agent, Computershare Trust Company, N.A. If you hold IBM stock through a bank, broker or other intermediary, you are not a stockholder of record. Instead, you hold your stock in “street name,” and the record owner of your shares is usually your bank, broker or other intermediary. If you are not a record owner, please understand that IBM does not know that you are a stockholder, or how many shares you own.
2.I want to attend the 2026 Annual Meeting. What procedures must I follow?
The Annual Meeting will be conducted virtually. All stockholders will be able to attend the Annual Meeting via webcast by entering the 16-digit control number included on the Notice of Internet Availability of Proxy Materials, on your proxy card, or on the instructions that accompanied your proxy materials at www.virtualshareholdermeeting.com/IBM2026 (Annual Meeting Website). If you do not have a control number, you will be able to register as a guest; however, you will not be able to vote or submit questions before or during the meeting.
No recording of the Annual Meeting is allowed, including audio and video recording.
3.What can I do if I need technical assistance during the Annual Meeting?
If you encounter any difficulties accessing the Annual Meeting webcast, please call the technical support number that will be posted on the Annual Meeting Website log-in page.
4.Are there rules of conduct for the Annual Meeting?
Yes, the rules of conduct for the Annual Meeting will be available on the Annual Meeting Website on the date of the Annual Meeting. The rules of conduct will provide information regarding the rules and procedures for participating in the Annual Meeting.
5.What is the “record date” for the Annual Meeting?
February 27, 2026.
6.Which IBM shares will be entitled to vote at the Annual Meeting?
IBM’s common stock ($0.20 par value capital stock) is the only class of security entitled to vote at the Annual Meeting. Each record owner and each stockholder who holds stock in street name at the close of business as of the record date is entitled to one vote for each share held at the meeting, or any adjournment or postponement.
7.Which IBM shares are included in the proxy card?
For record owners: The proxy card covers the number of shares to be voted in your account as of the record date, including any shares held for participants in the Computershare CIP (the Direct Stock Purchase and Dividend Reinvestment Plan) and the IBM Employees Stock Purchase Plans.
For stockholders who are participants in the IBM Stock Fund investment alternative under the IBM 401(k) Plan: The card serves as a voting instruction to the Trustee of the plan for IBM shares held in the IBM Stock Fund as of the record date.
For holders in street name: You will receive a voting instruction form directly from your bank, broker or other intermediary containing instructions on how you can direct your record holder to vote your shares. Contact your bank, broker or other intermediary if you have any questions regarding your IBM stock holdings as of the record date.
8.May I vote my shares during the Annual Meeting?
Yes. To vote during the Annual Meeting, log into the Annual Meeting Website with your 16-digit control number (found on your Notice of Internet Availability of Proxy Materials, your proxy card, or your instructions that accompanied your proxy materials). We encourage you to vote by proxy card, the Internet or by telephone even if you plan to attend the meeting.

96	IBM

Frequently asked questions
9.Can I vote my shares without attending the Annual Meeting?
Yes. Whether or not you attend the meeting, we encourage you to vote your shares promptly.
For record owners: Your shares cannot be voted unless a signed proxy card is returned, shares are voted using the Internet or the telephone, or other specific arrangements are made to have your shares represented at the meeting. You are encouraged to specify your choices by checking the appropriate boxes on the proxy card. Shares will be voted following your written instructions. However, it is not necessary to check any boxes if you wish to vote in accordance with the Board of Directors’ recommendations; in that case, merely sign, date, and return the proxy card in the enclosed envelope, or if you received Notice of Internet Availability of Proxy Materials, follow the instructions on how to access the proxy materials and vote online.
You can also vote your shares over the Internet, or by calling a designated telephone number. These Internet and telephone voting procedures are designed to authenticate your identity in order to allow you to provide your voting instructions, and to confirm that your instructions have been recorded properly. The procedures that have been put in place are consistent with the requirements of applicable law. Specific instructions for stockholders of record who wish to use the Internet or telephone voting procedures are set forth on the proxy card.
For participants in the IBM Stock Fund investment alternative under the IBM 401(k) Plan: In order to have the Trustee vote your shares as you direct, you must timely furnish your voting instructions over the Internet or by telephone by 11:59 p.m. ET on April 26, 2026, or otherwise ensure that your card is signed, returned, and received by such time and date. If instructions are not received over the Internet or by telephone by 11:59 p.m. ET on April 26, 2026, or if the signed card is not returned and received by such time and date, the IBM shares in the IBM Stock Fund under the IBM 401(k) Plan will be voted by the Trustee in proportion to the shares for which the Trustee timely receives voting instructions, provided the Trustee determines such vote is consistent with its fiduciary duties under the Employee Retirement Income Security Act of 1974, as amended.
For holders in street name: If you are not voting your shares during the Annual Meeting, you must timely deliver your voting instructions to your respective bank, broker or other intermediary, following the specific instructions that have been provided to you by your bank, broker or other intermediary.
10.May I change or revoke my proxy?
For record owners: Yes. A proxy may be revoked at any time prior to the voting at the meeting by submitting a later-dated proxy (including a proxy via the Internet or by telephone) or by giving timely written notice of revocation to the Secretary of IBM.
For holders in street name: Yes. You must follow the specific voting directions provided to you by your bank, broker or other intermediary to change or revoke any instructions you have already provided to your bank, broker or other intermediary.
11.How can I contact IBM’s transfer agent?
Contact our transfer agent either by writing Computershare Trust Company, N.A., P.O. Box 43078, Providence, RI 02940-3078, or by telephoning 888-IBM-6700 (outside the United States, Canada, and Puerto Rico 781-575-2727).
12.Other than the items in the proxy statement, what other items of business will be addressed at the Annual Meeting?
Management knows of no other matters that may be properly presented at the meeting. If other proper matters are introduced at the meeting, the individuals named as proxies on the proxy card are also authorized to vote upon those matters utilizing their own discretion.
13.During the question period at the Annual Meeting, what topics will be discussed?
This part of the meeting is for stockholders to ask questions to the Chairman about Company matters. It is not the appropriate forum to raise personal grievances.
14.How can I ask questions during the Annual Meeting?
Stockholders of record may submit questions either before (by going to www.proxyvote.com) or during the meeting (by going to the Annual Meeting Website) and logging in using your 16-digit control number and following the instructions to submit a question. Additionally, each year IBM provides a portal through which stockholders may submit questions in advance of the Annual Meeting. To submit a question via the IBM portal, please visit https://www.ibm.com/investor/services/annual-meeting-of-stockholders.

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Frequently asked questions
If you do not have a control number, you will be able to register for the Annual Meeting as a guest; however, you will not be able to vote or submit questions on the Annual Meeting Website before or during the meeting.
15.Who tabulates the votes?
Votes are counted by employees of Broadridge Corporate Issuer Solutions, Inc., IBM’s tabulator, and certified by the Inspectors of Election, employees of First Coast Results, Inc.
16.I understand that a “quorum” of stockholders is required in order for IBM to transact business at the Annual Meeting. What constitutes a quorum?
A majority of all “outstanding” shares of common stock having voting power, during the Annual Meeting or represented by proxy and entitled to vote, constitutes a quorum for the transaction of business at the meeting.
17.How many shares of IBM stock are “outstanding”?
As of February 10, 2026, there were 938,034,404 shares of common stock outstanding and entitled to be voted.
18.What is the voting requirement for electing IBM’s directors?
To be elected in an uncontested election, each director must receive a majority of the votes cast. In a contested election, a nominee receiving a plurality of the votes cast at such election shall be elected.
19.What is “broker discretionary voting”?
This refers to the NYSE rule allowing brokers to vote their customers’ shares on certain “routine” matters in the Proxy Statement at the brokers’ discretion when they have not received timely voting instructions from their customers. The NYSE rules on broker discretionary voting prohibit banks, brokers, and other intermediaries from voting uninstructed shares on certain matters, including the election of directors. Therefore, if you hold your stock in street name and you do not instruct your bank, broker or other intermediary how to vote in the election of directors, no votes will be cast on your behalf. It is important that you cast your vote.
20.Are abstentions and broker non-votes counted as votes cast?
No. Under the laws of New York State, IBM’s state of incorporation, “votes cast” at a meeting of stockholders by the holders of shares entitled to vote are determinative of the outcome of the matter subject to vote. Abstentions and broker non-votes will not be considered “votes cast” based on current New York State law requirements and IBM’s certificate of incorporation and by-laws.
21.Assuming there is a proper quorum of shares represented at the Annual Meeting, how many shares are required to approve the proposals being voted upon in this proxy statement?
The table below reflects the vote required in accordance with the laws of New York State:

Proposal	Vote required	Do abstentions count as votes cast?	Is broker discretionary voting allowed?
Election of Directors	Majority of votes cast	No	No
Ratification of Appointment of PricewaterhouseCoopers LLP	Majority of votes cast	No	Yes
Advisory Vote on Executive Compensation*	Majority of votes cast	No	No
Approval of 2026 Long-Term Performance Plan	Majority of votes cast	No	No
Stockholder Proposals*	Majority of votes cast	No	No
*    Advisory and non-binding

98	IBM

Frequently asked questions
22.Where can I find the voting results of the Annual Meeting?
IBM intends to publish the final voting results on its website and will disclose the final voting results on a Form 8-K shortly after the Annual Meeting.
23.Will my votes be confidential?
Yes. All stockholder meeting proxies, ballots, and tabulations that identify individual stockholders are kept confidential and are not available for examination. In addition, the identity or the vote of any stockholder is not disclosed except as required by law.
24.I received my proxy materials in hard copy. How may I arrange to receive them electronically?
To enroll for electronic delivery, go to our Investor Relations website at https://www.ibm.com/investor/help/consent-for-materials-online and follow the instructions to enroll.
25.How do I submit a proposal for inclusion in IBM’s 2027 proxy materials?
Stockholder proposals may be submitted for IBM’s 2027 proxy materials after the 2026 Annual Meeting and must be received at our corporate headquarters no later than November 10, 2026. Proposals should be sent via registered, certified or express mail to: Office of the Secretary, International Business Machines Corporation, 1 New Orchard Road, Mail Drop 301, Armonk, NY 10504.
Management carefully considers all proposals and suggestions from stockholders. When adoption is clearly in the best interest of IBM and stockholders, and can be accomplished without stockholder approval, the proposal is implemented without inclusion in the Proxy Statement.
26.How do I submit an item of business for the 2027 Annual Meeting?
Stockholders who intend to present an item of business at the 2027 Annual Meeting of Stockholders (other than a proposal submitted for inclusion in IBM’s Proxy Statement), including nominations for election to the Board of Directors pursuant to the Company’s proxy access by-law provision, must provide notice of such business to IBM’s Secretary no earlier than October 11, 2026 and no later than November 10, 2026, as set forth more fully in, and in compliance with, IBM’s by-laws. In addition, to comply with universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must also provide the additional information required by Rule 14a-19 under the Securities Exchange Act of 1934 by no later than February 27, 2027.
27.I did not receive a copy of the Annual Report. How can I get one?
Stockholders of record who did not receive an IBM Annual Report or who previously elected not to receive one for a specific account may request that IBM mail its Annual Report to that account by writing to our transfer agent, Computershare Trust Company, N.A. (address and phone number in Question 11 above). If you are not a stockholder of record and did not receive an Annual Report from your bank, broker or other intermediary, you must contact your bank, broker or other intermediary directly.
28.What is “householding” and does IBM do this?
Householding is a procedure approved by the SEC under which stockholders who have the same address and last name and do not participate in electronic delivery of proxy materials will receive only one copy of a company’s proxy statement and annual report from a company, bank, broker or other intermediary, unless one or more of these stockholders notifies the company, bank, broker or other intermediary that they wish to continue to receive individual copies. At the present time, IBM does not “household” for any of our stockholders of record. However, as explained below, your bank, broker or other intermediary may be householding your account if you hold your shares in street name.
29.If I am a holder in street name, how may I obtain a separate set of proxy materials?
If you hold shares in street name, your bank, broker or other intermediary may be delivering only one copy of our Proxy Statement and the IBM Annual Report to multiple stockholders of the same household who share the same address, and may continue to do so, unless your bank, broker or other intermediary has received contrary instructions from one or more of the affected stockholders in the household. If you are such a beneficial holder, contact your bank, broker or other intermediary directly in order to receive a separate set of our proxy materials.

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Frequently asked questions
30.Members of our household own IBM shares through a number of different brokerage firms. Will we continue to receive multiple sets of materials?
Yes. If you and others sharing a single address hold IBM shares through multiple brokers, you will continue to receive at least one set of proxy materials from each broker.
31.I received a Notice of Internet Availability of Proxy Materials. What does this mean?
Consistent with common practice and in accordance with SEC rules, IBM is distributing proxy materials to some stockholders over the Internet by sending a Notice of Internet Availability of Proxy Materials that explains how to access our proxy materials and vote online. If you received a notice and would like a printed copy of the proxy materials (including the Annual Report, Proxy Statement and a proxy card in the case of record owners, or a voting instruction form in the case of stockholders holding shares in street name), please follow the instructions included in your notice.
32.I previously consented to receive electronic delivery of my proxy materials. Can you send me a hard copy of these proxy materials?
For record owners: We will deliver promptly, upon written or oral request, a separate copy of these proxy materials. Contact our transfer agent, Computershare Trust Company, N.A. (address and phone number in Question 11 above).
For holders in street name: You must contact your bank, broker or other intermediary to receive copies of these materials.
33.Who is making this proxy solicitation and approximately how much will these solicitation activities cost?
Solicitation of proxies is being made by IBM through postal mail, email and by telecommunications. The cost of this solicitation will be borne by IBM. In addition, management has retained Innisfree M&A Incorporated, to assist in soliciting proxies for a fee of approximately $50,000, plus reasonable out-of-pocket expenses.
Jane P. Edwards
Vice President and Secretary
March 10, 2026

100	IBM

Appendix A — Non-GAAP metrics and other financial information and reconciliations
The rationale for management’s use of non-GAAP information in the Compensation Discussion and Analysis and Proxy Statement is as follows:
Operating (Non-GAAP) earnings per share and related income statement items
In an effort to provide better transparency into the operational results of the business, supplementally, the company separates business results into operating and non-operating categories. Operating earnings from continuing operations is a non-GAAP measure that excludes the effects of certain acquisition-related charges and intangible asset amortization, expense resulting from basis differences on equity method investments, retirement-related costs and their related tax impacts. Due to the unique, non-recurring nature of the enactment of the U.S. Tax Cuts and Jobs Act (TCJA or U.S. tax reform), the company characterizes the one-time provisional charge recorded in the fourth quarter of 2017, and adjustments to that charge, as non-operating. Adjustments include the tax effect of true-ups, audit adjustments, accounting elections and new regulations, or laws (e.g., H.R. 1 in July of 2025) that impact the TCJA provisions which resulted in the one-time provisional charge. For acquisitions, operating (non-GAAP) earnings exclude the amortization of acquired intangible assets and acquisition-related charges such as in-process research and development, transaction costs, applicable retention, restructuring and related expenses, tax charges related to acquisition integration and pre-closing charges, such as financing costs. These charges are excluded as they may be inconsistent in amount and timing from period to period and are significantly impacted by the size, type and frequency of the company’s acquisitions. Management also characterized as non-operating expense, given its unique and temporary nature, the impact on the foreign exchange derivative contracts entered into prior to the acquisition of StreamSets and webMethods from Software AG, beginning in December 2023, to economically hedge the foreign currency exposure related to the purchase price of this acquisition. These derivative contracts expired by June 28, 2024. All other spending for acquired companies is included in both earnings from continuing operations and in operating (non-GAAP) earnings. For retirement-related costs, the company characterizes certain items as operating and others as non-operating, consistent with GAAP. The company includes defined benefit plan and nonpension postretirement benefit plan service costs, multi-employer plan costs and the cost of defined contribution plans in operating earnings. Non-operating retirement-related costs include defined benefit plan and nonpension postretirement benefit plan amortization of prior service costs, interest cost, expected return on plan assets, amortized actuarial gains/losses, the impacts of any plan curtailments/settlements including the impact of the settlement charges of $3.1 billion ($2.4 billion net of tax) resulting from the transfer to insurers of a portion of U.S. and non-U.S. defined benefit pension obligations and related plan assets in 2024 and pension insolvency costs and other costs. Non-operating retirement-related costs are primarily related to changes in pension plan assets and liabilities which are tied to financial market performance, and the company considers these costs to be outside of the operational performance of the business.
Overall, the company believes that supplementally providing investors with a view of operating earnings as described above provides increased transparency and clarity into both the operational results of the business and the performance of the company’s pension plans; improves visibility to management decisions and their impacts on operational performance; enables better comparison to peer companies; and allows the company to provide a long-term strategic view of the business going forward. In addition, these non-GAAP measures provide a perspective consistent with areas of interest the company routinely receives from investors and analysts.

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Appendix A — Non-GAAP metrics and other financial information and reconciliations
Free cash flow/operating cash flow
The company uses free cash flow as a measure to evaluate its operating results, strategic investments, plan shareholder return levels and assess its ability and need to incur and service debt. The entire free cash flow amount is not necessarily available for discretionary expenditures. The company defines free cash flow as net cash from operating activities less the change in Financing receivables and net capital expenditures, including the investment in software and other asset sales (e.g., certain QRadar SaaS assets in 2024). A key objective of the Financing business is to generate strong returns on equity, and our Financing receivables are the basis for that growth. Accordingly, management considers Financing receivables as a profit-generating investment, not as working capital that should be minimized for efficiency. Therefore, management presents both free cash flow and net cash from operating activities that exclude the effect of Financing receivables.
Constant currency
When the company refers to growth rates at constant currency or adjusts such growth rates for currency, it is done so that certain financial results can be viewed without the impact of fluctuations in foreign currency exchange rates, thereby facilitating period-to-period comparisons of its business performance. Financial results adjusted for currency are calculated by translating current period activity in local currency using the comparable prior year period’s currency conversion rate. This approach is used for countries where the functional currency is the local currency. Generally, when the dollar either strengthens or weakens against other currencies, the growth at constant currency rates or adjusting for currency will be higher or lower than growth reported at actual exchange rates.
Return on invested capital (ROIC)
For the 2023-2025 performance period, ROIC equals consolidated net operating profits after tax (consolidated GAAP net income plus after-tax interest expense) excluding the impact of pension settlement charges in 2024, divided by the sum of the average debt and average total stockholders’ equity over the period, including an adjustment in 2023 for goodwill associated with the Red Hat acquisition. The impact of the settlement charges in 2024 was excluded given their unique and non-recurring nature. Due to the significant nature of the Red Hat acquisition, the Company utilizes a computation of ROIC excluding goodwill associated with the acquisition. The goodwill that was generated is primarily attributable to the assembled workforce of Red Hat and the increased synergies expected to be achieved over time from the integration of Red Hat products into the Company’s various integrated solutions.
Other information viewed as useful decision-making information for management and stockholders, including:
GenAI Book of business
Generative AI (GenAI) book of business is a key performance metric management uses to assess the progress and growth of the company's AI strategy and offerings. It is calculated as inception to date Software transactional revenue, plus new SaaS Annual Contract Value and Consulting signings related to specific offerings. Since second-quarter 2023, approximately one-fifth of this book of business comes from Software, and the remaining four-fifths is Consulting. Our book of business reflects the value we are delivering to clients in two ways. First, we are partnering with our clients to design and scale AI solutions, whether that be leveraging AI capabilities of IBM, our partners, or a combination of both. Second, we are utilizing generative AI solutions to improve delivery by developing new ways of working and driving productivity within our client contracts. GenAI book of business should be viewed independently of revenue as this performance metric is not intended to represent current period revenue or revenue that will be recognized in future periods.

102	IBM

Appendix A — Non-GAAP metrics and other financial information and reconciliations
The tables below provide reconciliations of the Company’s income statement results as reported under GAAP to its operating earnings presentation, which are non-GAAP measures.

($ in millions except per share amount) For the year ended December 31, 2025	GAAP	Acquisition- related adjustments		Retirement- related adjustments		Tax reform impacts*		Operating (non-GAAP)
Gross profit	$39,297	$888		$—		$—		$40,184
Gross profit margin	58.2%	1.3	Pts	—	Pts	—	Pts	59.5%
S,G&A	$20,123	$(1,417)		$—		$—		$18,706
R&D	8,316	(4)		—		—		8,312
Other (income) & expense	(442)	(11)		(65)		—		(518)
Total expense & other (income)	28,968	(1,432)		(65)		—		27,472
Pre-tax income from continuing operations	10,328	2,320		65		—		12,713
Pre-tax income margin from continuing operations	15.3%	3.4	Pts	0.1	Pts	—	Pts	18.8%
Provision for/(benefit from) income taxes**	$(242)	$786		$15		$1,161		$1,719
Effective tax rate	(2.3)%	6.6	Pts	0.1	Pts	9.1	Pts	13.5%
Income from continuing operations	$10,571	$1,534		$49		$(1,161)		$10,993
Income margin from continuing operations	15.7%	2.3	Pts	0.1	Pts	(1.7)	Pts	16.3%
Diluted earnings per share: continuing operations	$11.14	$1.62		$0.05		$(1.22)		$11.59
*    Includes a benefit from income taxes primarily driven by the resolution of certain tax audit matters.
**    The tax impact on operating (non-GAAP) pre-tax income is calculated under the same accounting principles applied to the GAAP pre-tax income.

($ in millions except per share amount) For the year ended December 31, 2024	GAAP	Acquisition- related adjustments		Retirement- related adjustments**		Tax reform impacts+		Operating (non-GAAP)
Gross profit	$35,551	$724		$—		$—		$36,275
Gross profit margin	56.7%	1.2	Pts	—	Pts	—	Pts	57.8%
S,G&A	$19,688	$(1,159)		$—		$—		$18,529
Other (income) & expense*	1,871	(70)		(3,457)		—		(1,656)
Total expense & other (income)	29,754	(1,229)		(3,457)		—		25,068
Pre-tax income from continuing operations	5,797	1,953		3,457		—		11,207
Pre-tax income margin from continuing operations	9.2%	3.1	Pts	5.5	Pts	—	Pts	17.9%
Provision for/(benefit from) income taxes++	$(218)	$497		$790		$455		$1,523
Effective tax rate	(3.8)%	5.1	Pts	8.2	Pts	4.1	Pts	13.6%
Income from continuing operations	$6,015	$1,456		$2,668		$(455)		$9,684
Income margin from continuing operations	9.6%	2.3	Pts	4.3	Pts	(0.7)	Pts	15.4%
Diluted earnings per share: continuing operations	$6.42	$1.55		$2.85		$(0.49)		$10.33
*    Includes the impact of a loss of $68 million on foreign exchange derivative contracts entered into by the company prior to the acquisition of StreamSets and webMethods from Software AG.
**    Includes the impacts of pension settlement charges.
+    Includes a benefit from income taxes primarily driven by the resolution of certain tax audit matters.
++    The tax impact on operating (non-GAAP) pre-tax income is calculated under the same accounting principles applied to the GAAP pre-tax income.

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($ in millions except per share amount) For the year ended December 31, 2023	GAAP	Acquisition- related adjustments		Retirement- related adjustments		Tax reform impacts		Operating (non-GAAP)
Gross profit	$34,300	$631		$—		$—		$34,931
Gross profit margin	55.4%	1.0	Pts	—	Pts	—	Pts	56.5%
S,G&A	$19,003	$(1,039)		$—		$—		$17,964
Other (income) & expense*	(914)	10		39		—		(866)
Total expense & other (income)	25,610	(1,029)		39		—		24,620
Pre-tax income from continuing operations	8,690	1,660		(39)		—		10,311
Pre-tax income margin from continuing operations	14.0%	2.7	Pts	(0.1)Pts		—	Pts	16.7%
Provision for/(benefit from) income taxes**	$1,176	$368		$(8)		$(95)		$1,441
Effective tax rate	13.5%	1.4	Pts	0.0	Pts	(0.9)	Pts	14.0%
Income from continuing operations	$7,514	$1,292		$(30)		$95		$8,870
Income margin from continuing operations	12.1%	2.1	Pts	0.0	Pts	0.2Pts		14.3%
Diluted earnings per share: continuing operations	$8.15	$1.40		$(0.03)		$0.10		$9.62
*    Includes the impact of a gain of $12 million on foreign exchange derivative contracts entered into by the company prior to the acquisition of StreamSets and webMethods from Software AG.
**    The tax impact on operating (non-GAAP) pre-tax income is calculated under the same accounting principles applied to the GAAP pre-tax income.
The table below provides a reconciliation of cash flows which is presented on a consolidated basis. Free cash flow and net cash from operating activities, excluding Financing receivables (operating cash flow) are non-GAAP measures.

($ in billions) For the year ended December 31:	2025	2024	2023
Net cash from operating activities per GAAP	$13.2	$13.4	$13.9
Less: change in Financing receivables	(3.2)	(0.4)	1.2
Net cash from operating activities, excluding Financing receivables	16.4	13.9	12.7
Capital expenditures, net	(1.6)	(1.1)	(1.5)
Free cash flow	14.7	12.7	11.2
The table below provides a reconciliation of year-to-year revenue growth rates as reported under GAAP to revenue adjusting for constant currency (@CC), which are non-GAAP measures.

	2025
	GAAP	@CC
Reconciliation of revenue growth rates:
Total IBM	8%	6%
Software	11%	9%
Consulting	2%	Flat
Infrastructure	12%	10%

104	IBM

Appendix B — 2026 Long-term performance plan
1.Objectives.
The IBM 2026 Long-Term Performance Plan (the “Plan”) is designed to attract, motivate and retain selected employees of, and other individuals providing services to, the Company. These objectives are accomplished by making long-term incentive and other awards under the Plan, thereby providing Participants with a proprietary interest in the growth and performance of the Company.
2.Definitions.
(a)“Award”—The grant of any form of stock option, stock appreciation right, stock or cash award issued under the Plan, whether granted singly, in combination or in tandem, to a Participant pursuant to such terms, conditions, performance requirements, limitations and restrictions as the Committee may establish in order to fulfill the objectives of the Plan.
(b)“Award Agreement”—An agreement between the Company and a Participant that sets forth the terms, conditions, performance requirements, limitations and restrictions applicable to an Award.
(c)“Board”—The Board of Directors of International Business Machines Corporation (“IBM”).
(d)“Business Enterprise”—Any entity that engages or intends to engage in, or owns or controls an interest in any entity that engages in or intends to engage in, competition with, or during the Rescission Period becomes competitive with, any business unit or division of the Company in which the Participant worked at any time during the three (3) year period prior to the termination of the Participant’s employment.
(e)“Capital Stock” or “stock”—Authorized and issued or unissued Capital Stock of IBM, at such par value as may be established from time to time.
(f)“Change in Control”— The occurrence of any one or more of the following events:
(i)any Person, other than (A) any employee plan (or related trust) established by the Company, (B) the Company, (C) an underwriter temporarily holding securities pursuant to an offering of such securities, or (D) an entity owned, directly or indirectly, by stockholders of IBM in substantially the same proportions as their ownership of IBM, is (or becomes, during any 12-month period) the Beneficial Owner, directly or indirectly, of securities of IBM (not including in the securities beneficially owned by such Person any securities acquired directly from IBM other than in connection with the acquisition by the Company of a business) representing 50% or more of the total voting power of the stock of IBM; provided that the provisions of this subsection (i) are not intended to apply to or include as a Change in Control any transaction that is specifically excepted from the definition of Change in Control under subsection (iii) below;
(ii)a change in the composition of the Board such that, during any 12-month period, the individuals who, as of the beginning of such period, constitute the Board (the “Existing Board”) cease for any reason to constitute at least 50% of the Board; provided, however, that any individual becoming a member of the Board subsequent to the beginning of such period whose election, or nomination for election by IBM’s stockholders, was approved by a vote of at least a majority of the members of the Board immediately prior to the date of such appointment or election shall be considered as though such individual were a member of the Existing Board; provided further, that, notwithstanding the foregoing, no individual whose initial assumption of office occurs pursuant to either an actual or threatened election contest (as such terms are used in Rule 14a-11 or Regulation 14A promulgated under the Exchange Act or successor statutes or rules containing analogous concepts) or other actual or threatened solicitation of proxies or consents by or on behalf of an individual, corporation, partnership, group, associate or other entity or Person other than the Board, shall in any event be considered to be a member of the Existing Board;
(iii)the consummation of a merger, amalgamation or consolidation of IBM with any other corporation or other entity, or the issuance of voting securities in connection with such a transaction pursuant to applicable stock exchange requirements; provided that immediately following such transaction the voting securities of IBM outstanding immediately prior thereto do not continue to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity of such transaction or parent entity thereof) 50% or

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more of the total voting power or total fair market value of IBM’s stock (or, if IBM is not the surviving entity of such merger or consolidation, 50% or more of the total voting power or total fair market value of the stock of such surviving entity or parent entity thereof); and provided, further, that such a transaction effected to implement a recapitalization of IBM (or similar transaction) in which no Person is or becomes the Beneficial Owner, directly or indirectly, of securities of IBM (not including in the securities beneficially owned by such Person any securities acquired directly from IBM other than in connection with the acquisition by IBM of a business) representing 50% or more of either the then-outstanding shares or the combined voting power or total fair market value of IBM’s then-outstanding voting securities shall not be considered a Change in Control; or
(iv)the sale or disposition by IBM of all or substantially all of IBM’s assets in which any Person acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such Person) assets from IBM that have a total gross fair market value equal to more than 50% of the total gross fair market value of all of the assets of IBM immediately prior to such acquisition or acquisitions.
Notwithstanding the foregoing, (A) no Change in Control shall be deemed to have occurred if there is consummated any transaction or series of integrated transactions immediately following which the record holders of the shares immediately prior to such transaction or series of transactions continue to have substantially the same proportionate ownership in an entity which owns substantially all of the assets of IBM immediately prior to such transaction or series of transactions and (B) no Change in Control shall be deemed to have occurred upon the acquisition of additional control of IBM by any Person that is considered to effectively control the Company. In no event will a Change in Control be deemed to have occurred if any Participant is part of a “group” within the meaning of Section 13(d)(3) of the Exchange Act that effects a Change in Control. Notwithstanding the foregoing or any provision of any Award Agreement to the contrary, for any Award that provides for accelerated distribution on a Change in Control of amounts that constitute “deferred compensation” (as defined in Section 409A of the Code), if the event that constitutes such Change in Control does not also constitute a change in the ownership or effective control of IBM, or in the ownership of a substantial portion of IBM’s assets (in either case, as defined in Section 409A of the Code), such amount shall not be distributed on such Change in Control but instead shall vest as of such Change in Control and shall be distributed on the scheduled payment date specified in the applicable Award Agreement, except to the extent that earlier distribution would not result in the Participant who holds such Award incurring interest or additional tax under Section 409A of the Code.
(g)“Code”—The Internal Revenue Code of 1986, as amended from time to time.
(h)“Committee”—The committee designated by the Board to administer the Plan.
(i)“Company”—IBM and its affiliates and subsidiaries including subsidiaries of subsidiaries and partnerships and other business ventures in which IBM has an equity interest.
(j)“Effective Date” —The date on which the Plan is approved by IBM’s stockholders.
(k)“Engage in or Associate with” includes, without limitation, engagement or association as a sole proprietor, owner, employer, director, partner, principal, joint venturer, associate, employee, member, consultant, or contractor. The phrase also includes engagement or association as a shareholder or investor during the course of a participant’s employment with the Company, and includes beneficial ownership of five percent (5%) or more of any class of outstanding stock of a Business Enterprise or competitor of the Company following the termination of a Participant’s employment with the Company.
(l)“Exchange Act”—The Securities Exchange Act of 1934, as amended from time to time.
(m)“Fair Market Value”—The average of the high and low prices of Capital Stock on the New York Stock Exchange for the date in question, provided that, if no sales of Capital Stock were made on said exchange on that date, the average of the high and low prices of Capital Stock as reported for the most recent preceding day on which sales of Capital Stock were made on said exchange.
(n)“Intrinsic Value”—With respect to a stock option or SAR, (i) the excess, if any, of the price or implied price per share in a Change in Control or other event over (ii) the exercise or hurdle price of such Award multiplied by (iii) the number of shares covered by such Award.
(o)“Participant”—An individual to whom an Award has been made under the Plan. Awards may be made to any officer, employee, individual consultant and individual independent contractor of IBM or a subsidiary corporation (within the meaning of section 424(f) of the Code) of IBM. However, incentive stock options may be granted only to individuals who are employed by IBM or by a subsidiary corporation (within the meaning of Section 424(f) of the Code) of IBM, including a subsidiary that becomes such after the adoption of the Plan.

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Appendix B — 2026 Long-term performance plan
(p)“Person”—has the meaning ascribed to such term in Section 3(a)(9) of the Exchange Act, as amended from time to time, and used in Sections 13(d) and 14(d) thereof, including a “group” as defined in Section 13(d) thereof.
(q)“Prior Award”—An award granted prior to the Effective Date under the Prior Plans.
(r)“Prior Plans”—The IBM 1999 Long-Term Performance Plan, dated April 27, 1999, the IBM PWCC Long-Term Performance Plan, dated February 28, 2003 and as amended August 1, 2007, the IBM HashiCorp Acquisition Long-Term Performance Plan, dated February 27, 2025, and the 2001 Long-Term Performance Plan, approved by the Board on October 30, 2001.
3.Capital Stock Available for Awards.
Subject to adjustment as provided in Section 16, the number of shares that may be issued under the Plan for Awards granted wholly or partly in stock during the term of the Plan shall equal the sum of (i) 40,357,987 shares and (ii) the total number of shares available for future awards under the Prior Plans as of the Effective Date. Shares covered by Awards that either wholly or in part are not earned, or that expire or are forfeited, terminated, canceled, settled in cash, payable solely in cash or exchanged for other awards, shall be available for future issuance under Awards. In addition, any shares previously authorized by stockholders for Prior Awards under the Prior Plans that either wholly or in part were not earned or that expired or were forfeited, terminated, canceled, settled in cash, payable solely in cash or exchanged for other awards, shall be available for issuance under the Plan. Shares of Capital Stock may be made available from the authorized but unissued shares of IBM or from shares held in IBM’s treasury and not reserved for some other purpose. For purposes of determining the number of shares of Capital Stock issued under the Plan, no shares shall be deemed issued until they are actually delivered to a Participant, or such other person in accordance with Section 12. Notwithstanding the foregoing, the following shares of Capital Stock shall not again become available for Awards or increase the number of shares available for grant under this Section: (1) shares of Capital Stock tendered by the Participant or withheld by IBM in payment of the purchase price of an Option or SAR, (2) shares of Capital Stock tendered by the Participant or withheld by IBM to satisfy any tax withholding obligation under the Plan, (3) shares of Capital Stock repurchased by IBM with proceeds received from the exercise of an Option, and (4) shares of Capital Stock subject to a SAR that are not issued in connection with the stock settlement of that SAR upon its exercise.
4.Administration.
The Plan shall be administered by the Committee, which shall have full power to select Participants, to interpret the Plan, to grant waivers of Award restrictions, to continue, accelerate or suspend exercisability, vesting or payment of an Award and to adopt such rules, regulations and guidelines for carrying out the Plan as it may deem necessary or proper. These powers include, but are not limited to, the adoption of modifications, amendments, procedures, subplans and the like as necessary to comply with provisions of the laws and regulations of the countries in which the Company operates in order to assure the viability of Awards granted under the Plan and to enable Participants regardless of where employed to receive advantages and benefits under the Plan and such laws and regulations.
5.Delegation of Authority.
The Committee may delegate to officers of the Company its duties, power and authority under the Plan pursuant to such conditions or limitations as the Committee may establish, except that only the Committee or the Board may select, and grant Awards to, Participants who are subject to Section 16 of the Exchange Act.
6.Awards.
The Committee shall determine the type or types of Award(s) to be made to each Participant and shall set forth in the related Award Agreement the terms, conditions, performance requirements, and limitations applicable to each Award. Awards may include but are not limited to those listed in this Section 6. Awards may be granted singly, in combination or in tandem. Awards may also be made in combination or in tandem with, in replacement or payment of, or as alternatives to, grants, rights or compensation earned under any other plan of the Company, including the plan of any acquired entity.
(a)Stock Option—A grant of a right to purchase a specified number of shares of Capital Stock the exercise price of which shall be not less than 100% of Fair Market Value on the date of grant of such right, as determined by the Committee, provided that, in the case of a stock option granted retroactively in tandem with or as substitution for another award granted under any plan of the Company, the exercise price may be the same as the purchase or designated price of such other award. A stock option may be in the form of an incentive stock option (“ISO”) which, in addition to being subject to applicable terms, conditions and limitations established by the Committee, complies with section 422 of the Code. The number of shares of stock that shall be available for issuance under ISOs granted under the Plan is limited to 40,357,987. No ISO may be granted more than 10 years from the date the Plan is approved by the Board. The term of any stock option granted under the Plan shall be fixed by the Committee but shall not exceed 10 years from the date of grant of such stock option. No grant of stock options may be

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accompanied by a tandem award of dividend equivalents or provide for dividends, dividend equivalents or other distributions to be paid on such stock options.
(b)Stock Appreciation Right—A right to receive a payment, in cash and/or Capital Stock, equal in value to the excess of the Fair Market Value of a specified number of shares of Capital Stock on the date the stock appreciation right (“SAR”) is exercised over the grant price of the SAR, which shall not be less than 100% of the Fair Market Value on the date of grant of such SAR, as determined by the Committee, provided that, in the case of a SAR granted retroactively in tandem with or as substitution for another award granted under any plan of the Company, the grant price may be the same as the exercise or designated price of such other award. The term of each SAR shall be fixed by the Committee but shall not exceed 10 years from the date of grant of such SAR. No grant of SARs may be accompanied by a tandem award of dividend equivalents or provide for dividends, dividend equivalents or other distributions to be paid on such SARs.
(c)Stock Award—An Award made in stock and denominated in units of stock. All or part of any stock award may be subject to conditions established by the Committee, and set forth in the Award Agreement, which may include, but are not limited to, continuous service with the Company, achievement of specific business objectives, performance goals, increases in specified indices, attaining growth rates, and other comparable measurements of Company performance. An Award made in stock or denominated in units of stock that is subject to restrictions on transfer and/or forfeiture provisions may be referred to as an Award of “Restricted Stock,” “Restricted Stock Units” (“RSU”), or “Performance Share Units” (“PSU”).
(i)Subject to the restrictions set forth in the applicable Award Agreement, a Participant generally shall have the rights and privileges of a stockholder with respect to Awards of Restricted Stock, including the right to vote such shares of Restricted Stock and the right to receive dividends or distributions. The Committee may, in its discretion, specify in the applicable Award Agreement that any or all dividends or other distributions paid on Awards of Restricted Stock prior to vesting be paid either in cash or in additional Shares and that such dividends or other distributions may be reinvested in additional Shares; provided that no dividends shall be paid to a Participant in respect of Awards of Restricted Stock unless and until and to the extent such Restricted Stock becomes vested.
(ii)Awards of RSUs or PSUs will not accumulate dividend equivalents or other distributions unless otherwise determined by the Committee. If the Committee determines that such dividend equivalents or other distributions will accumulate, then no dividend equivalents or other distributions shall be paid to Participants in respect of Awards of RSUs or PSUs prior to vesting or settlement, as applicable.
(d)Cash Award—An Award denominated in cash with the eventual payment amount subject to future service and such other restrictions and conditions as may be established by the Committee, and as set forth in the Award Agreement, including, but not limited to, continuous service with the Company, achievement of specific business objectives, increases in specified indices, attaining growth rates, and other comparable measurements of Company performance.
7.Payment of Awards.
Payment of Awards may be made in the form of cash, stock or combinations thereof and may include such restrictions as the Committee shall determine. Further, with Committee approval, payments may be deferred, either in the form of installments or as a future lump-sum payment, in accordance with such procedures as may be established from time to time by the Committee.
Any deferred payment, whether elected by the Participant or specified by the Award Agreement or the Committee, may require the payment to be forfeited in accordance with the provisions of Section 15. The Committee may also establish rules and procedures for the crediting of interest on deferred cash payments and dividend equivalents for deferred payments denominated in stock or units of stock. At the discretion of the Committee, and subject to the provisions of Section 19, a Participant may be offered an election to substitute an Award for another Award or Awards of the same or different type. Any deferred payment must comply with the provisions of Section 19.
8.Minimum Vesting Requirements.
Notwithstanding anything to the contrary herein, an Award shall vest over a period of not less than one year following the date of grant (the “Minimum Vesting Requirements”); provided that the Minimum Vesting Requirements shall not apply in the event of a Participant’s death or disability and the Committee may grant Awards that are not subject to the Minimum Vesting Requirements in respect of 5% or fewer of the number of shares reserved for issuance under the Plan.

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Appendix B — 2026 Long-term performance plan
9.Required Holding Period for Awards to IBM Chief Executive Officer.
With respect to any Award granted to IBM’s Chief Executive Officer (“CEO”), any shares received from the vesting of such Award (less applicable tax withholding) must be held by the CEO until the earlier of the date that is (i) 12 months following the date of vesting; or (ii) the date of the CEO’s retirement or other termination of employment.
10.Stock Option Exercise.
The price at which shares of Capital Stock may be purchased under a stock option shall be paid in full in cash at the time of the exercise or, if permitted by the Committee, by means of tendering Capital Stock or surrendering another Award or any combination thereof.
The Committee shall determine acceptable methods of tendering Capital Stock or other Awards and may impose such conditions on the use of Capital Stock or other Awards to exercise a stock option as it deems appropriate.
11.Tax Withholding.
Prior to the payment or settlement of any Award, or at the time there is no substantial risk of forfeiture with respect to an Award, the Participant must pay, or make arrangements acceptable to the Company for the payment of, any and all federal, state and local tax withholding that in the opinion of the Company is required by law. The Company shall be authorized to withhold from any Award granted or any payment due or transfer made under any Award or from any compensation or other amount owing to a Participant the amount (in cash, Shares, other Awards, other property, net settlement, or any combination thereof) of applicable withholding taxes due in respect of an Award, its exercise or settlement or any payment or transfer under such Award or under the Plan and to take such other action (including providing for elective payment of such amounts in cash or Shares by such Participant) as may be necessary to satisfy all obligations for the payment of such taxes and, unless otherwise determined by the Committee in its discretion, to the extent such withholding would not result in liability classification of such Award (or any portion thereof) pursuant to FASB ASC Subtopic 718-10.
12.Transferability.
No Award shall be transferable or assignable, or payable to or exercisable by, anyone other than the Participant to whom it was granted, except (i) by law, will or the laws of descent and distribution, or (ii) as a result of the disability of a Participant.
Notwithstanding the foregoing, in no event shall ISOs be transferable or assignable other than by will or by the laws of descent and distribution.
13.Amendment, Modification, Suspension or Discontinuance of the Plan.
(a)Except to the extent prohibited by applicable law and unless otherwise expressly provided in an Award Agreement or in the Plan, the Board may amend, alter, suspend, discontinue or terminate the Plan or any portion thereof at any time; provided, however, that no such amendment, alteration, suspension, discontinuation or termination shall be made without (i) stockholder approval if such approval is required by applicable law or the rules of the stock market or exchange, if any, on which the shares are principally quoted or traded or (ii) subject to Section 16, the consent of the affected Participant, if such action would materially adversely affect the rights of such Participant under any outstanding Award, except (x) to the extent any such amendment, alteration, suspension, discontinuance or termination is made to cause the Plan to comply with applicable law, stock market or exchange rules and regulations or accounting or tax rules and regulations or (y) to impose any “clawback” or recoupment provisions on any Awards (including any amounts or benefits arising from such Awards) in accordance with Sections 15 and 18. Notwithstanding anything to the contrary in the Plan, the Committee may amend the Plan, or create sub-plans, in such manner as may be necessary or desirable to enable the Plan to achieve its stated purposes in any jurisdiction in a tax-efficient manner and in compliance with local rules and regulations.
(b)In the event of IBM’s dissolution or liquidation, each Award shall terminate immediately prior to the consummation of such action, unless otherwise determined by the Committee.
(c)The Committee may waive any conditions or rights under, amend any terms of, or amend, alter, suspend, discontinue or terminate any Award theretofore granted (including by substituting another Award of the same or a different type), prospectively or retroactively, without the consent of any relevant Participant or beneficiary thereof; provided that, subject to Section 16, no such action shall materially adversely affect the rights of any affected Participant or beneficiary thereof theretofore granted under the Plan, except (x) to the extent any such action is made to cause the Plan or Award to comply with applicable law, stock market or exchange rules and regulations or accounting or tax rules and regulations, or (y) to impose any “clawback” or recoupment provisions on any Awards (including any amounts or benefits arising from such Awards) in accordance with Sections 15 and 17. The

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Appendix B — 2026 Long-term performance plan
Committee shall be authorized to make adjustments in the terms and conditions of, and the criteria included in, Awards in recognition of events (including the events described in Section 16) affecting IBM, or IBM’s financial statements, or of changes in applicable laws, regulations or accounting principles, whenever the Committee determines that such adjustments are appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan.
(d)Except as provided in Section 16, the Committee may not, without stockholder approval, seek to effect any re-pricing of any previously granted “underwater” stock option, SAR or similar Award by: (i) amending or modifying the terms of the stock option, SAR or similar Award to lower the exercise price; (ii) cancelling the underwater stock option, SAR or similar Award and granting either (A) replacement stock options, SARs or similar Awards having a lower exercise price or (B) Restricted Shares, RSUs, PSUs, or other Awards in exchange; (iii) cancelling or repurchasing the underwater stock option, SARs or similar Awards for cash or other securities. A stock option, SAR or similar Award will be deemed to be “underwater” at any time when the Fair Market Value of the shares covered by such Award is less than the exercise price of the Award; or (iv) taking any other action under the Plan that constitutes a “repricing” within the meaning of the applicable regulations of any stock exchange on which IBM is listed.
14.Termination of Employment.
If the employment of a Participant terminates, other than as a result of the death or disability of a Participant, all unexercised, deferred and unpaid Awards shall be canceled immediately, unless the Award Agreement provides otherwise.
15.Cancellation and Rescission of Awards.
(a)Unless the Award Agreement specifies otherwise, the Committee may cancel, rescind, suspend, withhold or otherwise limit or restrict any unexpired, unpaid, or deferred Awards at any time if the Participant is not in compliance with all applicable provisions of the Award Agreement and the Plan, or if the Participant engages in any “Detrimental Activity.” For purposes of this Section 15, “Detrimental Activity” shall include: (i) the rendering of services for any organization or engaging directly or indirectly in any business which is or becomes competitive with the Company, or which organization or business, or the rendering of services to such organization or business, is or becomes otherwise prejudicial to or in conflict with the interests of the Company; (ii) acceptance of an offer to Engage in or Associate with any business which is or becomes competitive with the Company; (iii) the disclosure to anyone outside the Company, or the use in other than the Company’s business, without prior written authorization from the Company, of any confidential information or material, as defined in the Company’s Agreement Regarding Confidential Information and Intellectual Property, relating to the business of the Company, acquired by the Participant either during or after employment with the Company; (iv) the failure or refusal to disclose promptly and to assign to the Company, pursuant to the Company’s Agreement Regarding Confidential Information and Intellectual Property, all right, title and interest in any invention or idea, patentable or not, made or conceived by the Participant during employment by the Company, relating in any manner to the actual or anticipated business, research or development work of the Company or the failure or refusal to do anything reasonably necessary to enable the Company to secure a patent where appropriate in the United States and in other countries; (v) activity that results in termination of the Participant’s employment for cause; (vi) a violation of any rules, policies, procedures or guidelines of the Company, including but not limited to the Company’s Business Conduct Guidelines; (vii) any attempt directly or indirectly to induce any employee of the Company to be employed or perform services elsewhere or any attempt directly or indirectly to solicit the trade or business of any current or prospective customer, supplier or partner of the Company; (viii) the Participant being convicted of, or entering a guilty plea with respect to, a crime, whether or not connected with the Company; or (ix) any other conduct or act determined to be injurious, detrimental or prejudicial to any interest of the Company.
(b)Upon exercise, payment or delivery pursuant to an Award, the Participant shall certify in a manner acceptable to the Company that he or she is in compliance with the terms and conditions of the Plan. In the event a Participant fails to comply with the provisions of paragraphs (a)(i)- (ix) of this Section 15 prior to, or during the Rescission Period, then any exercise, payment or delivery may be rescinded within two years after such exercise, payment or delivery. In the event of any such rescission, the Participant shall pay to the Company the amount of any gain realized or payment received as a result of the rescinded exercise, payment or delivery, in such manner and on such terms and conditions as may be required, and the Company shall be entitled to set-off against the amount of any such gain any amount owed to the Participant by the Company. As used herein, Rescission Period shall mean that period of time established by the Committee which shall not be less than six months after any exercise, payment or delivery pursuant to an Award.

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Appendix B — 2026 Long-term performance plan
16.Adjustments.
In the event that the Committee determines that, as a result of any dividend or other distribution (other than an ordinary dividend or distribution), recapitalization, stock split, reverse stock split, reorganization, merger, amalgamation, consolidation, separation, rights offering, split-up, spin-off, combination, repurchase or exchange of shares or other securities of IBM, issuance of warrants or other rights to acquire shares or other securities of IBM, issuance of shares pursuant to the anti-dilution provisions of securities of IBM, or other similar corporate transaction or event affecting the shares, or of changes in applicable laws, regulations or accounting principles, an adjustment is necessary in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, then the Committee shall, subject to Section 19 of the Plan and applicable law, adjust equitably so as to ensure no undue enrichment or harm (including by payment of cash), any or all of:
(a)the number and type of shares (or other securities) which thereafter may be made the subject of Awards;
(b)the number and type of shares (or other securities) subject to outstanding Awards;
(c)the grant, acquisition, exercise or hurdle price with respect to any Award or, if deemed appropriate, make provision for a cash payment to the holder of an outstanding Award; and
(d)the terms and conditions of any outstanding Awards, including any performance criteria;
provided, however, that except as otherwise provided in an Award Agreement, the number of shares subject to any Award denominated in shares shall always be a whole number.
17.Effect of a Change in Control on Awards.
In the event of a Change in Control, the following provisions will apply, subject to Section 19, and unless otherwise provided in the applicable Award Agreement or unless otherwise expressly provided by the Committee at the time of grant of an Award:
(a)Awards may be continued or assumed by IBM (if it is the surviving corporation) or by the successor or surviving entity or its parent;
(b)Awards may be substituted or replaced by the successor or surviving entity or its parent with cash, securities, rights or other property to be paid or issued, as the case may be, by the successor or surviving entity (or a parent or subsidiary thereof), with substantially the same terms and value as such Award (including any applicable performance targets or criteria with respect thereto); or
(c)If Awards are not continued or assumed by IBM (if it is the surviving corporation) or by the successor or surviving entity or its parent or substituted or replaced by the successor or surviving entity or its parent, Awards will be canceled in consideration of a payment, subject to the following: (i) such payment shall be made in cash, securities, rights and/or other property; (ii) the amount of such payment shall equal the value of such Award, as determined by the Committee in its sole discretion; provided that, in the case of a stock option or SAR, if such value equals the Intrinsic Value of such Award, such value shall be deemed to be valid; provided further that, if the Intrinsic Value of a stock option or SAR is equal to or less than zero, the Committee may, in its sole discretion, provide for the cancellation of such Award without payment of any consideration therefor (for the avoidance of doubt, in the event of a Change in Control, the Committee may, in its sole discretion, terminate any stock option or SAR Awards for which the exercise or hurdle price is equal to or exceeds the per share value of the consideration to be paid in the Change in Control transaction without payment of consideration therefor); (iii) performance goals with respect to Awards subject to performance criteria (including PSUs) will be deemed achieved at a minimum of 100% of the target level upon the Change in Control; and (iv) such payment shall be made promptly following such Change in Control or on a specified date or dates following such Change in Control; provided that the timing of such payment shall comply with Section 409A of the Code.
18.“Clawback” of Awards.
Notwithstanding anything to the contrary contained herein, any Awards granted under the Plan (including any amounts or benefits arising from such Awards) shall be subject to the International Business Machines Corporation Executive Officer Compensation Recovery Policy and any other compensation recoupment policy adopted by the Company from time to time or as otherwise required by the listing standards of any national securities exchange or association on which IBM’s securities are listed or by applicable law (the “Clawback Policies”). Any Awards granted to the Participant or any shares issued or cash received upon vesting, exercise or settlement of any such Awards or sale of shares underlying such Awards shall, if applicable, be subject to reduction, cancellation, recovery, recoupment, forfeiture or other action pursuant to and as, to the extent, required by or determined under the Clawback Policies.

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19.Section 409A of the Code.
With respect to Awards subject to Section 409A of the Code, the Plan is intended to comply with the requirements of Section 409A of the Code, and the provisions of the Plan and any Award Agreement shall be interpreted in a manner that satisfies the requirements of Section 409A of the Code, and the Plan shall be operated accordingly. If any provision of the Plan or any term or condition of any Award would otherwise frustrate or conflict with this intent, the provision, term or condition shall be interpreted and deemed amended so as to avoid this conflict. Notwithstanding anything in the Plan to the contrary, if the Board considers a Participant to be a “specified employee” under Section 409A of the Code at the time of such Participant’s “separation from service” (as defined in Section 409A of the Code), and any amount hereunder is “deferred compensation” subject to Section 409A of the Code, any distribution of such amount that otherwise would be made to such Participant with respect to an Award as a result of such “separation from service” shall not be made until the date that is six months after such “separation from service,” except to the extent that earlier distribution would not result in such Participant’s incurring interest or additional tax under Section 409A of the Code. If an Award includes a “series of installment payments” (within the meaning of Section 1.409A-2(b)(2)(iii) of the Treasury Regulations), a Participant’s right to such series of installment payments shall be treated as a right to a series of separate payments and not as a right to a single payment, and if an Award includes “dividend equivalents” (within the meaning of Section 1.409A-3(e) of the Treasury Regulations), a Participant’s right to such dividend equivalents shall be treated separately from the right to other amounts under the Award. Notwithstanding the foregoing, the tax treatment of the benefits provided under the Plan or any Award Agreement is not warranted or guaranteed, and in no event shall the Company be liable for all or any portion of any taxes, penalties, interest or other expenses that may be incurred by a Participant on account of non-compliance with Section 409A of the Code.
20.Data Privacy.
In connection with the Plan, the Company may need to process personal data provided by the Participant to the Company, any affiliate, third-party service providers or others acting on the Company’s behalf. Examples of such personal data may include, without limitation, the Participant’s name, account information, social security number, tax number and contact information. The Company may process such personal data in its legitimate business interests for all purposes relating to the operation and performance of the Plan, including but not limited to: (a) administering and maintaining Participant records; (b) providing the services described in the Plan; (c) providing information to future purchasers or merger partners of the Company or any Affiliate, or the business in which such Participant works; and (d) responding to public authorities, court orders, legal investigations and complying with the law, as applicable.
The Company may share the Participant’s personal data with its affiliates, trustees of any employee benefit trust, registrars, brokers, third-party administrators of the Plan, third-party service providers acting on the Company’s behalf to provide the services described above or regulators and others, as required by law.
If necessary, the Company may transfer the Participant’s personal data to any of the parties mentioned above in a country or territory that may not provide the same protection for the information as the Participant’s home country. Any transfer of the Participant’s personal data to recipients in a third country will be made in compliance with applicable law.
The Company will keep personal data collected in connection with the Plan for as long as necessary to operate the Plan or as necessary to comply with any legal or regulatory requirements.
A Participant may have a right under applicable law to (i) request access to, and rectification of or erasure of the personal data provided, (ii) request the restriction of the processing of his or her personal data, (iii) object to the processing of his or her personal data, (iv) receive the personal data provided to the Company and transmit such data to another party, and/or (v) to lodge a complaint with a supervisory authority.
21.Miscellaneous.
(a)Any notice to the Company required by any of the provisions of the Plan shall be addressed to the chief human resources officer of IBM in writing, and shall become effective when it is received.
(b)The Plan shall be unfunded and the Company shall not be required to establish any special account or fund or to otherwise segregate or encumber assets to ensure payment of any Award.
(c)Nothing contained in the Plan shall prevent the Company from adopting other or additional compensation arrangements or plans, subject to shareholder approval if such approval is required, and such arrangements or plans may be either generally applicable or applicable only in specific cases.
(d)No Participant shall have any claim or right to be granted an Award under the Plan and nothing contained in the Plan shall be deemed or be construed to give any Participant the right to be retained in the employ of the Company or to interfere with the right of the Company to discharge any Participant at any time without regard to the effect such

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discharge may have upon the Participant under the Plan. Except to the extent otherwise provided in any plan or in an Award Agreement, no Award under the Plan shall be deemed compensation for purposes of computing benefits or contributions under any other plan of the Company.
(e)The Plan and each Award Agreement shall be governed by the laws of the State of New York, excluding any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of the Plan to the substantive law of another jurisdiction. Unless otherwise provided in the Award Agreement, recipients of an Award under the Plan are deemed to submit to the exclusive jurisdiction and venue of the federal or state courts of New York, County of Westchester, to resolve any and all issues that may arise out of or relate to the Plan or any related Award Agreement.
(f)In the event that a Participant or the Company brings an action to enforce the terms of the Plan or any Award Agreement and the Company prevails, the Participant shall pay all costs and expenses incurred by the Company in connection with that action, including reasonable attorneys’ fees, and all further costs and fees, including reasonable attorneys’ fees incurred by the Company in connection with collection.
(g)The Committee and any officers to whom it may delegate authority under Section 5 shall have full power and authority to interpret the Plan and to make any determinations thereunder, including determinations under Sections 15 and 18, and the Committee’s or such officer’s determinations shall be binding and conclusive. Determinations made by the Committee or any such officer under the Plan need not be uniform and may be made selectively among individuals, whether or not such individuals are similarly situated.
(h)If any provision of the Plan is or becomes or is deemed invalid, illegal or unenforceable in any jurisdiction, or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended or limited in scope to conform to applicable laws or, in the discretion of the Committee, it shall be stricken and the remainder of the Plan shall remain in full force and effect.
(i)The Plan shall become effective on the date it is approved by the requisite vote of IBM’s stockholders.

2026 Notice of Annual Meeting & Proxy Statement	113

INTERNATIONAL BUSINESS MACHINES CORPORATION
1 NEW ORCHARD RD, MD 325
ARMONK, NY 10504

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 p.m. Eastern Time on April 27, 2026 for shares held directly and by 11:59 p.m. Eastern Time on April 26, 2026 for shares held in the 401(k) Plan. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic Voting Instruction Form.

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 p.m. Eastern Time on April 27, 2026 for shares held directly and by 11:59 p.m. Eastern Time on April 26, 2026 for shares held in the 401(k) Plan. Have your proxy card in hand when you call, and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. If you vote by telephone or Internet, please DO NOT mail back this Proxy Card.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V84068-P45417

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

INTERNATIONAL BUSINESS MACHINES CORPORATION

IBM's Directors recommend a vote FOR each director (please mark your vote for each director separately).

Nominees:	**For**	**Against**	**Abstain**
1a. Marianne C. Brown	☐	☐	☐
1b. Thomas Buberl	☐	☐	☐
1c. David N. Farr	☐	☐	☐
1d. Alex Gorsky	☐	☐	☐
1e. Michelle J. Howard	☐	☐	☐
1f. Arvind Krishna	☐	☐	☐
1g. Ramon Laguarta	☐	☐	☐
1h. Andrew N. Liveris	☐	☐	☐
1i. F. William McNabb III	☐	☐	☐
1j. Michael Miebach	☐	☐	☐
1k. Martha E. Pollack	☐	☐	☐
1l. Peter R. Voser	☐	☐	☐
1m. Alfred W. Zollar	☐	☐	☐

IBM's Directors recommend a vote FOR proposals 2, 3 and 4.	**For**	**Against**	**Abstain**
2. Ratification of Appointment of Independent Registered Public Accounting Firm	☐	☐	☐
3. Advisory Vote on Executive Compensation	☐	☐	☐
4. Approval of 2026 Long-Term Performance Plan	☐	☐	☐

IBM's Directors recommend a vote AGAINST proposals 5, 6, 7 and 8.	**For**	**Against**	**Abstain**
5. Stockholder Proposal Requesting a Change to IBM's Outside Director Stock Ownership Guidelines	☐	☐	☐
6. Stockholder Proposal Requesting a Right to Act by Written Consent	☐	☐	☐
7. Stockholder Proposal Requesting a Report on AI Bias	☐	☐	☐
8. Stockholder Proposal Requesting a Report on Discrimination in Charitable Support	☐	☐	☐

Please sign exactly as your name appears hereon, date, and return in the enclosed envelope. If acting as executor, administrator, trustee, guardian, etc., you should so indicate when signing. If the signer is a corporation, please sign the full corporate name by duly authorized officer. If shares are held jointly, each stockholder named should sign.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice of Meeting, Proxy Statement and Annual Report are available at www.ibm.com/investor/material/ or www.proxyvote.com.

V84069-P45417

International Business Machines Corporation
Annual Meeting of Stockholders
This proxy is solicited by the Board of Directors

Arvind Krishna, James J. Kavanaugh, Anne E. Robinson and Jane P. Edwards, or any of them with the power of substitution, are hereby appointed Proxies of the undersigned to vote all common stock of International Business Machines Corporation owned on the record date by the undersigned at the Annual Meeting of Stockholders to be held virtually via www.virtualshareholdermeeting.com/IBM2026 at 1:00 p.m. Eastern Time on Tuesday, April 28, 2026, or any adjournment or postponement thereof.

THE PROXIES WILL VOTE USING THE DIRECTIONS PROVIDED ON THE REVERSE SIDE OF THIS CARD. **IF YOU SIGN AND RETURN THIS PROXY, BUT DO NOT PROVIDE SPECIFIC DIRECTION WITH RESPECT TO A VOTING ITEM, THIS PROXY WILL BE VOTED WITH RESPECT TO SUCH ITEM AS RECOMMENDED BY THE BOARD OF DIRECTORS.** THE PROXIES ARE ALSO AUTHORIZED TO VOTE UPON ALL OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING, OR ANY ADJOURNMENT OR POSTPONEMENT THEREOF, UTILIZING THEIR OWN DISCRETION AS SET FORTH IN THE NOTICE OF THE 2026 ANNUAL MEETING AND PROXY STATEMENT.

THIS CARD WILL ALSO BE USED TO PROVIDE VOTING INSTRUCTIONS TO THE TRUSTEE FOR ANY SHARES OF COMMON STOCK OF INTERNATIONAL BUSINESS MACHINES CORPORATION HELD IN THE IBM STOCK FUND INVESTMENT ALTERNATIVE UNDER THE IBM 401(k) PLAN ON THE RECORD DATE, AS SET FORTH IN THE NOTICE OF 2026 ANNUAL MEETING AND PROXY STATEMENT.

UNLESS YOU USE THE INTERNET OR THE TELEPHONE TO VOTE THESE SHARES, YOU MUST SIGN AND RETURN THIS PROXY FOR THESE SHARES TO BE VOTED.

Continued and to be signed on reverse side